                                                                   EXHIBIT 10.11



                                                                  EXECUTION COPY


                          SECOND AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           dated as of July 2, 1996

                                     among

                       COMMUNICATIONS INSTRUMENTS, INC.,
                                  as Borrower


          THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                  as Lenders

                                      and

                           BANK OF AMERICA ILLINOIS,
                                   as Agent

                              TABLE OF CONTENTS

1.        DEFINITIONS......................................................  2
          1.1    General Terms.............................................  2
          1.2    Accounting Terms.......................................... 15
          1.3    Other Terms Defined in Illinois Uniform Commercial Code... 15

2.        CREDIT........................................................... 15
          2.1    Credit Facilities......................................... 15
          2.2    Prepayments; Reduction in Maximum Revolving Facility...... 17
          2.3    Borrower's Loan Account................................... 18
          2.4    Statements................................................ 18
          2.5    Interest and Fees......................................... 19
          2.6    Method for Making Payments................................ 20
          2.7    Term of This Agreement.................................... 21
          2.8    Letter of Credit Payments and Reimbursements.............. 21
          2.9    Overdraft Loans........................................... 21
          2.10   Setoff.................................................... 22
          2.11   Pro Rata Treatment........................................ 22

3.        REPORTING AND ELIGIBILITY REQUIREMENTS........................... 23
          3.1    Monthly Reports and Daily Reports......................... 23
          3.2    Eligible Accounts......................................... 24
          3.3    Account Warranties........................................ 25
          3.4    Verification of Accounts.................................. 26
          3.5    Account Covenants......................................... 26
          3.6    Collection of Accounts and Payments; Blocked Accounts..... 26
          3.7    Appointment of the Agent as Borrower's AttorneyinFact..... 28
          3.8    Instruments and Chattel Paper............................. 28
          3.9    Notice to Account Debtors................................. 28
          3.10   Eligible Inventory........................................ 29
          3.11   Inventory Warranties...................................... 29
          3.12   Inventory Covenants....................................... 29
          3.13   Safekeeping of Inventory and Inventory Covenants.......... 30
          3.14   Equipment Warranties...................................... 30
          3.15   Equipment Records......................................... 30
          3.16   Safekeeping of Equipment and Real Property................ 31
          3.17   Real Property Warranties.................................. 31

4.        CONDITIONS TO LOANS AND ISSUANCE OF LETTERS OF CREDIT; TO
          EFFECTIVENESS OF THIS AGREEMENT.................................. 31
          4.1    Conditions to All Advances and Issuance of Letters of
                 Credit.................................................... 31
          4.2    Conditions Precedent to Effectiveness of this Agreement... 32

5.        COLLATERAL....................................................... 34
          5.1    Security Interest......................................... 34
          5.2    Preservation of Collateral and Perfection of Security
                 Interests Therein......................................... 35
          5.3    Loss of Value of Collateral or Real Property.............. 35
          5.4    Cash Collateral........................................... 35

6.        WARRANTIES....................................................... 36
          6.1    Corporate Existence....................................... 36
          6.2    Corporate Authority....................................... 36
          6.3    Binding Effect............................................ 37
          6.4    Financial Data............................................ 37
          6.5    Collateral and Real Property; Leased Premises............. 38
          6.6    Solvency and Other Matters................................ 38
          6.7    ChiefPlace of Business.................................... 38
          6.8    Other Corporate Names..................................... 39
          6.9    Tax Liabilities........................................... 39
          6.10   Loans; Bank Accounts...................................... 39
          6.11   Margin Security........................................... 39
          6.12   Survival of Warranties.................................... 39
          6.13   Subsidiaries.............................................. 40
          6.14   Litigation and Proceedings................................ 40
          6.15   Other Agreements.......................................... 40
          6.16   Labor Contracts; Employee Controversies................... 40
          6.17   Compliance with Laws and Regulations; Environmental
                 Matters................................................... 40
          6.18   Patents, Trademarks and Licenses.......................... 41
          6.19   ERISA..................................................... 41

7.        AFFIRMATIVE COVENANTS............................................ 42
          7.1    Financial Statements...................................... 42
          7.2    Inspection................................................ 45
          7.3    Conduct of Business....................................... 45
          7.4    Claims and Taxes.......................................... 45
          7.5    Agent's Closing Costs and Expenses........................ 46
          7.6    Borrower's Liability Insurance............................ 46
          7.7    Borrower's Property Insurance............................. 46
          7.8    ERISA..................................................... 47
          7.9    Notice of Suit or Adverse Change in Business.............. 48
          7.10   Supervening Illegality.................................... 49
          7.11   Environmental Laws........................................ 49
          7.12   Leasehold Assignments; Landlord Consents and Waivers...... 50
          7.13   Destruction and Condemnation.............................. 50

8.        NEGATIVE COVENANTS............................................... 51
          8.1    Encumbrances.............................................. 51
          8.2    Indebtedness.............................................. 52

          8.3    Consolidations, Mergers or Acquisitions................... 52
          8.4    Investments or Loans...................................... 52
          8.5    Guarantees................................................ 52
          8.6    Inventory Covenants....................................... 53
          8.7    Disposal of Property...................................... 53
          8.8    (INTENTIONALLY LEFT BLANK)................................ 53
          8.9    Dividends and Stock Redemptions........................... 53
          8.10   Issuance of Stock......................................... 54
          8.11   Amendment of Articles of Incorporation, ByLaws, or Stock
                 Purchase Agreements, Corporate Name; Places of Business... 54
          8.12   Transactions with Subsidiaries and Affiliates............. 54
          8.13   Lease Limitations......................................... 55
          8.14   ERISA..................................................... 55
          8.15   Financial Covenants....................................... 55
          8.16   Capital Investment Limitations............................ 57

9.        DEFAULT: RIGHTS AND REMEDIES OF THE AGENT AND THE LENDERS
           ................................................................ 57
          9.1    Defaults.................................................. 57
          9.2    Rights and Remedies Generally............................. 60
          9.3    Entry Upon Premises and Access to Information............. 60
          9.4    Sale or Other Disposition of Collateral by the Agent or
                 any Lender................................................ 61
          9.5    Waiver of Demand.......................................... 61

10.       MISCELLANEOUS.................................................... 62
          10.1   Amendments and Waivers.................................... 62
          10.2   Costs and Attorneys Fees.................................. 62
          10.3   Expenditures by the Agent and the Lenders................. 63
          10.4   Custody and Preservation of Collateral.................... 63
          10.5   Reliance by the Agent and the Lenders..................... 63
          10.6   Parties; Assignments and Participations................... 63
          10.7   Severability.............................................. 65
          10.8   CHOICE OF LAW............................................. 65
          10.9   PERSONAL JURISDICTION..................................... 65
          10.10  SERVICE OF PROCESS........................................ 66
          10.11  WAIVER OF JURY TRIAL...................................... 66
          10.12  WAIVER OF BOND............................................ 66
          10.13  ADVICE OF COUNSEL......................................... 66
          10.14  Application of Payments................................... 67
          10.15  Marshaling; Payments Set Aside............................ 67
          10.16  Section Titles............................................ 67
          10.17  Continuing Effect......................................... 67
          10.18  Notices................................................... 67
          10.19  Equitable Relief.......................................... 69
          10.20  Indemnification........................................... 69
          10.21  Capital Adequacy.......................................... 69

11.       THE AGENT........................................................ 70
          11.1   Powers.................................................... 70
          11.2   Agent in its Capacity as a Lender......................... 70
          11.3   Independent Credit Analysis............................... 71
          11.4   General Immunity.......................................... 71
          11.5   Right to Indemnity........................................ 71
          11.6   Action by Agent........................................... 72
          11.7   Exercise of Rights and Remedies........................... 72
          11.8   Agent's Resignation....................................... 73
          11.9   Disbursement of Proceeds of Loans and Other Advances...... 73
          11.10  Participation in Letters of Credit........................ 73
          11.11  Apportionment of Payments................................. 74
          11.12  Agent's Periodic Settlements With Lenders................. 74
          11.13  Obligation of the Lenders to Fund......................... 76

                            EXHIBITS AND SCHEDULES


Exhibit A                   Substituted Term Note
Exhibit B                   Form of Certificate to Accompany Monthly Reports
Exhibit B-1                 Form of Certificate to Accompany Monthly and
                            Annual Reports
Exhibit C-1                 Form of Government Contract Assignment
Exhibit C-2                 Form of Government Contract Notice of Assignment
Exhibit D                   Real Property
Exhibit E1-A                Pro Forma Balance Sheet of Borrower
Exhibit E1-B                Pro Forma Consolidated Balance
                            Sheet of Kilovac
Exhibit E2-A                Fair Salable Value Balance Sheet
                            of Borrower
Exhibit E2-B                Fair Salable Value Balance Sheet
                            of Kilovac
Exhibit F                   Form of Assignment and Acceptance

Schedule 3.1 1              Locations of Collateral
Schedule 6.5(A)             Liens
Schedule 6.5(B)             Leased Premises
Schedule 6.8                Other Corporate Names
Schedule 6.10               Other Loans; Bank Accounts
Schedule 6.14               Litigation
Schedule 6.17               Environmental
Schedule 6.19               ERISA
Schedule 8.9                Fees Payable on Closing Date
Schedule 10.22              Existing Violations of 1995 Agreement

Schedule A                  List of Closing Documents

            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
            -------------------------------------------------------

          THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, made as of July 2, 1996 by and between Communications Instruments, Inc., a North Carolina corporation ("Borrower"), the financial institutions set forth on the signature pages hereto (each individually, a "Lender" and collectively, the
                                              ------
"Lenders") and Bank of America Illinois, as contractual representative (the
 -------
"Agent") for the Lenders:
 -----

                                  W I T N E S S E T H:
                                  -------------------

          WHEREAS, Borrower, the Lenders and the Agent entered into that certain Amended and Restated Loan and Security Agreement dated as of October 11, 1995, (the " 1995 Agreement"), pursuant to which the Lenders made "Term Loans," the
       ---- ---------
aggregate principal balance of which as of the date hereof is $15,000,000 (the "Existing Term Loans") and "Revolving Loans," the aggregate principal balance
 -------------------
of which as of the date hereof is $7,326,936.82 (the "Existing Revolving Loans")
                                                      ------------------------
to the Borrower, and the Agent issued "Letters of Credit" having an aggregate undrawn face amount as of the date hereof of $0.00 (the "Existing Letters of
                                                         -------------------
Credit") for the benefit of the Borrower.
- ------

          WHEREAS, Borrower, the Lenders and the Agent previously entered into that certain Loan and Security Agreement dated as of May 11, 1993, as amended (the "1993 Agreement"), pursuant to which the Lenders made "Term Loans" and
      --------------
"Revolving Loans", and the Agent issued "Letters of Credit", to or for the benefit of the Borrower, which 1993 Agreement was restated in its entirety and amended by the 1995 Agreement and which Term Loans, Revolving Loans and Letters of Credit under the 1993 Agreement, to the extent outstanding on the date of such restatement and amendment, respectively became Term Loans, Revolving Loans and Letters of Credit under and as defined in the 1995 Agreement;

          WHEREAS, the Borrower has entered into that certain Asset Purchase Agreement dated as of June 27, 1996 among the Borrower and Figgie International Inc., a Delaware corporation (the "Seller") pursuant to which, among other
                                   -----
things, the Borrower has agreed to acquire (the "Acquisition") substantially all
                                                 -----------
of the operating assets of the Seller's Hartman Electrical Manufacturing Division ("Hartman Division") (such Asset Purchase Agreement, together with that
           ----------------
certain related Lease Agreement and that certain Environmental Remediation and Escrow Agreement, being hereinafter referred to as the "Hartman Purchase
                                                        ----------------
Agreement");
- ---------

          WHEREAS, to facilitate the payment of the cash consideration due the Seller under the Hartman Purchase Agreement at the closing of the Acquisition and related fees and expenses, Borrower desires to borrow an aggregate amount of $9,000,000 in additional term loans from the Lenders and an aggregate amount of $3,702,566.00 in additional revolving loans from the Lenders, and the Lenders are willing to extend such additional loans to Borrower in such amounts upon the terms and subject to the conditions set forth herein;

          WHEREAS, Borrower, the Lenders and the Agent have agreed that, upon the satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in subsection 4.2 hereof, the terms and provisions of the
                       --------------
1995 Agreement shall be amended and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to, and shall not, effect a novation of any of the "Liabilities" under or as defined in the 1995 Agreement, but merely an amendment and restatement of the terms governing such Liabilities. The Existing Term Loans shall continue as outstanding "Term Loans" under this Agreement, the Existing Revolving Loans shall continue as outstanding "Revolving Loans" under this Agreement, and the undrawn Existing Letters of Credit shall continue as undrawn "Letters of Credit" under this Agreement.

          NOW THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrower by the Lenders, the parties hereto hereby agree as follows:

          1.     DEFINITIONS.
                 -----------

          1.1    General Terms. When used herein, the following terms shall have
                 -------------
the following meanings:

          "Account Debtor" shall mean the party who is obligated on or under an
           --------------
Account.

          "Account Trial Balance" shall have the meaning set forth in subsection
           ---------------------                                      ----------
3.1 (A).
- -------

          "Accounts" shall mean all present and future accounts and rights of
           --------
Borrower, or Kilovac, as the case may be, to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

          "Acquisition" shall have the meaning set forth in the introductory
           -----------
paragraphs of this Agreement.

          "Affiliate" shall mean any Person (a) that directly or indirectly,
           ---------
through one or more intermediaries, controls or is controlled by, or is under common control with, Borrower, (b) that directly or beneficially owns or holds five percent (5%) or more of any class of the voting stock of Borrower or (c) five percent (5%) or more of the voting stock (or in the case of a person which is not a corporation, five percent (5%) or more of the equity interest) of which is owned directly or beneficially or held by Borrower.

          "Agreement" shall mean this Second Amended and Restated Loan and
           ---------
Security Agreement, as it may be further amended, restated, supplemented or otherwise modified from time to time.

          "Assignee" shall have the meaning set forth in subsection 10.6(B).
           --------                                      ------------------

          "Assignee Deposit Accounts" shall have the meaning set forth in
           -------------------------
subsection 3.6.
- --------------

          "Benefit Plan" shall mean a defined benefit plan as defined in Section
           ------------
3(35) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or an ERISA Affiliate is, or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA.

          "Blocked Accounts" shall have the meaning set forth in subsection
           ----------------                                      ----------
3.6(B).
- ------
          "Borrower Pledge" shall mean that certain Pledge Agreement dated as of
           ---------------
October 11, 1995 executed by Borrower in favor of the Agent with respect to all of the issued and outstanding capital stock of Kilovac owned by Borrower.

          "Borrowing Base" shall mean at any time an amount equal to the sum at
           --------------
such time of (i) Receivables Availability and (ii) the lesser of (A) Inventory Availability and (B) 110% of Receivables Availability.

          "Business Day" shall mean any day, except Saturdays and Sundays, on
           ------------
which commercial banks are not authorized or required to close in Chicago, Illinois.

          "Capital Expenditures" shall have the meaning set forth in subsection
           --------------------                                      ----------
8.16 to this Agreement.
- ----

          "Clean-up Costs" shall mean all costs and expenses incurred by
           --------------
Borrower in connection with the remediation of any spill or release of a hazardous or toxic waste, substance or constituent on Borrower's or any Subsidiary's premises or as a result of Borrower's or any Subsidiary's past or present operations.

          "Closing Date" shall mean the date on or after the date hereof on
           ------------
which all of the conditions precedent set forth in subsection 4.2 have been
                                                   --------------
satisfied.

          "Collateral" shall mean all property and interests in property now
           ----------
owned or hereafter acquired by Borrower, Holdings or any Subsidiary of Borrower in or upon which a security interest, lien or mortgage is granted to the Agent for the benefit of the Lenders by any such Person, whether under this Agreement, the other Financing Agreements, or under any other documents, instruments or writings executed by any such Person and delivered to the Agent or the Lenders.

          "Collecting Bank" shall have the meaning set forth in subsection
           ---------------                                      ----------
3.6(B).
- ------

          "Commercial L/C Fee" shall have the meaning set forth in subsection
           ------------------                                      ----------
2.5(E).
- ------

          "Contribution Agreement" shall mean that certain Contribution
           ----------------------
Agreement dated as of October 11, 1995 between Borrower and Kilovac.

          "CII Mexico" shall mean Electro-Mech, S.A. de C.V., a Mexican
           ----------
corporation.

          "CII Mexico Pledge" shall mean that certain Stock Pledge Agreement,
           -----------------
dated as of May 11, 1993 executed by Borrower in favor of the Agent with respect to sixty-six percent (66%) of the issued and outstanding capital stock of CII Mexico.

          "Current Financing Agreements" shall mean this Agreement, the Deed of
           ----------------------------
Trust Modification, the Hartman Assignment Agreement, the Hartman Trademark Amendment, the Hartman Patent Amendment, the Substituted Term Note, the Master Reaffirmation, the Government Contract Assignments relating to the Hartman Division (in each case as amended, restated, supplemented or otherwise modified from time to time) and all other agreements, instruments and documents executed in connection therewith or with this Agreement, including, without limitation, all security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether now or hereafter executed by or on behalf of Borrower, Holdings or any Subsidiary of Borrower and delivered to the Agent for the benefit of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

          "Daily Report" shall have the meaning set forth in subsection 3.1 (C).
           ------------                                      ------------------

          "Default" shall mean the occurrence or existence of any one or more of
           -------
the events described in subsection 9.1 of this Agreement.
                        --------------

          "Deed of Trust Modification" shall mean that certain Fourth
           --------------------------
Reaffirmation and Modification of Deed of Trust of even date herewith between Borrower and the Agent, with respect to the Mortgage, as further described in subsection 5.1 hereto.
- --------------

          "Demand Deposit Account" shall have the meaning set forth in
           ----------------------
subsection 2.3 of this Agreement.
- --------------

          "Destruction" shall have the meaning set forth in subsection 7.13.
           -----------                                      ---------------

          "DOL" shall mean the United States Department of Labor and any
           ---
successor department or agency.

          "Eligible Accounts" shall have the meaning set forth in subsection 3.2
           -----------------                                      --------------
of this Agreement.

          "Eligible Inventory" shall have the meaning set forth in subsection
           ------------------                                      ----------
3.10 of this Agreement.
- ----

          "Environmental Lien" shall mean a lien in favor of any governmental
           ------------------
entity for (a) any liability under federal or state environmental laws or regulations, or (b) damages arising from, or costs incurred by such governmental entity in response to, a release or threatened release of a hazardous or toxic waste, substance or constituent or other substance into the environment.

          "Equipment" shall mean all of Borrower's and its Subsidiaries' now
           ---------
owned or hereafter acquired machinery, equipment, furniture, furnishings, fixtures and all tangible personal property similar to any of the foregoing (other than Inventory), together with tools, machine parts, and motor vehicles of every kind and description, and all improvements, accessions and appurtenances thereto, and any proceeds thereof, including insurance proceeds and condemnation awards.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate" shall mean any (i) corporation which is a member of
           ---------------
the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as Borrower; (ii) partnership, trade or business under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with Borrower; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as Borrower, any corporation described in clause (i) above or any partnership,
                                       ----------
trade or business described in clause (ii) above.
                               -----------

          "Event of Default" shall mean an event which through the passage of
           ----------------
time or the service of notice or both would (assuming no action is taken by Borrower to cure the same) mature into a Default.

          "Excess Availability" shall mean, at any time, the lesser of (i) the
           -------------------
positive difference between (a) the Borrowing Base at such time minus the aggregate face amount of all issued and requested Letters of Credit at such time and (b) the outstanding principal balance of the Revolving Loan at such time and
(ii) the positive difference between (x) the Maximum Revolving Facility at such time minus the aggregate face amount of all issued and requested Letters of Credit at such time and (y) the outstanding principal balance of the Revolving Loan at such time.

          "Excess Cash Flow" shall mean, for any fiscal year of Borrower, (i)
           ----------------
Borrower's and its Subsidiaries' consolidated earnings for such period (exclusive of extraordinary nonrecurring items of income) before amortization, depreciation, interest, taxes, and minority interests, plus any decrease during
                                                       ----
such period, or minus any increase during such period, in (ii) Working Capital,
                -----
minus (iii) Capital Expenditures for such period, minus (iv) taxes paid in cash
- -----                                             -----
during such period, minus (v) dividends and management fees paid in cash during
                    -----
such period to the extent permitted to be paid under subsection 8.9 of this
                                                     --------------
Agreement, minus (vi) consulting and non-compete payments paid in cash during
           -----
such period pursuant to the Original Stock Purchase, minus (vii) scheduled
                                                     -----
principal and interest and other mandatory payments made during such period with respect to the Liabilities and minus (viii) the amount of payments
                                           -----
to be made under Section 1.3(iii) of the Kilovac Purchase Agreement and constituting "Tax Benefits Consideration" attributable to such fiscal year (as defined therein).

          "Existing Revolving Loans," "Existing Term Loans" and "Existing
           ------------------------    -------------------       --------
Letters of Credit" shall have the meanings respectively ascribed to such terms
- -----------------
in the introductory paragraphs of this Agreement.

          "Existing Term Note" shall mean that certain Substituted and Amended
           ------------------
Term Note dated as of October 11, 1995 executed by the Borrower and made payable to Bank of America Illinois in the principal amount of $16,500,000 evidencing the Term Loans made pursuant to the 1993 Agreement and 1995 Agreement.

          "Financing Agreements" shall mean, collectively, (i) the Current
           --------------------
Financing Agreements and (ii) the Original Financing Agreements.

          "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
           ---------------------------
Borrower's and its Subsidiaries' (i) consolidated earnings (exclusive of extraordinary nonrecurring items of income) before amortization, depreciation, interest, taxes and minority interests minus Capital Expenditures to (ii) the
                                       -----
aggregate of all principal payments paid with respect to the Term Loans during such period, plus interest expense for such period with respect to the
             ----
Liabilities.

          "General Intangibles" shall mean all general intangibles, choses in
           -------------------
action, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrower, including, without limitation, corporate or other business records, inventions, applications, service marks, patents, patent applications, trademarks, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, rights and claims against carriers and shippers, rights to indemnification, proceeds of insurance covering the lives of key employees on which Borrower is beneficiary, and any letter of credit, guarantee, security interest or other security held by or granted to Borrower to secure payment by an Account Debtor.

          "Government Contract Assignments" shall mean those certain
           -------------------------------
"Assignments" with respect to Borrower's or its Subsidiaries' contracts with agencies or instrumentalities of the United States executed by Borrower or such Subsidiary in favor of the Agent, for the benefit of the Lenders, and heretofore, now, or hereafter delivered to the Agent from time to time in connection with the 1993 Agreement, the 1995 Agreement or this Agreement, as applicable.

          "Hartman Assignment Agreement" shall mean that certain Assignment of
           ----------------------------
Representations, Warranties and Covenants of even date herewith executed by the Borrower in favor of the Agent evidencing the collateral assignment by the Borrower to the Agent of all of the Borrower's rights and claims under the Hartman Purchase Agreement.

          "Hartman Division" shall have the meaning set forth in the
           ----------------
introductory paragraphs of this Agreement.

          "Hartman Patent Amendment" shall mean that certain Amendment to
           ------------------------
Patent Security Agreement of even date herewith between the Borrower and the Agent pursuant to which the Patent Agreement is amended to include certain patents, patent applications and related property acquired by the Borrower pursuant to the Hartman Purchase Agreement.

          "Hartman Purchase Agreement" shall have the meaning set forth in the
           --------------------------
introductory paragraphs of this Agreement.

          "Hartman Trademark Amendment" shall mean that certain Amendment to
           ---------------------------
Trademark Security Agreement of even date herewith between the Borrower and the Agent pursuant to which the Trademark Agreement is amended to include certain trademarks, trademark applications and related property acquired by the Borrower pursuant to the Hartman Purchase Agreement.

          "Hi-G Inventory" shall mean Inventory acquired by the Borrower
           --------------
pursuant to that certain Purchase and Sale Agreement dated as of January 27, 1995 between Borrower and Congress Financial Corporation.

          "Holdings" shall mean (CII Technologies Inc. (formerly known as
           --------
Communications Instruments Holdings, Inc.), a Delaware corporation.

          "Holdings Guaranty" shall mean that certain Guaranty and Security
           -----------------
Agreement dated as of May 11, 1993 executed by Holdings in favor of the Agent and the Lenders.

          "Holdings Pledge" shall mean that certain Pledge Agreement dated as of
           ---------------
May 11, 1993 evidencing Holdings' pledge to the Agent of all of the issued and outstanding capital stock of Borrower.

          "Holdings Subordinated Debt" shall mean (i) the Investor Subordinated
           --------------------------
Debt and (ii) the Seller Subordinated Debt.

          "Indemnified Matters" shall have the meaning set forth in subsection
           -------------------
10.20.
- -----

          "Indemnitees" shall have the meaning set forth in subsection 10.20.
           -----------                                      ----------------

          "Interest Coverage Ratio" shall mean, for any period, the ratio of
           -----------------------
Borrower's and its Subsidiaries' (i) consolidated earnings (exclusive of extraordinary nonrecurring items of income) before amortization, depreciation, interest, taxes and minority interests minus Capital Expenditures to (ii)
                                       -----
interest expense.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986,
           ---------------------
as amended from time to time, and any successor statute.

          "IRS" shall have the meaning set forth in subsection 7.8.
           ---                                      --------------

          "Inventory" shall mean any and all inventory and goods, including,
           --------
without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Borrower or Kilovac, as the case may be, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in Borrower's or Kilovac's business, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrower or Kilovac.

          "Inventory Advance Percentage" shall mean, at all times, thirty-seven
           ----------------------------
percent (37%).

          "Inventory Availability" shall mean, at any time, an amount equal to
           ---------------------
the Inventory Advance Percentage of Borrower's or Kilovac's Eligible Inventory (to be valued at the lower of cost or market value, except in the case of Hi-G
                                                    ------
Inventory, which shall be valued at fair market value) shown on its general ledger inventory records at such time less such reserves as the Agent in its sole but reasonable discretion elects to establish.

          "Investor Subordinated Debt" shall mean, collectively, the
           --------------------------
indebtedness evidenced by (i) that certain Subordinated Promissory Note dated as of October 11, 1995 in the original principal amount of $2,000,000 executed by Holdings and made payable to the Partnership and (ii) that certain Subordinated Promissory Note dated as of May 11, 1993 in the original principal amount of $4,000,000 executed by Holdings and made payable to the Partnership, in each case as the same may be amended, extended, restated, substituted or otherwise modified from time to time.

          "IPO" shall mean an initial public offering of debt or equity
           ---
securities of Holdings, the Borrower, any Subsidiary, or any other Person which directly or indirectly owns a majority of the outstanding voting securities of, or otherwise controls, the Borrower or any Subsidiary immediately prior to such offering.

          "Juarez Agreement" shall mean that certain Acknowledgment Agreement
           ----------------
dated as of May 11, 1993 among CII Mexico, the Agent and Borrower with respect to certain of Borrower's Inventory located in Juarez, Mexico.

          "Kilovac" shall mean Kilovac Corporation, a California corporation.
           -------

          "Kilovac Assignment Agreement" shall mean that certain Assignment of
           ----------------------------
Representations, Warranties and Covenants dated as of October 11, 1995 executed by the Borrower in favor of the Agent evidencing the collateral assignment by Borrower to the Agent of all of Borrower's rights and claims under the Kilovac Purchase Agreement.

          "Kilovac Guaranty" shall mean that certain Guaranty and Security
           ----------------
Agreement dated as of October 11 l 995 executed by Kilovac in favor of the Agent.

          "Kilovac International" shall mean Kilovac International, Inc., a
           ---------------------
California corporation.

          "Kilovac Jamaica" shall mean Kilovac International FSC Limited, a
           ---------------
Jamaican corporation.

          "Kilovac Patent Agreement" shall mean that certain Patent Security
           ------------------------
Agreement dated as of October 11, 1995 executed by Kilovac in favor of the Agent evidencing Kilovac's agreement with respect to the disposition of Kilovac's patents.

          "Kilovac Pledge" shall mean that certain Pledge Agreement dated as of
           --------------
October 11, 1995 executed by Kilovac in favor of the Agent with respect to all of the issued and outstanding capital stock of Kilovac International and 66% of the issued and outstanding capital stock of Kilovac Jamaica.

          "Kilovac Purchase Agreement" shall mean that certain Stock
           --------------------------
Subscription and Purchase Agreement dated as of September 20, 1995, among the Borrower and the "Selling Shareholders" set forth in Schedule 1 thereto, pursuant to which, among other things, the Borrower acquired eighty percent (80%) of the outstanding capital stock of Kilovac.

          "Kilovac Trademark Agreement" shall mean that certain Trademark
           ---------------------------
Security Agreement dated as of October 11, 1995 executed by Kilovac in favor of the Agent, evidencing Kilovac's agreement with respect to the use and disposition of Kilovac's trademarks.

          "Lender Assignment" shall have the meaning set forth in subsection
           -----------------                                      ----------
10.6(B) hereof.
- -------

          "L/C Facility" shall have the meaning set forth in subsection 2.1(C).
           ------------                                      -----------------

          "Letters of Credit" shall mean any documentary or stand-by letters of
           ------------------
credit which have been heretofore, now or are at any time hereafter issued by the Agent at the request of and for the account of Borrower pursuant to the 1993 Agreement, the 1995 Agreement or this Agreement and which have not expired or been revoked or terminated.

          "Leverage Ratio" shall mean, for any period, the ratio of (i) the
           --------------
aggregate outstanding principal portion of the Liabilities as of the last day of such period to (ii) Borrower's and its Subsidiaries' (a) consolidated earnings (exclusive of extraordinary nonrecurring items of income) before amortization, depreciation, interest, taxes and minority interests minus (b) Capital
                                                     -----
Expenditures for such period.

          "Liabilities" shall mean all of Borrower's liabilities, obligations,
           -----------
and indebtedness to the Agent or any of the Lenders of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations of performance) and whether arising or existing under written agreement, oral agreement or operation of law, including, without limitation all of Borrower's indebtedness and obligations to the Agent and the Lenders under this Agreement, the 1993 Agreement, the 1995 Agreement, the Financing Agreements and all of Borrower's reimbursement obligations, whether contingent or liquidated, with respect to any Letter of Credit.

          "Loan Account" shall have the meaning set forth in subsection 2.3.
           ------------                                      --------------

          "Loss" shall have the meaning set forth in subsection 9.1(f).
           ----                                      -----------------

          "Loss Payable Endorsement" shall mean a lender's loss payable
           ------------------------
endorsement with respect to the Collateral and the Real Property, in form and substance satisfactory to the Agent and the Lenders.

          "Management Subscription Agreements" shall mean, collectively, those
           ----------------------------------
certain Subscription Agreements dated as of May 11, 1993 with certain members of management providing for the issuance of up to 140,000 shares of the common stock of Holdings.

          "Master Reaffirmation" shall mean that certain Master Reaffirmation
           ---------------------
and Amendment Agreement of even date herewith executed and delivered by Borrower, Kilovac, CII Mexico and Holdings in favor of the Agent and the Lenders, with respect to the Original Financing Agreements.

          "Maximum Revolving Facility" shall mean the maximum amount which the
           --------------------------
Lenders have agreed to consider as a ceiling on the outstanding principal balance of Revolving Loans to be made to Borrower pursuant to subsection 2.1(A)
                                                              -----------------
of this Agreement, as such amount may be reduced from time to time pursuant to subsection 2.2 of this Agreement. The Maximum Revolving Facility shall be
- --------------
$15,000,000.

          "Monthly Report" shall have the meaning set forth in subsection
           --------------                                      ----------
3.1(A).
- ------

          "Mortgage" shall mean that certain Deed of Trust, Security Agreement,
           --------
Financing Statement and Assignment of Rents and Leases dated as of May 11, 1993 executed and delivered by Borrower in favor of the Agent and the Lenders with respect to Borrower's real property located in Fairview, North Carolina, as reaffirmed and modified pursuant to that certain Reaffirmation and Modification of Deed of Trust dated as of December 6, 1994 between Borrower and the Agent, pursuant to that certain Second Reaffirmation and Modification of Deed of Trust dated as of March 2, 1995 between Borrower and the Agent, pursuant to that Third Reaffirmation and Modification of Deed of Trust dated as of October 11, 1995 between the Borrower and the Agent, and pursuant to the Deed of Trust Modification, as may be further amended, restated, supplemented or otherwise modified from time to time.

          "Multiemployer Plan" shall mean an employee benefit plan defined in
           ------------------
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by Borrower or an ERISA Affiliate.

          "Net Award" shall have the meaning set forth in subsection 7.13.
           ---------                                      ---------------

          "Net Proceeds" shall have the meaning set forth in subsection 7.13.
           ------------                                      ---------------

          "Net Worth" shall mean (i) the book value (net of depreciation,
           ---------
obsolescence, amortization, valuation and other appropriate reserves as determined in accordance with generally accepted accounting principles) at which Borrower's and its Subsidiaries consolidated total assets would be shown on a consolidated balance sheet of Borrower and its Subsidiaries at such time prepared in accordance with generally accepted accounting principles, plus (ii)
                                                                      ----
the amount at which the consolidated total liabilities of Borrower and its Subsidiaries would be shown on such balance sheet prepared in accordance with generally accepted accounting principles, including as liabilities all reserves for contingencies and other potential liabilities which would, in accordance with generally accepted accounting principles, be shown on such balance sheet, minus (iii) dividends paid to Holdings the proceeds of which are used by
- -----
Holdings to pay interest on the Holdings Subordinated Debt and dividends on the Preferred Stock, in any event to the extent permitted under subsection 8.9
                                                            --------------
hereof.

          "1993 Agreement" and "1995 Agreement" shall have the meanings
           --------------       --------------
respectively ascribed to such terms in the introductory paragraphs of this Agreement.

          "Original Acquisition" shall have the meaning set forth in subsection
           --------------------                                      ----------
8.15.
- ----

          "Original Assignment Agreement" shall mean that certain Assignment of
           -----------------------------
Representations, Warranties and Covenants dated as of May 11, 1993 executed by Borrower and Holdings in favor of the Agent evidencing the collateral assignment by Borrower and Holdings to the Agent of all of their rights and claims under the Original Stock Purchase Agreement.

          "Original Financing Agreements" shall mean the 1993 Agreement, the
           -----------------------------
Agreement, the Patent Agreement, the Trademark Agreement, the Juarez Agreement, the Government Contract Assignments which were delivered in connection with the 1993 Agreement or 1995 Agreement the CII Mexico Pledge, the Mortgage, the Original Assignment Agreement, the Holdings Pledge, the Contribution Agreement, the Borrower Pledge, the Kilovac Assignment Agreement, the Kilovac Guaranty, the Kilovac Patent Agreement, the Kilovac Pledge, the Kilovac Trademark Agreement (in each case as amended, restated, supplemented or otherwise modified from time to time) and all other agreements, instruments and documents executed in connection therewith or with the 1993 Agreement or 1995 Agreement, including, without limitation, all security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter executed by or on behalf of Borrower, Holdings, or any Subsidiary of the Borrower and delivered to the Agent for the benefit of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

          "Original Stock Purchase Agreement" shall mean that certain
           ---------------------------------
Acquisition Agreement dated as of April 30, 1993 among Borrower (under its previous name, CII Acquisition, Inc.) and the former shareholders of Communications Instruments, Inc., formerly an Illinois corporation.

          "Outstanding Revolving Credit Liabilities" shall have the meaning set
           ----------------------------------------
forth in subsection 11.12(B).
         -------------------

          "Over Advances" shall have meaning set forth in subsection 2.1(A) of
           -------------
this Agreement.

          "Overdraft Loans" shall have the meaning set forth in subsection 2.9
           ---------------                                      --------------
of this Agreement.

          "Participant" shall have the meaning set forth in subsection 10.6(C).
           -----------                                      ------------------

          "Partnership" shall mean CII Associates, L.P., a Delaware limited
           -----------
partnership.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation and any
           ----
Person succeeding to the functions thereof.

          "Patent Agreement" shall mean that certain Patent Security Agreement
           ----------------
dated as of May 11, 1993 executed by Borrower in favor of the Agent evidencing Borrower's agreement with respect to the disposition of Borrower's patents.

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean any employee benefit plan defined in Section 3(3)
           ----
of the ERISA in respect of which Borrower or an ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Preferred Stock" shall mean, collectively, the "Preferred Stock"
           ---------------
issued by Holdings pursuant to and as respectively defined in the applicable Preferred Stock Purchase Agreement.

          "Preferred Stock Purchase Agreements" shall mean, collectively, (i)
           -----------------------------------
that certain Preferred Stock Purchase Agreement dated as of October 11, 1995 by and between Holdings and the Partnership, and (ii) that certain Preferred Stock Purchase Agreement dated as of May 11, 1993 by and between Holdings and the Partnership.

          "Pro Formas" shall have the meaning set forth in subsection 6.14.
           ----------                                      ---------------

          "Property" shall have the meaning set forth in subsection 10.9(b).
           --------                                      ------------------

          "Pro Rata Share" shall mean, with respect to any Lender, the
           --------------
percentage interest of such Lender as indicated on the signature pages to the Agreement or as set forth in the most recent Lender Assignment to which such Lender is a party.

          "Real Property" shall mean all of Borrower's or any Subsidiary's
           -------------
rights, title, and interest in all of those plots, pieces or parcels of land now owned or hereafter acquired by Borrower or such Subsidiary (the "Land"), together with the right, title, and interest of Borrower or such Subsidiary, if any, in and to the following: the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, all easements now or hereafter benefitting the Land and all royalties and all rights appertaining to the use and enjoyment ofthe Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, and gas rights, timber, sewers, pipes, conduits, wires, and other facilities furnishing utility or other services to the Land and other similar rights, together with all of the buildings and other improvements and fixtures now or hereafter erected on the Land.

          "Receivables Availability" shall mean at any time an amount equal to
           ------------------------
eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) outstanding at such time under existing Eligible Accounts, less such reserves as the Agent in its sole discretion elects to establish.

          "Reference Rate" shall mean the rate of interest publicly announced by
           --------------
the Agent from time to time as its reference rate. Any change in the Reference Rate shall be effective as of the effective date stated in the announcement by the Agent of such change.

          "Report" shall have the meaning set forth in subsection 11.12(B).
           ------                                      -------------------

          "Reportable Event" shall mean any of the events described in Section
           ----------------
4043 of ERISA.

          "Requisite Lenders" shall mean Lenders holding, in the aggregate, at
           -----------------
least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal balance of the Liabilities and participations in the issued and outstanding Letters of Credit, or if no Liabilities or Letters of Credit are outstanding, Lenders having Pro Rata Shares, in the aggregate, at least sixty-six and two-thirds percent (66-2/3%).

          "Restoration" shall have the meaning set forth in subsection 7.13.
           -----------                                      ---------------

          "Revolving Loans" shall have the meaning set forth in subsection
           ---------------                                      ----------
2.1(A) of this Agreement.
- ------

          "Seller" shall have the meaning set forth in the introductory
           ------
paragraph of this Agreement.

          "Seller Subordinated Debt" shall mean the indebtedness evidenced by
           ------------------------
those certain Senior Subordinated Promissory Notes dated as of May 11, 1993 and October 11, 1995 in an aggregate principal amount outstanding as of the date hereof of $1,750,000 executed by Holdings and made payable to the former shareholders of Communications Instruments, Inc, formerly an Illinois corporation.

          "Settlement Date" shall have the meaning set forth in subsection
           ---------------                                      ----------
11.12 hereof.
- -----

          "Standby L/C Fee" shall have the meaning set forth in subsection
           ---------------                                      ----------
2.5(E).
- ------

          "Subordinated Convertible Demand Note" shall mean that certain
           ------------------------------------
subordinated convertible demand note dated as of October 11, 1995 in the maximum principal amount of $10,000.000, executed by Kilovac and made payable to Borrower.

          "Subsidiary" shall mean any corporation of which more than fifty
           ----------
percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or Kilovac, as the context may require.

          "Substituted Term Note(s)" shall mean promissory note(s) evidencing
           -----------------------
the Term Loan(s), made payable to the Lender(s) substantially in the form of Exhibit A to this Agreement, and in substitution for the Existing Term Note,
- ---------
together with all substitutions, amendments, extensions restatements or other modifications thereof.

          "Success Fee" shall mean the success fee payable to the Agent pursuant
           -----------
to that certain Amended and Restated Success Fee Agreement dated as of October 11, 1995 by and between the Borrower and Bank of America Illinois in its individual capacity.

          "Taking" shall have the meaning set forth in subsection 7 13.
           ------                                      ---------------

          "Term Loans" shall have the meaning set forth in subsection 2.1(B)
           ----------                                      -----------------
hereof.

          "Termination Date" shall have the meaning set forth in subsection 2.7
           ----------------                                      --------------
hereof.

          "Termination Event" shall mean (i) any reportable event described in
           -----------------
Section 4043 of ERISA or regulations promulgated thereunder occurring with respect to a Benefit Plan, or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of Borrower or an ERISA Affiliate, (iii) the imposition of an obligation arising under Section 4041 of ERISA of Borrower or an ERISA Affiliate to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA,
(iv) the PBGC's institution of proceedings to terminate a Benefit Plan, (v) any event or condition which might constitute grounds under Section 4042 of ERISA for termination of, or the appointment of a trustee to administer a Benefit Plan and (vi) the partial or complete withdrawal of Borrower or an ERISA Affiliate from a Multiemployer Plan.

          "Trademark Agreement" shall mean that certain Trademark Security
           -------------------
Agreement dated as of May 11, 1993 executed by Borrower in favor of the Agent, evidencing Borrower's agreement with respect to the use and disposition of Borrower's trademarks.

          "Unusual Availability Fee" shall have the meaning set forth in
           ------------------------
subsection 2.5(C).
- -----------------

          "Weekly Report" shall have the meaning set forth in subsection 3.1(B).
           -------------                                      -----------------

          "Working Capital" shall mean, at the time of determination, Borrower's
           ---------------
and its Subsidiaries' consolidated (i) current assets minus (ii) current
                                                      -----
liabilities.

          1.2    Accounting Terms.  Any accounting terms used in this Agreement
                 ----------------
which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

          1.3    Other Terms Defined in Illinois Uniform Commercial Code.  All
                 -------------------------------------------------------
other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of Illinois (the "Code") to the extent the same are
                                               ----
used or defined therein.

          2.     CREDIT.
                 ------

          2.1    Credit Facilities.
                 -----------------

          (A)  Revolving Loan.  Subject to the provisions of Section 4 below,
               --------------                                ---------
each Lender agrees to make advances to Borrower, on a revolving credit basis in addition to the Existing Revolving Loans (collectively, including such Existing Revolving Loans, the "Revolving Loans"), upon Borrower's request therefor from
                      ---------------
time to time during the period commencing on the date hereof and ending on the date on which this Agreement shall terminate pursuant to subsection 2.7 hereof,
                                                         --------------
provided that the aggregate principal amount of all Revolving Loans heretofore, now, or hereafter made by such Lender shall not at any time exceed an amount equal to such Lender's Pro Rata Share of the lesser of (i) the Maximum Revolving Facility in effect at such time minus the aggregate undrawn face amount of all
                                -----
outstanding and requested Letters of Credit and (ii) the Borrowing Base in effect at such time minus the aggregate undrawn face amount of all outstanding
                    -----
and requested Letters of Credit. Each Lender irrevocably agrees that it shall make its Pro Rata Share of each Revolving Loan to the Borrower available to the Agent in accordance with the terms of this Agreement. Each Revolving Loan to Borrower shall, on the day of such advance, be deposited, in immediately available funds, in Borrower's Demand Deposit Account. The Liabilities shall become immediately due and payable
(i) as provided in subsection 9.1 of this Agreement and (ii) without notice or
                   --------------
demand, upon termination of this Agreement pursuant to subsection 2.7 hereof.
                                                       --------------
Subject to the provisions of Section 11 hereof, the Agent, in its sole and absolute discretion may from time to time elect to make advances to Borrower in excess of the amount available pursuant to the formula set forth above ("Over
                                                                         ----
Advances") and each Lender hereby agrees to make its Pro Rata Share of any Over
- --------
Advances made by the Agent pursuant to the immediately preceding sentence available to the Agent in accordance with the terms of this Agreement. The Over Advances shall constitute part of the Liabilities, shall be secured by the Collateral and shall be payable immediately upon demand by the Agent or the Requisite Lenders, on behalf of all of the Lenders. It is expressly understood and agreed that nothing contained in this Agreement shall, at any time, require the Agent, on behalf of the Lenders, to make any Over Advance or other extension of credit to Borrower. No event or occurrence shall, as between the Agent and the Lenders on the one hand and the Borrower on the other hand, cause or constitute a waiver by the Agent or any Lender of its right to refuse to make any further Revolving Loans requested or deemed requested by Borrower or to issue any Letters of Credit at any time that an Over Advance exists or would result therefrom. The outstanding principal balance of any Over Advances shall bear interest at a rate equal to the greater of 130% of the highest rate of interest then charged for the Liabilities or $50 per day. Borrower shall use the proceeds of each Revolving Loan and Term Loan advances made under this Agreement on and after the Closing Date (i) to perform its obligations to pay the purchase price for the Acquisition under the Hartman Purchase Agreement, (ii) to perform its obligations under all of its contracts with agencies and instrumentalities of the government of the United States, and (iii) for other legal corporate purposes not prohibited by the terms or conditions of this Agreement.

          (B)    Term Loans. Subject to the provisions of Section 4 below, each
                 ----------                               ---------
Lender hereby agrees, immediately following the Borrower's execution of the Current Financing Agreements, to extend a term loan to Borrower in an aggregate principal amount equal to such Lender's Pro Rata Share of $9,000,000 (which term loan, together with the Existing Term Loans, are hereinafter collectively referred to as the "Term Loans"). All of the Term Loans shall be evidenced by and shall be repayable in accordance with the Substituted Term Note. The provisions of the Substituted Term Note notwithstanding, the Liabilities evidenced by the Substituted Term Note shall become immediately due and payable
(i) as provided in subsection 9.1 hereof and (ii) without notice or demand upon
                   --------------
termination of this Agreement pursuant to subsection 2.7 hereof.
                                          --------------

          (C)    Letter of Credit Facility.  Subject to the provisions of
                 -------------------------
Section 4 below, the Agent may, in its sole discretion, at Borrower's request
- ---------
and for the account of Borrower, issue from time to time during the period commencing on the date hereof and ending on the date on which this Agreement shall terminate pursuant to subsection 2.7 hereof, one or more Letters of Credit
                            --------------
in an aggregate undrawn face amount outstanding at any one time (including, without limitation, all Existing Letters of Credit) of up to $2,000,000 (the "L/C Facility"); without limiting the Agent's discretion, the Agent will not
 ------------
issue any Letter of Credit (i) if after giving effect to the issuance of such Letter of Credit, the sum of the outstanding principal balance of the Revolving

Loans and the undrawn face amount of all outstanding and requested Letters of Credit would exceed an amount equal to the lesser of (a) the Maximum Revolving Facility in effect at such time and (b) the Borrowing Base in effect at such time or (ii) which has an expiration date occurring (x) more than one ( 1 ) year after the date of issuance (provided that a standby Letter of Credit may provide for an annual renewal if such renewal is consented to by the Agent) or (y) after the Termination Date. Borrower agrees to pay the Agent, on demand, for Agent's own account and not for the account of any Lender, in addition to the fees required to be paid pursuant to subsection 2.5(E), the Agent's standard
                                -----------------
administrative operating fees and charges in effect from time to time for issuing and administering any Letter of Credit. Borrower agrees to reimburse the Agent, for the benefit of the Lenders, on demand for each payment made by the Agent, for the benefit of the Lenders, under or pursuant to any Letter of Credit; provided, however, that the Lenders may, but shall not be obligated to,
        --------  -------
provide for the payment of any reimbursement obligation due to the Agent and the Lenders and any interest accrued thereon by making an advance under the Revolving Loan to Borrower in the amount thereof as provided in subsection 2.8
                                                                --------------
hereof. Borrower further agrees to pay to the Agent, for the benefit of the Lenders, on demand, interest at the post-default rate applicable to Revolving Loans on any amount paid by the Agent and the Lenders under or pursuant to any Letter of Credit from the date of such payment until the date of reimbursement to the Agent, for the benefit of the Lenders or the date an advance is made by the Lenders under the Revolving Loan with respect to such reimbursement obligation. Borrower's obligation to reimburse the Agent and the Lenders for payments and disbursements made by the Agent and the Lenders under or in respect of any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against the Agent or the Lenders, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable; provided, however, that
                                                       --------  -------
Borrower shall not be obligated to reimburse the Agent or the Lenders for any wrongful payment or disbursement made under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Agent or the Lenders or any of their officers, employees or agents. Upon the issuance of any Letter of Credit, each Lender shall be deemed to have purchased a participation in such Letter of Credit pursuant to the terms of subsection 11.10 hereof.
- ----------------

          2.2    Prepayments: Reduction in Maximum Revolving Facility.
                 ----------------------------------------------------

          (A)    Mandatory Prepayments.
                 ---------------------

                 (1) Borrower agrees that if at any time the outstanding principal balance of the Revolving Loan shall exceed the lesser of (i) the Borrowing Base in effect at such time minus the aggregate undrawn face
                                           -----
     amount of all outstanding Letters of Credit or (ii) the Maximum Revolving Facility in effect at such time minus the undrawn face amount of all
                                     -----
     outstanding Letters of Credit, Borrower shall promptly pay to the Agent, for the benefit of the Lenders, such amount as may be necessary to eliminate such excess.

                 (2) Not later than the ninetieth (9Oth) day after the end of each fiscal year (or, if such day is not a Business Day, not later than the next succeeding Business Day) of Borrower ending after the date hereof, Borrower shall make a mandatory prepayment in an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year, which payment shall be accompanied by a detailed calculation of Excess Cash Flow for such period certified as accurate by the chief financial officer or treasurer of Borrower. Each mandatory prepayment required by this subsection
                                                          ----------
     2.2(A)(2)(a) shall be applied to the unpaid installments of the Term Loans
     ------------
     in the inverse order of their respective maturities, and, following the payment in full of the Term Loans, to the outstanding Revolving Loans.

          (B)    Reduction in Maximum Revolving Facility. Borrower may, upon at
                 ---------------------------------------
least forty-five (45) days' prior irrevocable written notice to the Agent and the Lenders, permanently reduce the Maximum Revolving Facility, provided that
(i) each such reduction shall be in a minimum amount of $500,000 or a multiple integral of $200,000 in excess thereof, (ii) on the effective date of each such reduction, Borrower shall pay to the Agent, for the benefit of the Lenders, such amount as is necessary to cause Borrower to be in compliance with the provisions of subsection 2.2(A) above and (iii) the Maximum Revolving Facility shall in no
   -----------------
event be reduced below $8,000,000 pursuant to this subsection 2.2(B).
                                                   -----------------

          2.3    Borrower's Loan Account. The Agent maintains and shall continue
                 -----------------------
to maintain a loan account ("Loan Account") on its books in which shall be
                             ------------
recorded (i) all loans and advances made by each Lender to Borrower pursuant to this Agreement, including, without limitation, all payments made by the Agent and each Lender with respect to any Letter of Credit, (ii) all payments made by Borrower on all such loans and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in Borrower's Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time. Borrower promises to pay the amount reflected as owing by it under each such Loan Account and all of its other obligations hereunder as such amounts become due or are declared due pursuant to the terms of this Agreement. Each Lender will credit or cause to be credited to a commercial account maintained by Borrower at the Agent's 231 South LaSalle Street, Chicago, Illinois office ("Demand Deposit Account"), the amount of any
                                   ----------------------
sums advanced hereunder by any Lender.

          2.4    Statements. All advances to Borrower, and all other debits and
                 ----------
credits provided for in this Agreement, shall be evidenced by entries made by the Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as the Agent shall have rendered to Borrower written statements of account as provided herein, the balance in Borrower's Loan Account, as set forth on the Agent's most recent printout, shall be rebuttably presumptive evidence of the amounts due and owing the Agent by Borrower. Not more than twenty (20) days after the last day of each calendar month (or, if such day is not a Business Day, not later than the next immediate Business Day), the Agent shall render to Borrower a statement setting forth the balance of Borrower's Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by the Agent but shall, absent manifest errors or omissions, be presumed correct and binding upon

Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any statement from the Agent (or, if such thirtieth day is not a Business Day, by the next immediate Business Day), Borrower shall deliver to the Agent written objection thereto specifying the error or errors, if any, contained in such statement.

          2.5    Interest and Fees.
                 -----------------

          (A) Borrower shall pay to the Agent, for the benefit of the Lenders, interest (i) on the outstanding principal balance of the Liabilities (other than the Overdraft Loans, the Over Advances and the Liabilities evidenced by the Substituted Term Notes), at the rate of one and one-half percent (1.5%) per annum in excess of the Reference Rate, (ii) on the aggregate outstanding principal balance of the Over Advances and the Overdraft Loans, at the rates respectively set forth in subsections 2.1 (A) and 2.9 of this Agreement, and
                          -------------------     ---
(iii) on the outstanding principal balance of the Liabilities constituting the Term Loans, at the rate of two percent (2.0%) per annum in excess of the Reference Rate. Interest shall be payable once each month in arrears not later than the thirteenth day of each consecutive calendar month (or, if such thirteenth day is not a Business Day, not later than the next immediate Business
Day). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Following the occurrence of a Default, Borrower shall pay to the Agent, for the benefit of the Lenders, interest on the outstanding principal balance of the Liabilities (other than Liabilities in respect of the Overdraft Loans and the Over Advances) from the date of such Default at the per annum rate of one percent (1%) per annum in excess of the rate which would otherwise be applicable.

          (B) Borrower shall pay to the Agent, for the benefit of the Lenders, (i) a non refundable closing fee payable on the date hereof in the amount of $175,000 and (ii) a non refundable supplemental availability fee in the amount of $75,000 with respect to the accommodations provided by the Lenders to the Borrower in connection with the Kilovac acquisition, payable on the earliest to occur of the payment in full of the outstanding Liabilities, a termination of this Agreement pursuant to subsection 2.7, the consummation of an
                                          --------------
IPO and October 11, 1996.

          (C) Borrower shall pay to the Agent, for the benefit of the Lenders, an unused availability fee ("Unused Availability Fee") on the average
                                      -----------------------
daily amount, if any, by which the Maximum Revolving Facility in effect at such time minus the undrawn face amount of any Letters of Credit shall exceed the
     -----
aggregate outstanding principal balance of the Revolving Loan, from the date hereof until the termination of the Lenders' commitments to make advances under the Revolving Loan at the rate of one-half of one percent (0.5%) per annum, payable monthly in arrears not later than the thirteenth day of each following calendar month (or, if such thirteenth day is not a Business Day, not later than the next immediate Business Day) and on the date of termination of this Agreement. The Unused Availability Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (D) The Borrower shall pay to the Agent on the last day of each month during which an audit, inventory analysis or other business analysis is performed by or for the benefit of Agent and the Lenders (or, if such day is not a Business Day, on the next immediate Business

Day), an audit fee in an amount equal to the Agent's standard audit fee at such time for each of the Agent's employees used reasonably to perform such audit or analysis plus all costs or expenses incurred by the Agent in the performance of
         ----
such audit or analysis, including, without limitation, the Agent's reasonable out-of-pocket expenses relating to the hiring of outside consultants.

          (E) For each standby Letter of Credit, Borrower shall pay to the Agent, for the benefit of the Lenders, a fee ("Standby L/C Fee") equal to two
                                               ---------------
percent (2%) per annum of the undrawn face amount of such Letter of Credit, provided that the Standby L/C Fee shall not be less than $300 for any Letter of Credit. The Standby L/C Fee shall be payable monthly in arrears on the thirteenth day of each month during which such Letter of Credit remains outstanding (or, if such thirteenth day is not a Business Day, on the next immediate Business Day). The Standby L/C Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. For each commercial Letter of Credit, Borrower shall pay to the Agent, for the benefit of the Lenders, a fee ("Commercial L/C Fee") in an amount equal to two percent (2%) per annum of
      ------------------
the original face amount of such commercial Letter of Credit, payable upon the initial draw under, or acceptance of any draft with respect to, such Letter of Credit. In addition, Borrower shall pay the Agent its customary fees for any amendments, modifications, renewals or other changes with respect to any one or more of the Letters of Credit. The Agent may, on behalf of the Lenders, provide for the payment of any fees, charges or commission due with respect to Letters of Credit by advancing the amount thereof to Borrower as an advance under the Revolving Loan (and, if so advanced by the Agent, the Lenders shall promptly reimburse the Agent for their Pro Rata Shares of such advance).

          2.6    Method for Making Payments. (A) All payments to be made by
                 --------------------------
Borrower to the Agent or the Lenders hereunder shall be made without set-off or counterclaim and shall be made to the Agent in immediately available funds (except as the Agent and the Lenders may otherwise consent) prior to 12:30 p.m., Chicago time, on the date due at the Agent's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Agent to Borrower in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees.

          (B) Borrower hereby authorizes the Agent and the Lenders, and the Agent and the Lenders may, in their sole and absolute discretion (but in no event shall the Agent or the Lenders be obligated to), charge to Borrower at any time when due or declared due all or any portion of any of the Liabilities (and interest, if any, thereon) including but not limited to any fees, costs and expenses of the Agent and the Lenders for which Borrower is liable pursuant to the terms of this Agreement or any Financing Agreement, by charging Borrower's Demand Deposit Account or any other bank account of Borrower with the Agent or the Lenders; provided, however that (i) the Agent provides Borrower with notice
             --------  -------
of any such charge and (ii) the provisions of this subsection 2.6(B) shall not
                                                   -----------------
affect Borrower's obligation to pay when due all amounts payable by Borrower under this Agreement, the Substituted Term Note or any Financing

Agreement, whether or not there are sufficient funds therefor in the Demand Deposit Account or any such other bank account of Borrower.

          2.7    Term of This Agreement. This Agreement shall terminate on the
                 ----------------------
earlier to occur of the consummation of an IPO and July 2, 2001, unless terminated earlier as provided hereinbelow. Upon the effective date of termination of this Agreement (the "Termination Date"), all of the Liabilities
                                    ----------------
shall become immediately due and payable without notice or demand, provided that notwithstanding such termination, until all of the Liabilities under this Agreement and the other Financing Agreements shall have been fully paid and satisfied, all financing arrangements between Borrower, the Agent and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated, all of the Agent's and the Lenders' rights and remedies under this Agreement and the other Financing Agreements shall survive, all representations and warranties and covenants contained in the Financing Agreements shall continue to be binding upon the Borrower and Holdings, the Agent, on behalf of the Lenders, shall be entitled to retain its security interest in and to all existing and future Collateral and its liens with respect to the Real Property and Borrower shall continue to remit collections of Accounts and proceeds as provided herein.

          2.8    Letter of Credit Payments and Reimbursements. If a beneficiary
                 --------------------------------------------
draws against any Letter of Credit, Borrower hereby irrevocably authorizes the Lenders (i) to make a loan to Borrower in an amount equal to the amount drawn under such Letter of Credit and (ii) to pay the proceeds of such loan to the beneficiary of such Letter of Credit. Payments made by the Agent or any Lender to any Person with respect to any Letter of Credit or with respect to any of Borrower's obligations secured by any Letter of Credit shall constitute part of the Liabilities, shall immediately be charged to Borrower's Loan Account and shall be payable by Borrower to the Agent and the Lenders in accordance with the terms of this Agreement.

          2.9    Overdraft Loans. The Agent, subject to the provisions of
Section 11 hereof, may, on behalf of the Lenders, make loans to Borrower in an
- ----------
amount equal to the amount of any overdraft which may from time to time exist with respect to any bank account which Borrower may now or hereafter have with the Agent. The existence of any such overdraft shall be deemed to be a request by Borrower for such a loan. Borrower acknowledges that neither the Agent nor the Lenders are under any duty or obligation to make any loan to Borrower to cover any overdraft. Borrower further agrees that each overdraft shall constitute a separate loan under this agreement (each an "Overdraft Loan" and,
                                                          --------------
collectively, the "Overdraft Loans"). The Overdraft Loans shall bear, from the
                   ---------------
date on which such loans are advanced until paid, interest in an amount equal to the greater of 130% of the highest rate of interest then charged for loans (other than Overdraft Loans and Over Advances) made hereunder, or $50.00 per day. If the Agent or the Lenders, in their sole and absolute discretion, decide not to make a loan to cover part or all of any overdraft, the Agent may return any check(s) which created such overdraft. The Overdraft Loans shall constitute part of the Liabilities and shall be secured by the Collateral and the Real Property.

          2.10   Setoff. In addition to and not in limitation of other rights
                 ------
and remedies (including other rights of offset or banker's lien) that any Lender may have under applicable law, each Lender shall, upon the occurrence and during the continuation of any Default, have the right, subject to the provisions of subsection 11.7 hereof, to appropriate and apply to the payment of the
- ---------------
Liabilities (whether or not then due), in such order of application as such Lender may elect, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of Borrower or any Subsidiary of Borrower then or thereafter in possession of such Lender. Such Lender shall promptly advise Borrower and the other Lenders of any such setoff and application, but failure to do so shall not affect the validity of such setoff and application. The rights of each Lender under this subsection
                                                                  ----------
2.10 are in addition to other rights and remedies (including other rights of
- ----
setoff under applicable law or otherwise) which such Lender may have.

          2.11   Pro Rata Treatment. Subject to the provisions of this Agreement
                 ------------------
and the other Financing Agreements that permit the Agent to receive fees for its own account or make advances under the Revolving Loan or other payments for its own account on a non-pro rata basis pending the occurrence of a Settlement Date,
(a) all borrowings and repayments shall be effected so that all advances under the Revolving Loan and all participations in the Letters of Credit shall be pro rata among the Lenders according to their respective Pro Rata Shares and (b) if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of the Liabilities or any participation interest in any Letter of Credit in excess of its Pro Rata Share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in the Liabilities and the participation interests in the Letters of Credit held by the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment or recovery ratably with each of such other Lenders; provided,
                                                                    --------
however, that if all or any portion of the excess payment or other recovery is
- -------
thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this subsection may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to subsection 2.10) with
                                                          ---------------
respect to such participation fully as if such lender were a direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this subsection applies, such Lender shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Lenders entitled under this subsection to share in the benefits of any recovery on such secured claim.

          3.     REPORTING AND ELIGIBILITY REQUIREMENTS.
                 --------------------------------------

          3.1    Monthly Reports and Daily Reports. (A) Monthly Reports.
                 ---------------------------------      ---------------
Borrower shall submit to each Lender, not later than the twentieth (20th) day of each month (or, if such twentieth day is not a Business Day, not later than the next immediate Business Day) a monthly report ("Monthly Report"), accompanied by
                                                --------------
a certificate in the form attached hereto as Exhibit B, which shall be signed
                                             ---------
by the president or chief financial officer of Borrower. The Monthly Report shall include as of the last Business Day of the preceding month: (i) an aged trial balance of Accounts indicating which Accounts are current, up to 30, 30 to 60 and over 60 days past invoice date ("Accounts Trial Balance") and accounts
                                        ----------------------
payable; (ii) a schedule of Inventory and Eligible Inventory owned by Borrower or Kilovac, or in Borrower's, CII Mexico's or Kilovac's, possession valued at FIFO cost; (iii) a representation by Borrower that no Equipment or Real Property has been sold since the date of the last Monthly Report and that there has been no change in the schedule of Equipment owned by Borrower most recently delivered to the Lenders by Borrower, except for sales of Equipment or any such changes otherwise permitted hereunder and noted in reasonable detail; (iv) a schedule of Inventory stored with a bailee, warehouseman or processor during such month and setting forth the type, value and location of such third party, (v) a schedule of intransit inventory, (vi) a copy of Borrower's monthly statement for the disbursement account(s) identified on Schedule 6.10 hereof, (vii) the
                                          -------------
outstanding principal balance of the Liabilities (other than Borrower's reimbursement obligations with respect to the then outstanding Letters of Credit and fees and charges for which payment is not yet due) and the undrawn face amount of all Letters of Credit then outstanding, and (viii) a schedule identifying the respective aggregate amounts of Accounts and Inventory included within each such Monthly Report and Accounts Trial Balance which are owned by Borrower and which are owned by Kilovac. Borrower shall additionally deliver to the Agent along with each Monthly Report, a certificate computing the Borrowing Base as of the last day of the then most recently ended month, in form and substance acceptable to the Agent.

          (B)    Weekly Reports. In addition, Borrower shall provide each Lender
                 --------------
with a written report on a weekly basis reflecting activity for each Business Day (the "Weekly Report") describing, in a form and with such specificity as is
          -------------
satisfactory to the Agent:

          (a) all Eligible Accounts created or acquired by either Borrower or Kilovac subsequent to the immediately preceding Weekly Report; Borrower shall furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Agent, concerning Accounts included, described or referred to in the Weekly Reports and any other documents in connection therewith requested by the Requisite Lenders including, without limitation, but only if specifically requested by the Requisite Lenders, copies of all invoices prepared in connection with such Accounts,

          (b) information in connection with (i) any Account in excess of $5,000 which has ceased to be an Eligible Account since the most recent Weekly Report and (ii) any other Account which is in excess of $10,000 with respect to which any setoff, counterclaim or dispute has been asserted by any Account Debtor or any allegation of delayed performance or nonperformance has been made by any Account Debtor and a statement of any modification, adjustment or compromise with respect to any such Account which affects the amount due or the time when payment of such Account is to be made;

          (c) information on all reductions of and all additions to Inventory and Eligible Inventory, all returns of Inventory, all credits issued by Borrower or Kilovac and all complaints and claims against Borrower or Kilovac in connection with Inventory subsequent to the immediately preceding Monthly Report;

          (d) a borrowing base certificate, in a form acceptable to the Agent, calculating the Borrowing Base, which certificate must be delivered by Wednesday of each week with respect to the last day of the week then most recently ended; and

          (e) such additional information, and with such frequency, as any Lender shall reasonably require.

          (C)    Daily Reports. In addition to the Weekly and Monthly Reports,
                 --------------
Borrower shall also provide each Lender with information relating to sales of Inventory on a daily basis ("Daily Reports") in a form and with such specificity
                             -------------
as the Agent may reasonably request.

          3.2    Eligible Accounts. The Agent shall have the sole right, in its
                 ------------------
reasonable discretion, to determine which Accounts are eligible to be considered in the calculation of Receivables Availability ("Eligible Accounts"). In
                                                 -----------------
addition, without limiting the Agent's discretion, the following Accounts are not Eligible Accounts: (i) Accounts which remain unpaid ninety (90) days after the original date of the applicable invoice; (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if twenty-five percent (25%) or more of the balance owing by such Account Debtor to Borrower or Kilovac remains unpaid ninety (90) days after the original date of the applicable invoice or invoices; (iii) Accounts with respect to which the Account Debtor is a director, officer, employee, Subsidiary or Affiliate of Borrower, Holdings, CII Mexico or Kilovac; (iv) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless such Account has been assigned to the Agent in accordance with the terms and conditions of the Federal Assignment of Claims Act and subsection 3.5(B) but only to the extent that (A) notice of Assignment in the
- -----------------
form of Exhibit C-2 hereto with respect to such Account has been executed by
        -----------
each government officer and other Person required under the Assignment of
Claims Act to do so and a copy of such Notice of Assignment has been delivered to the Agent; and (B) the contract pursuant to which such Account arises contains a standard "no offset clause" (except in the case of such contracts acquired pursuant to the Hartman Purchase Agreement which need not contain such clauses as of the date hereof but must be later amended to include such clauses pursuant to subsection 3.5(B) hereof); (v) Accounts with respect to which the
            -----------------
Account Debtor is not a resident of the United States, unless the Account Debtor has supplied Borrower or Kilovac, as applicable, with an irrevocable letter of credit, issued by a financial institution satisfactory to the Agent, sufficient to cover such Account in form and substance satisfactory to the Agent and such letter of credit has been assigned to the Agent in a manner acceptable to the Agent; (vi) Accounts to the extent to which the Account Debtor has asserted a counterclaim or has a right of setoff; (vii) Accounts for which the prospect of payment or performance by the Account Debtor is or will be impaired as determined by the Agent in the exercise of its reasonable discretion and in accordance with the Agent's customary business practices; (viii) Accounts with respect to which the Agent does not have a first and valid fully perfected security interest; (ix) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors of whose assets have been conveyed to a receiver or trustee; (x) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory on the basis of the quality of such Inventory) or consignment basis;
(xi) Accounts to the extent that the Account Debtor's indebted ness to Borrower exceeds a credit limit determined by the Agent in the exercise of reasonable discretion and in accordance with the Agent's customary business practices; and
(xii) Accounts with respect to which the Account Debtor is located in the State of New Jersey or the State of Minnesota unless Borrower has duly qualified to do business as a foreign corporation in the State of New Jersey or the State of Minnesota, as applicable, or filed a Notice of Business Activities Report with the appropriate office in the State of New Jersey or the State of Minnesota, as applicable, for the then current year.

          3.3    Account Warranties. With respect to Accounts scheduled, listed
                 ------------------
or referred to or the initial Accounts Trial Balance or on any subsequent Accounts Trial Balance, Borrower warrants and represents to the Agent and the Lenders that: (i) they are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the documents delivered to the Agent and the Lenders with respect thereto; (iii) the amounts shown on the respective Accounts Trial Balance, Borrower's or Kilovac's books and records and all invoices and statements which may be delivered to the Agent and the Lenders with respect thereto are actually and absolutely owing to Borrower or Kilovac, as applicable, and are not in any way contingent; (iv) no payments have been or shall be made thereon except payments immediately delivered to the Agent and the Lenders pursuant to this Agreement;
(v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto, except as reflected in such schedule and neither Borrower nor Kilovac has made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower or Kilovac in the ordinary course of its business for prompt payment; (vi) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder as shown on the respective Accounts Trial Balance, Borrower's or Kilovac's books and records and all invoices and statements delivered to the Agent and the Lenders with respect thereto; (vii) to the best of Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent; (viii) the services furnished and/or goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of the Agent and except as specifically permitted below; (ix) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (x) to the best of Borrower's knowledge, THERE ARE no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account

Debtor's financial condition; and (xi) Borrower and Kilovac have complied with the provisions of subsection 3 5(B) and no Accounts are classified as Eligible Accounts with respect to which Borrower or Kilovac have not fully complied with the provisions of subsection 3.5(B).
                  -----------------

          3.4    Verification of Accounts. The Agent shall have the right, at
                 ------------------------
any time or times hereafter, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to any Account. by mail telephone telegraph or otherwise.

          3.5    Account Covenants. (A) Borrower shall, and shall cause Kilovac
                 -----------------
to, promptly upon Borrower's or Kilovac's learning thereof: (i) inform the Lenders in writing of any material delay in Borrower's or Kilovac's performance of any of its obligations to any Account Debtor or of any assertion of any claims, offsets or counterclaim by any Account Debtor; (ii) furnish to and inform the Lenders of all material adverse information relating to the financial condition of any Account Debtor; and (iii) notify the Lenders in writing if any of its then existing Accounts scheduled to the Lenders with respect to which the Lenders have made advances are no longer Eligible Accounts.

          (B) Borrower shall promptly following its entering into a contract with an agency or instrumentality of the government of the United States which is assignable to the Agent pursuant to the Assignment of Claims Act and its regulations in effect at such time (and, with respect to each such contract acquired by the Borrower pursuant to the Hartman Purchase Agreement, shall as soon as practicable after the date hereof and in any event on or prior to September 2, 1996), (i) deliver to the Agent a true and correct copy of such contract in complete and fully-executed form, (ii) prepare, execute and deliver to the Agent a Government Contract Assignment in substantially the form attached as Exhibit C-l hereto, with such changes to such form as may be necessary to
   -----------
comply with the Assignment of Claims Act and its regulations in effect at such time and with such duplicates hereof as may be required to comply with the Assignment of Claims Act and its regulations in effect at such time, (iii) arrange for the execution and delivery of a Notice of Assignment, in substantially the form attached as Exhibit C-2 hereto, all other documentation
                                   -----------
which is necessary, or desirable in the Agent's sole but reasonable discretion, to effectively assign the related Account to the Agent pursuant to the Assignment of Claims Act and its regulations in effect at such time and to ensure that such Account has been properly assigned and is enforceable against the contracting governmental agency by the Agent (including, without limitation, legal opinions from Borrower's or Agent's counsel). In addition, as soon as practicable after the date hereof and in any event on or prior to September 2, 1996, and prior to the Borrower's assignment of the United States governmental contracts acquired under the Hartman Purchase Agreement, the Borrower shall (A) obtain novation agreements with respect to each such contract thereby replacing the Seller as contractor with respect thereto and (B) the borrower shall obtain amendments adding standard U.S. Department of Defense "no offset clauses" to each such agreement which, as such date, does not include such a provision.

          3.6    Collection of Accounts and Payments; Blocked Accounts. (A)
                 -----------------------------------------------------
Borrower shall continue to maintain and cause Kilovac to continue to maintains a special bank account (collectively, the "Assignee Deposit Accounts") with the
                                         -------------------------
Agent or such other bank or financial
institution as the Agent shall consent to, over which the Agent alone has power of withdrawal, into which all Account Debtors shall directly remit all payments on Accounts except to the extent such payments are remitted to a "Blocked Account" (as such term is defined below). Borrower acknowledges that the maintenance of the Assignee Deposit Accounts is solely for the convenience of the Agent in facilitating the administration of the credit and neither Borrower nor Kilovac shall have any right, title or interest in the Assignee Deposit Accounts or in the amounts at any time appearing to the credit thereof. Said payments shall be applied on account of the Liabilities (i) for purposes of determining availability for advances or Letters of Credit under subsections 2.1 (A) and (B) hereof, respectively, on the first Business Day
- -------------------     ---
after receipt thereof by the Agent, on behalf of the Lenders and (ii) for purposes of calculating interest hereunder, on the second Business Day after receipt thereof by the Agent, on behalf of the Lenders, provided that no such payment shall constitute final payment to the Lenders unless and until such item of payment has actually been collected in immediately available funds. Borrower, Kilovac, and any Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Borrower or Kilovac shall, acting as trustee for the Agent and the Lenders, receive, as the sole and exclusive property of the Lenders, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, other Collateral or the Real Property which come into the possession or under the control of Borrower, Kilovac, or any Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Borrower or Kilovac and immediately upon receipt thereof, Borrower, or Kilovac, as applicable, shall deposit the same or cause the same to be deposited into the applicable Assignee Deposit Account.

          (B) Borrower has established, has caused Kilovac to establish, will establish with respect to the Hartman Division's operations not later than the date specified therefor in Schedule A hereto, blocked accounts ("Blocked
                           ----------                            -------
Accounts") with such banks as are acceptable to the Agent ("Collecting Banks")
- --------                                                    ----------------
to which all Account Debtors shall directly remit all payments on Accounts, except to the extent that such payments are remitted directly to the Assignee Deposit Accounts. The Collecting Banks shall, to the extent the Collecting Banks have not already done so, acknowledge and agree, in a manner satisfactory to the Agent, that all payments made to the Blocked Accounts are the sole and exclusive property of the Agent, for the benefit of the Lenders, that the Collecting Banks have no right to setoff(other than as Lenders pursuant and subject to this Agreement) against the Blocked Accounts and that the Collecting Banks will wire, or otherwise transfer in immediately available funds in a manner satisfactory to the Agent, funds deposited into the Blocked Accounts to the Agent on a daily basis as soon as such funds are collected. Borrower hereby agrees that all payments made to such Blocked Accounts or otherwise received by the Agent, whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of the Agent, on behalf of the Lenders, and will be applied on account of the Liabilities as set forth in subsection 3.6(A)
                                                         -----------------
above. Borrower agrees to pay, and to cause Kilovac to pay, to the Agent, or such Lender, any and all fees, costs and expenses which the Agent or any Lender incurs in connection with opening and maintaining the Blocked Accounts and depositing for collection by the Agent or such Lender any check or item of payment received and/or delivered to the Collecting Bank, the Agent or such Lender on account of the Liabilities, and Borrower agrees to reimburse the Agent or such Lender for any amounts paid to any Collecting Bank arising out of the Agent's or any Lender's indemnification of such

Collecting Bank against damages incurred by the Collecting Bank in the operation of a Blocked Account.

          3.7    Appointment of the Agent as Borrower's Attorney-in-Fact.
                 -------------------------------------------------------
Borrower has irrevocably designated, made, constituted and appointed the Agent (and all persons designated by the Agent) as Borrower's true and lawful attorney-in-&ct (and hereby reaffirms such designation, making, constitution, and appointment), and has authorized (and hereby reaffirms such authorization
to) the Agent, in Borrower's or the Agent's name, to (and hereby agrees, upon request by the Agent, to cause Kilovac to make an identical appointment of the Agent with respect to Kilovac's Accounts): (a) following the occurrence of a Default (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrower's and Kilovac's rights and remedies with respect to proceedings brought to collect an Account;
(iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Agent deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign Borrower's or Kilovac's name on any proof of claim in bankruptcy or other similar document against an Account Debtor; (viii) notify the post office authorities to change the address for delivery of Borrower's or Kilovac's mail to an address designated by the Agent, and open and deal with all mail addressed to Borrower or Kilovac; and (ix) do all acts and things which are necessary, in the Agent's sole discretion, to fulfill Borrower's obligations under this Agreement and under the other Financing Agreements and (b) at any time (i) take control in any manner of any item of payment or proceeds thereof,
(ii) have access to any lockbox or postal box into which Borrower's or Kilovac's mail is deposited; (iii) endorse Borrower's or Kilovac's name upon any items of payment or proceeds thereof and deposit the same in the Agent's account, for the benefit of the Lenders, on account of the Liabilities; (iv) endorse Borrower's or Kilovac's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (v) sign Borrower's or Kilovac's name on any verification of Accounts and notices thereof to Account Debtors.

          3.8    Instruments and Chattel Paper. Immediately upon Borrower's or
                 -----------------------------
Kilovac's receipt thereof, Borrower shall deliver or cause to be delivered to the Agent, with appropriate endorsement and assignment to vest title, with full recourse to Borrower or Kilovac, as the case may be, and possession in the Agent, all chattel paper and instruments which Borrower or Kilovac now owns or may at any time or times hereafter acquire, to the extent the Borrower or Kilovac has not already endorsed and delivered such items.

          3.9    Notice to Account Debtors. The Agent may, in the exercise of
                 -------------------------
its reasonable discretion and in accordance with the Agent's customary business practices, at any time or times, and without prior notice to Borrower or Kilovac, notify any or all Account Debtors that the Accounts have been assigned to the Agent and that the Agent has a security interest therein. The Agent may direct any or all Account Debtors to make all payments upon the Accounts directly to the Agent. The Agent shall promptly furnish Borrower with a copy of such notice.

          3.10   Eligible Inventory. The Agent shall have the sole right in its
                 ------------------
reasonable discretion to determine which Inventory is eligible to be considered in the calculation of Inventory Availability ("Eligible Inventory"). Without
                                               ------------------
limiting the Agent's discretion, the following Inventory is not Eligible
Inventory: (i) Inventory which is obsolete, not in good condition, or not currently usable or currently salable in the ordinary course of Borrower's or Kilovac's business; (ii) Inventory which the Agent determines, in the exercise of its reasonable discretion and in accordance with the Agent's customary business practices, to be unacceptable due to age, type, category and/or quantity; (iii) Inventory which is not located in the United States or at CII Mexico's Juarez, Mexico facility (provided, however, that in no event shall such
                                  --------  -------
Inventory located in Juarez, Mexico be deemed Eligible Inventory to the extent the portion of Inventory Availability otherwise representing Inventory located in Juarez, Mexico would exceed $1,500,000) on premises owned or leased by Borrower, CII Mexico or Kilovac; (iv) Inventory located on premises leased by the Borrower, CII Mexico, or Kilovac to the extent that Agent has requested, but the lessor of such premises has not executed, a landlord waiver and consent in form and substance satisfactory to the Agent, and (v) Inventory with respect to which the Agent does not have a first and valid fully perfected security interest; provided, however, that, without limiting the Agent's discretion under
          --------  -------
this subsection, Inventory which is in transit from the seller of such Inventory to the Borrower and which is not of the type described in clauses (i) or (ii)
                                                          -----------    ----
may be considered by the Agent as Eligible Inventory if (a) such Inventory is in transit in the ordinary course of the Borrower's business and in possession of a common carrier or other bailee acceptable to the Agent, (b) the Agent has a senior, perfected security interest in such Inventory or in a negotiable bill of lading with respect to such Inventory and, in the latter case, has physical possession of such negotiable bill of lading, (c) such Inventory and negotiable bill of lading (if in existence) is free and clear of all liens and security interests of other Persons, (d) such Inventory has arrived at one of the locations described on Schedule 3.11 hereto within twenty-one (21) days
                       -------------
following the Agent's delivery to or on behalf of the Borrower of a negotiable bill of lading covering such Inventory and (e) the purchase price for such Inventory will be satisfied by the payment by the Agent of amounts drawn under a documentary Letter of Credit.

          3.11   Inventory Warranties. With respect to Inventory scheduled,
                 ---------------------
listed or referred to in any Monthly Report or Daily Report, Borrower warrants that (i) it is located on the premises listed on Schedule 3.11 hereto and is not
                                                 -------------
in transit (other than Inventory scheduled to the Lenders pursuant to Section
                                                                      -------
3.1); (ii) it is not subject to any lien or security interest whatsoever except
- ----
for the security interest granted to the Agent hereunder and except as specifically permitted below; and (iii) it is of good and merchantable quality, free from any defects which would affect the market value of such Inventory.

          3.12   Inventory Covenants.
                 -------------------

          (A) Borrower has established, shall maintain, and shall cause its Subsidiaries to establish, a system satisfactory to the Agent for the maintenance of an inventory, which shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and of Eligible Inventory, Borrower's cost therefor and withdrawals therefrom and additions thereto, which records shall be available during Borrower's or Kilovac's usual business hours at the request of any of the Agent's or Lenders' officers, employees or agents. Borrower shall conduct, and shall cause Kilovac to conduct, a physical count of the Inventory at least once each year and promptly following such physical inventory shall supply the Lenders with a report in a form and with such specificity as may be satisfactory to the Agent concerning such physical count of the Inventory.

          (B) Upon the request of the Agent, the Borrower shall, and shall cause CII Mexico, to the extent it has not already done so, take such actions, including, without limitation the establishment of a field warehousing system, the execution of security agreements and the filing of notices and other required documents in public filing offices, as the Agent deems necessary or desirable in its sole but reasonable discretion, to perfect the security interest of the Agent in Borrower's Inventory located in Juarez, Mexico.

          (C) Borrower shall, and shall cause Kilovac, to promptly upon Borrower's or Kilovac's learning thereof, notify the Lenders in writing if any of its then existing Inventory scheduled to the Lenders with respect to which the Lenders have made advances is no longer Eligible Inventory.

          3.13   Safekeeping of Inventory and Inventory Covenants. Neither the
                 ------------------------------------------------
Agent nor the Lenders shall be responsible for: (i) the safekeeping of the Inventory; (ii) any loss or damage to the Inventory; (iii) any diminution in the value of the Inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As among Borrower, Kilovac, the Agent and the Lenders, all risk of loss, damage, destruction or diminution in value of the Inventory shall be borne by Borrower or Kilovac, as the case may be. Except as otherwise set forth in the Monthly Reports, no Inventory shall be at any time or times hereafter stored with a bailee, warehouseman, consignee or similar third party without the Agent's prior written consent. Borrower shall not, and shall cause Kilovac not to, sell any Inventory to any customer on consignment, approval, sale or return or any other basis which entitles the customer to return or may obligate Borrower or Kilovac to repurchase or retake delivery of such Inventory.

          3.14   Equipment Warranties. With respect to all Equipment, Borrower
                 --------------------
warrants that (i) it is owned by Borrower or a Subsidiary and is located on the premises listed on Schedule 3.11 hereto (other than Equipment which is in the
                   -------------
process of being repaired or which consists of tooling located at Borrower's or a Subsidiary's suppliers), (ii) it is not subject to any lien or security interest whatsoever except for the security interest granted to the Agent hereunder and except as specifically permitted below; and (iii) except for Equipment which Borrower or a Subsidiary is permitted to sell, lease, transfer or otherwise dispose of pursuant to subsection 8.7(ii) hereof, it is in good
                                    ------------------
condition and repair and is currently used or usable in Borrower's or a Subsidiary's business.

          3.15   Equipment Records. Borrower shall at all times keep current and
                 -----------------
accurate records, and shall cause each of its Subsidiaries to at all times keep current and accurate records, itemizing and describing the kind, type, age and condition of Equipment, Borrower's or such Subsidiary's cost therefor, accumulated depreciation thereof, and retirements, sales, or other dispositions thereof, all of which records shall be available during Borrower's or such Subsidiary's usual business hours on demand to the Agent, any of the Lenders, or their officers, employees or agents.

          3.16   Safekeeping of Equipment and Real Property. Neither the Agent
                 ------------------------------------------
nor the Lenders shall be responsible for: (i) the safekeeping of the Equipment;
(ii) any loss or damage to the Equipment; (iii) any diminution in the value of the Equipment; or (iv) any act or default of any repairman, bailee or any other Person with respect to the Equipment. As among Borrower, its Subsidiaries, the Agent and the Lenders, all risk of loss, damage, destruction or diminution in value of the Equipment shall be borne by Borrower and its Subsidiaries. Except for normal wear and tear and incidental damage and destruction, Borrower agrees, and agrees to cause its Subsidiaries (i) not to abandon the Real Property; (ii) to keep the Real Property in good, safe and insurable condition and repair and not to commit or suffer waste; (iii) to refrain from impairing or diminishing the value of the mortgages granted by Borrower and its Subsidiaries to the Agent; and (iv) neither to make nor to permit structural or other substantial alterations in the buildings or any substantial construction on the Real Property without the prior consent of the Agent.

          3.17   Real Property Warranties. The legal description contained in
                 ------------------------
Exhibit D correctly describes all of the Land which is a part of the Real
- ---------
Property and owned by the Borrower in fee simple as of the Closing Date. Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to such Real Property free from liens, claims and encumbrances not permitted by this Agreement. No Subsidiary of Borrower owns any Real Property in fee simple as of the Closing Date.

          4.     CONDITIONS TO LOANS AND ISSUANCE OF LETTERS OF CREDIT; TO
                 ---------------------------------------------------------
EFFECTIVENESS OF THIS AGREEMENT.
- -------------------------------

          4.1    Conditions to All Advances and Issuance of Letters of Credit.
                 ------------------------------------------------------------
Notwithstanding any other provisions contained in this Agreement, the making of each additional Revolving Loan or Term Loan advance provided for in this Agreement and the issuance of each additional Letter of Credit hereunder shall be conditioned upon the following:

          (A) in the case of each advance provided for in this Agreement, the Agent and the Lenders shall have received, by 11:00 a.m. (Chicago time) on the day such advance is to be made, (i) a telephonic request (promptly thereafter confirmed by Borrower in writing) from an authorized officer of Borrower for an advance in a specific amount, (ii) a Monthly Report from Borrower dated no more than forty-five (4S) days prior to the date of such advance, (iii) copies of all other documents required to be delivered to the Lenders under subsection 7.1 hereof and (iv) all Weekly and Daily
                       --------------
     Reports required as set forth in subsection 3.1 hereof;
                                      --------------

          (B) in the case of each additional Letter of Credit provided for in this Agreement, the Agent and the Lenders shall have received, at least five (5) Business Days prior to the day on which such Letter of Credit is to be issued (i) a letter of credit application and such other documentation as the Agent shall reasonably request in connection with such Letter of Credit, in each case in form and substance reasonably satisfactory to the Agent, (ii) a Monthly Report from Borrower dated no more than forty-five (45) days prior to the date of issuance of such Letter of Credit, (iii) copies of all other documents required to be delivered to the Lenders under subsection 7.1 hereof and (iv) all Weekly
                                    --------------
     and Daily Reports required as set forth in subsection 3.1 hereof.
                                                --------------

          (C) No material adverse change, as determined by the Agent in its sole discretion, in the condition (financial or otherwise), operations or prospects of Borrower or Kilovac shall have occurred at any time or times subsequent to the date hereof;

          (D) Neither a Default nor an Event of Default shall have occurred and be continuing; and

          (E) The Agent shall have received, in form and substance reasonably satisfactory to the Agent, all certificates, orders, authorities, consents, legal opinions, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which the Agent may at any time reasonably request.

          4.2    Conditions Precedent to Effectiveness of this Agreement. This
                 -------------------------------------------------------
Agreement shall be deemed to have become effective as of the date hereof, but such effectiveness shall be expressly conditioned upon the satisfaction of each of the conditions set forth in subsection 4.1 above and of each of the following
                               --------------
conditions:

          (A) the Agent shall have received this Agreement, the Substituted Term Note and each of the other Current Financing Agreements and other agreements, documents, instruments, opinions, certificates, lien search reports, financing statements and endorsements described on the List of Closing Documents attached hereto as Schedule A, and made a part hereof, in
                                          ----------
     each case, where applicable, executed and delivered by each of the Persons designated as signatories thereto or issuer thereof, and in each case in form and substance satisfactory to the Agent and the Lenders, provided,
                                                                   --------
     however, that certain items may be delivered subsequent to the Closing Date
     -------
     and within the respective time periods specified on Schedule A hereto (and
                                                         ----------
     Borrower hereby further agrees to deliver, or to cause its applicable Subsidiary to deliver, such items within the respective time periods specified on Schedule A hereto);
                  ----------

          (B)    Perfection of Liens. The Agent shall have received evidence
                 -------------------
     satisfactory to it that all financing statements and other perfection documents relating to the Collateral have been filed or recorded or arrangements acceptable to the Agent for the filing and recording thereof have been made, such title insurance endorsements as are acceptable to the Agent and have been issued to the Agent, for the benefit of the Agent and the Lenders, and all title charges, recording fees and filing taxes have been paid or adequate provisions for the payment of such charges, fees and taxes have been made.

          (C)    Sufficient Availability. The Agent shall be satisfied that, as
                 -----------------------
     of the Closing Date, and after giving effect to the additional Revolving Loans and additional Term Loans to be made on the Closing Date, the consummation of the Acquisition and all related transactions and the payment of all fees, expenses and charges due and payable on the Closing Date, the Borrower will have Excess Availability of not less than $1,000,000.

          (D)    The Acquisition. The Lenders shall be satisfied in all material
                 ---------------
     respects (i) with the terms of the Hartman Purchase Agreement, including, without limitation, the resolutions with respect to the Acquisition enacted by the respective Boards of Directors of the Borrower and Seller, (ii) that the parties to the Hartman Purchase Agreement have complied with all applicable laws and regulatory approval requirements and all contractual approval and consent requirements and (iii) that, upon the Lenders' funding the initial Revolving Loans and Term Loans hereunder and application of the proceeds thereof, all conditions precedent to the Acquisition pursuant to the Hartman Purchase Agreement will have been satisfied (or waived with the prior written consent of the Agent), and no material breach of any term or provision of the Hartman Purchase Agreement has occurred.

          (E)    Audit. The Agent shall have completed its due diligence audit
                 -----
     of the business, operations and assets of Borrower, the Hartman Division and each of the Subsidiaries, the results of which shall have provided the Agent and each Lender with results and information which, in the judgment of such Persons, are satisfactory in all respects.

          (F)    No Legal Impediments. No law, regulation, order, judgment or
                 --------------------
     decree of any governmental authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain (a) the making of the initial Revolving Loans and Term Loans on the Closing Date, (b) the consummation of the Acquisition or (c) the making of any of the payments, or applications of payments, contemplated to be made on the Closing Date by this Agreement or the Hartman Purchase Agreement or (ii) impose or result in the imposition of a material adverse effect upon Borrower, the Hartman Division, Kilovac or any of the Borrower's Affiliates

          (G)    Labor Relations. The Agent shall be satisfied (i) with the
                 ---------------
     collective bargaining or other organized labor agreements to which the Borrower, Kilovac, the Hartman Division or any of the Subsidiaries are a party and (ii) that, before and after the Acquisition is consummated, neither the Borrower, Kilovac, the Hartman Division nor any of the Subsidiaries has encountered or will encounter any materially adverse labor union organizing activity, employee strike, work stoppage, shutdown or lockout.

          (H)    No Change in Condition. No change in the business, assets,
                 ----------------------
     management, operations, financial condition or prospects of the Borrower, Kilovac, the Hartman Division or any of the Subsidiaries shall have occurred since December 31, 1995, which change, in the judgment of the Agent, will have or is reasonably likely to have a material adverse effect upon the business, operations, financial condition or prospects of Borrower, Kilovac, the Hartman Division or any of the Borrower's Affiliates.

          (I)    No Loss of Material Agreements and Licenses. Since December 31,
                 -------------------------------------------
     1995, no agreement or license which, in the judgment of the Agent is material to the business, operations or employee relations of the Borrower, the Hartman Division, Kilovac or any of the Subsidiaries shall have been terminated, modified, revoked, breached or declared to be in default.

          (J)    No Default. No Default or Event of Default shall have occurred
                 ----------
     and be continuing or would result from the making of the initial Revolving Loans and Term Loans hereunder or the consummation of the Acquisition.

          (K)    Representations and Warranties. All of the representations and
                 ------------------------------
     warranties contained in Section 6 and in each of the other Financing
                             ---------
     Agreements shall be true and correct in all material respects on and as of the Closing Date.

          (L)    Fees and Expenses Paid. There shall have been paid to the
                 ----------------------
     Agent, for the accounts of the Lenders and the Agent, as applicable, all fees, charges and expenses due and payable to the Agent or Lenders on or before the Closing Date pursuant to this Agreement or the other Financing Agreements.

          5      COLLATERAL.
                 ----------

          5.1    Security Interest. To secure payment and performance of the
                 -----------------
Liabilities, Borrower has granted, and hereby reaffirms such grant previously made pursuant to the 1993 Agreement and the 1995 Agreement, and hereby further grants, to the Agent, for the benefit of itself and the Lenders, a right of setoff against and a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by Borrower and wheresoever located: (i) Borrower's Accounts, contract rights, General Intangibles, tax refunds, chattel paper, instruments, investment property, notes, letters of credit, documents, documents of title, and investment property; (ii) Borrower's Inventory; (iii) Borrower's Equipment; (iv) all of Borrower's deposit accounts (general or special) with and credits and other claims against any Lender, or any other financial institution with which Borrower maintains deposits; (v) all of Borrower's now owned or hereafter acquired monies, and any and all other property and interests in property of Borrower now or hereafter coming into the actual possession, custody or control of the Agent, any Lender or any agent or affiliate of the Agent or any Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (vi) all insurance proceeds of or relating to any of the foregoing; (vii) all insurance proceeds relating to any key man life insurance policy covering the life of any officer or director of Borrower, if any; (viii) all of Borrower's books and records relating to any of the foregoing; and (ix) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing. In addition, concurrently with the execution of this Agreement, Borrower shall execute and deliver to the Agent, on behalf of the

Lenders, landlord's waivers and consents in form and substance acceptable to the Agent relating to each of Borrower's, the Hartman Division's and Kilovac's leased premises described on Schedule 6.5(B) hereto to the extent not previously
                             ---------------
delivered to, and deemed acceptable by, the Agent. Borrower agrees that it shall grant, and cause each of its Subsidiaries to grant, to the Agent, as security for the Liabilities, a senior mortgage lien on all Real Property in which Borrower or any Subsidiary has or acquires a fee simple interest after the date hereof.

          5.2    Preservation of Collateral and Perfection of Security Interests
                 ---------------------------------------------------------------
Therein. Borrower shall execute and deliver to the Agent, and cause each of its
- -------
Subsidiaries to execute and deliver, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of the Agent, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), as the Agent may request, in a form satisfactory to the Agent, to perfect and keep perfected the security interest in the Collateral or to otherwise protect and preserve the Collateral and the Agent's security interest therein or to enforce Lender's security interests in the Collateral. Should Borrower fail to do so, the Agent is authorized to sign any such financing statements as Borrower's or such Subsidiary's agent. Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

          5.3    Loss of Value of Collateral or Real Property. Borrower shall
                 --------------------------------------------
immediately notify the Agent, on behalf of the Lenders, of any material loss or depreciation in the value of the Collateral or the Real Property.

          5.4    Cash Collateral. In the event that the Agent has issued any
                 ---------------
Letters of Credit for the account of Borrower, the Lenders and the Agent may, at any time after (i) the occurrence of a Default or an Event of Default, (ii) demand by the Lenders for payment of the Liabilities as provided in subsection
                                                                    ----------
9.1 hereof, (iii) there exists no unpaid principal balance of the Liabilities,
- ---
(iv) this Agreement shall terminate for any reason pursuant to subsection 2.7
                                                               --------------
above or (v) at any time the sum of (a) the outstanding principal balance of the Revolving Loan and (b) the aggregate undrawn face amount of all outstanding Letters of Credit shall exceed the Borrowing Base, request of Borrower, and Borrower shall thereupon deliver to the Agent, cash collateral for all Letters of Credit issued for the account of Borrower. If Borrower fails to deliver such cash collateral to the Agent promptly upon Agent's or the Lenders request therefor, the Lenders and the Agent may, without limiting any of their rights or remedies arising from such failure to deliver cash, retain, as cash collateral, cash proceeds of Borrower's Collateral or Real Property in an amount equal to the aggregate undrawn face amount of all Letters of Credit then outstanding. The Agent and the Lenders may at any time apply any or all of such cash and cash collateral to the payment of any or all of Borrower's Liabilities hereunder, including, without limitation, to the payment of any or all of Borrower's reimbursement obligations with respect to any Letter of Credit. Pending such application, the Agent may (but shall not be obligated to) (i) invest the same in a savings account, under which deposits are available for immediate withdrawal, with the Agent, any Lender or such other bank as the Agent may, in its sole discretion select, or (ii) hold the same as a credit balance in an account with the Agent or any Lender in Borrower's name. Interest payable on any such savings account described in the foregoing sentence shall be collected by the Agent and shall be paid to Borrower as it is received by the Agent, less any fees owing by Borrower to the Agent and the Lenders with respect to any Letter of Credit and less any amounts necessary to pay any of Borrower's liabilities which may be due and payable at such time. Neither the Agent nor any Lender shall have any obligation to pay interest on any credit balances in any account opened for Borrower pursuant to this Agreement.

          6.     WARRANTIES.
                 ----------

          Borrower represents and warrants that as of the date of the execution of this Agreement, on the Closing Date after giving effect to the consummation of the Acquisition and all related transactions contemplated hereby and by the Hartman Purchase Agreement, and continuing thereafter for so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) for so long as this Agreement remains in effect:

          6.1    Corporate Existence. Borrower is a corporation duly organized
                 -------------------
and in good standing under the laws of the State of North Carolina. CII Mexico is a corporation duly organized and in good standing under the laws of the Mexico. Each of Kilovac and Kilovac International is a corporation duly organized and in good standing under the laws of the State of California. Kilovac Jamaica is a corporation duly organized and in good standing under the laws of Jamaica. Each of Borrower and its Subsidiaries is duly qualified as a foreign corporation and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not, in the aggregate, have a material adverse effect on Borrower's or its Subsidiaries' financial condition, results of operations or business.

          6.2    Corporate Authority. The execution and delivery by Borrower and
                 -------------------
its Subsidiaries of this Agreement, all of the other Current Financing Agreements and the Hartman Purchase Agreement, and the performance of Borrower's obligations hereunder, thereunder, and under the Original Financing Agreements, as reaffirmed and modified by the Current Financing Agreements, as applicable:
(i) are within Borrower's and such Subsidiary's corporate powers; (ii) are duly authorized by Borrower's and such Subsidiary's Board of Directors and, if necessary, Borrower's and such Subsidiary's stockholders; (iii) are not in contravention of the terms of Borrower's and such Subsidiary's Articles of Incorporation, By-Laws, or of any indenture, agreement or undertaking to which Borrower or such Subsidiary is a party or by which Borrower, such Subsidiary, or any of their property is bound; (iv) do not, as of the execution hereof, require any governmental consent, registration or approval; (v) do not contravene any contractual or governmental restriction binding upon Borrower or such Subsidiary except to the extent the violation, or the results of the violation, of such restriction would not have a material adverse effect on the financial condition, results of operations or business of Borrower or such Subsidiary; and (vi) will not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of Borrower or any Subsidiary under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Borrower or such Subsidiary is a party or by which it or any of its property may be bound or affected.

          6.3    Binding Effect. This Agreement and all of the other Financing
                 --------------
Agreements to which Borrower or any Subsidiary is a party (except the 1993 Agreement and 1995 Agreement, which are superseded hereby) are the legal, valid and binding obligations of Borrower or such Subsidiary, as applicable, and are enforceable against Borrower or such Subsidiary, as applicable, in accordance with their respective terms.

          6.4    Financial Data. Borrower has furnished to the Lenders a pro
                 --------------
forma balance sheet of Borrower dated as of the Closing Date and a pro forma consolidated balance sheet of Kilovac dated as of the Closing Date (collectively, the "Pro Formas") and respectively attached hereto as Exhibits
                    ----------                                       --------
E1-A and E1-B. Each Pro Forma fairly presents as of the date hereof on a pro
- ----     ----
forma basis Borrower's or Kilovac's consolidated, as the case may be, assets, liabilities and financial condition after giving effect to the transactions described in this Agreement, the Current Financing Agreements and the Hartman Purchase Agreement; there are no omissions from either Pro Forma or other facts and circumstances not reflected in either Pro Forma which are or may be material in accordance with standards of materiality as determined in accordance with generally accepted accounting principles. The "Fair Salable Value Balance Sheets" attached hereto as Exhibits E2-A and E2-B respectively set forth the
                           -------------     ----
fair salable value of each of Borrower's and Kilovac's consolidated assets and contains a complete statement of Borrower's and Kilovac's consolidated liabilities (including contingent liabilities), in each case as of the date hereof, after giving effect to the transactions described in this Agreement, the Current Financing Agreements and the Hartman Purchase Agreement and have been prepared based on reasonable assumptions, including, without limitation, the following: (i) Accounts have been valued at face value less reserves for uncollectible Accounts and expenses of collection based on previous history assuming a collection period not exceeding six months; (ii) Inventory has been valued at the lower of cost or market according to the books and records of Borrower or Kilovac, as applicable, (iii) intangible assets (other than Accounts and contribution rights arising under the Contribution Agreement) have been valued at zero, and (iv) fixed assets (including the Real Property) have been valued at book value, estimated fair market value, or to the extent available, current appraised fair market values (in which case, copies of such appraisals have been delivered to the Lenders). The historical financial statements furnished and to be furnished to the Lenders in accordance with subsection 7.1
                                                                --------------
hereof, and the pro forma historical financial statements of the Hartman Division for the months of May and June, 1996 and delivered to the Borrower in pursuant to the Hartman Purchase Agreement are respectively in accordance with the books and records of Borrower, Kilovac or the Hartman Division, as the case may be, and fairly represent the financial condition of Borrower, Kilovac or the Hartman Division, as the case may be, at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with generally accepted accounting principles, to the extent that preparation in accordance with generally accepted accounting principles is possible, (except that (i) in the case of unaudited financial statements, no footnotes shall be required, (ii) such statements may be condensed, (iii) the statements may exclude or combine as a single line item the effects (including additional depreciation, costs of sales and any amortization) of purchase accounting adjustments and (iv) the statements may exclude the effects of EITF No. 88 16 "Basis in Leveraged Buyout Transactions", FASB No. 109 "Accounting for Income Taxes", FASB No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" and
any expense relating to the Success Fee), consistently applied throughout the periods involved, except for changes therein with which the certified public accountants issuing the opinion on the financial statements delivered pursuant to subsection 7.1(B) hereof have concurred. All information, reports and other
   -----------------
papers and data furnished to the Lenders are or will be, at the time the same are so furnished to the Lenders, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Lenders a true and accurate knowledge of the subject matter thereof. No material adverse change has occurred in the property, business, operations, or conditions (financial or otherwise) of the Borrower or Kilovac since December 31, 1995.

          6.5    Collateral and Real Property; Leased Premises. (A) Except (i)
                 ---------------------------------------------
as disclosed on Schedule 6.5(A) hereto and (ii) as permitted in subsection 8.1
                ---------------                                 --------------
hereof, all of the Collateral and Real Property is and will continue to be owned by Borrower, Holdings or Borrower's Subsidiaries, as applicable, has been fully paid for and is free and clear of all security interests, liens, claims, and encumbrances.

          (B)    Schedule 6.5(B) hereto sets forth all of Borrower's and its
                 ---------------
Subsidiaries' leased premises together with the respective lessors thereof

          6.6    Solvency and Other Matters. (a) Each of Borrower and Kilovac is
                 --------------------------
solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. Neither Borrower nor Kilovac will be rendered insolvent by the execution and delivery of this Agreement or any of the other Current Financing Agreements (or by the performance of the Original Financing Agreements) or by the transactions contemplated hereunder, thereunder or under the Hartman Purchase Agreement.

          (b) This Agreement and each of the other Financing Agreements to be executed by Borrower or any Subsidiary of Borrower have been executed and delivered by Borrower or such Subsidiary, as the case may be, to the Agent and the Lenders in good faith and in exchange for reasonably equivalent value.

          (c) Neither Borrower nor Kilovac intends to incur debts beyond its ability to pay them as they mature and the aggregate of Borrower's property at a fair valuation is sufficient in amount to pay Borrower's debts, and the aggregate of Kilovac's property at a fair valuation is sufficient in amount to pay Kilovac's debts.

          (d) The funds obtained by Borrower from the Lenders pursuant to the Financing Agreements will be used for proper corporate purposes in accordance with the terms thereof and applicable law.

          6.7    Chief Place of Business. As of the Closing Date, the principal
                 -----------------------
place of business and chief executive office of Borrower is located at P.O. Box 520, Highway 74 East, 1396 Charlotte Highway, Fairview, North Carolina 28730 and the principal place of business and chief executive office of Kilovac is located at 550 Linden Avenue, Carpinteria, California 93013 If any change in either such location occurs, Borrower shall notify the Agent and the Lenders thereof in accordance with subsection 8.11
                                                            ---------------
hereof. As of the execution hereof, the respective books and records of Borrower and Kilovac and all chattel paper and all records of account are located at such respective addresses, and if any change in either such location occurs, Borrower shall notify the Agent and the Lenders thereof in accordance with subsection
                                                                  ----------
8.11 hereof.
- ----


          6.8    Other Corporate Names. Except as disclosed on Schedule 6.8
                 ---------------------                         ------------
hereto, neither Borrower nor any of its Subsidiaries have used any corporate or fictitious name other than the corporate names set forth on the Articles of Incorporation of such Person.

          6.9    Tax Liabilities. Borrower and each of its Subsidiaries has
                 ---------------
filed all federal, state, provincial and local tax reports and returns required by any law or regulation to be filed by it except for extensions duly obtained, and have either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected. Either the federal income tax returns of Borrower have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension. The reserves for taxes reflected on the balance sheets of Borrower and its Subsidiaries submitted to the Agent and the Lenders in accordance with the terms of subsection 7.1 below will be adequate in amount in accordance with generally
   --------------
accepted accounting principles for the payment of all liabilities for all taxes (whether or not disputed) of Borrower and its Subsidiaries accrued through the date of such balance sheet. There are no material unresolved questions or claims concerning any tax liability of Borrower or its Subsidiaries.

          6.10   Loans; Bank Accounts. Except as set forth on Schedule 6.10
                 --------------------                         -------------
hereof and for trade payables arising in the ordinary course of Borrower's and its Subsidiaries businesses, neither Borrower and nor any of its subsidiaries have any loans or other indebtedness for borrowed money. Other than as set forth on Schedule 6.10 hereof, Borrower and its Subsidiaries have no deposit,
   -------------
collection, disbursement or checking accounts with any financial institution.

          6.11   Margin Security. Neither Borrower nor any of its Subsidiaries
                 ---------------
owns any margin security and none of the loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Reg,ulation U of the Board of Governors of the Federal Reserve System.

          6.12   Survival of Warranties. All representations and warranties
                 ----------------------
contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement. Immediately prior to the effectiveness of this Agreement, no "Default" or "Event of Default" had occurred and was continuing under and as defined in the 1995 Agreement, except for those which are waived upon the effectiveness of this Agreement pursuant to subsection
                                                                      ----------
10.22 hereof.
- -----

          6.13   Subsidiaries. As of the Closing Date, Borrower has no
                 ------------
Subsidiaries other than CII Mexico, Kilovac, Kilovac Jamaica and Kilovac International, Kilovac has no Subsidiaries other than Kilovac International and Kilovac Jamaica; and neither Kilovac International, Kilovac Jamaica, nor CII Mexico has any Subsidiaries.

          6.14   Litigation and Proceedings. Except as disclosed on Schedule
                 --------------------------                         --------
6.14 hereto, no judgments are outstanding against Borrower or any of its
- ----
Subsidiaries nor is there now pending or, to the best of Borrower's knowledge after diligent inquiry, threatened, any litigation, investigations, contested claim, or governmental proceeding by or against Borrower or any of its Subsidiaries except judgments and pending or threatened litigation, investigations, contested claims and governmental proceedings which are not, in the aggregate, material to the Borrower's financial condition. results of operations or business.

          6.15   Other Agreements. Neither Borrower nor any of its Subsidiaries
                 ----------------
is in default under any material contract, lease, or commitment to which it is a party or by which it is bound. Borrower knows of no dispute regarding any contract, lease, or commitment which is material to the continued financial success and well-being of Borrower or any of its Subsidiaries.

          6.16   Labor Contracts; Employee Controversies. There are no
                 ---------------------------------------
controversies pending or, to the best of Borrower's knowledge after diligent inquiry, threatened between Borrower, any of its Subsidiaries and any of their respective employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, materially adverse to the continued financial success and well-being of Borrower or its Subsidiaries.

          6.17   Compliance with Laws and Regulations; Environmental Matters.
                 -----------------------------------------------------------

          (A)    General Compliance. The execution and delivery by Borrower of
                 ------------------
this Agreement and the execution and delivery by Borrower and each of its Subsidiaries of all of the other Current Financing Agreements to which they are parties and the performance of Borrower's obligations hereunder, and of Borrower's and each such Subsidiaries' performance thereunder, and under the Original Financing Agreements to which they are parties are not in contravention of any law or laws. Each of Borrower and its Subsidiaries is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, provincial, state and local governmental authorities relating to the business operations and the assets of Borrower and each of its Subsidiaries except for laws, orders, regulations and ordinances the violation of which would not, in the aggregate, have a material adverse effect on Borrower's or any Subsidiaries' financial condition, results of operations or business.

          (B)    Environmental Compliance. Except as set forth on Schedule 6.17
                 ------------------------                         -------------
hereof, the operations of Borrower and each of its Subsidiaries comply in all material respects with all applicable federal, state, provincial or local environmental, health and safety statutes and regulations. Except as set forth on Schedule 6.17 hereof, none of the
   -------------
operations of Borrower or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of any federal, state, provincial or local environmental, health or safety statute or regulation. Except as set forth on Schedule 6.17, none of the operations of Borrower or any
                       -------------
of its

Subsidiaries is the subject of federal, state or provincial investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as set forth on Schedule 6.17, neither Borrower nor any of
                                    -------------
it Subsidiaries has filed any notice under any federal, provincial or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment. Except as set forth on
Schedule 6.17, neither Borrower nor any of its Subsidiaries has any contingent
- --------------
liability of which Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.

          6.18   Patents. Trademarks and Licenses. Borrower and each of its
                 --------------------------------
Subsidiaries possesses adequate assets, licenses, permits, patents, patent application, copyrights, service marks, trademarks, trade names, government approvals or other authorizations and other rights that are necessary for Borrower and its Subsidiaries to conduct their respective businesses.

          6.19   ERISA. (A) Neither Borrower nor any ERISA Affiliate maintains
                 -----
or contributes to any Plan other than a Plan listed on Schedule 6.19 hereto.
                                                       -------------
Each Plan which is intended to be a qualified plan has been determined by the Internal Revenue Service to be qualified under Section 401 (a) of the Internal Revenue Code as currently in effect and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code. Neither Borrower nor any Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither Borrower nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Internal Revenue Code) exists in respect to any Benefit Plan, whether or not waived. Neither Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event with respect to any Plan. Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Benefit Plan and furnished to the Agent and the Lenders is complete and accurate; since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B.

          (B) Neither Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has failed to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither

Borrower nor any ERISA Affiliate is required to provide security to a Plan under
Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year.

          (C) Borrower has given to the Agent and the Lenders copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Closing Date and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by the Borrower and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such Plan.

          7.     AFFIRMATIVE COVENANTS.
                 ---------------------
          Borrower covenants and agrees that, for so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) for so long as this Agreement remains in effect:

          7.1   Financial Statements. Borrower shall keep, and cause each
                --------------------
Subsidiary to keep, proper books of record and account (consistent with the provisions of subsection 3.12) in which full and true entries will be made of
              ---------------
all dealings or transactions of or in relation to the business and affairs of Borrower and its Subsidiaries, and which will permit the preparation of financial statements in accordance with generally accepted accounting principles consistently applied to the extent possible, and Borrower shall cause to be furnished to the Lenders:

          (A)    Monthly. As soon as practicable after the end of each month
                 -------
and in any event within twenty-five (25) days after the end of such month (or, if such twenty-fifth day is not a Business Day, by the next immediate Business
Day):

                 (i) consolidated statements of income, retained earnings and cash flow of Borrower and its Subsidiaries for such month and for the period from the beginning of the then current fiscal year to the end of such month and a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such month, setting forth in each case in comparative form, figures for the corresponding periods in the preceding fiscal year and as of a date one year earlier, all in reasonable detail and certified as accurate by the chief financial officer or treasurer of Borrower, subject to changes resulting from normal year-end adjustments; and

                 (ii) (a) a copy of Borrower's consolidated operating statement for such month prepared by Borrower and its Subsidiaries for their internal use, including, without limitation, statements of cash flow, purchases and sales of inventory and other similar data as the Agent or any Lender may reasonably request and (b) a comparison of actual cash flow and capital expenditures with amounts budgeted for such month.

          (B)    Annual. As soon as practicable and in any event within ninety
                 ------
     (90) days after the end of each fiscal year of Borrower (or, if such ninetieth day is not a Business Day, by the next immediate Business Day), consolidated statements of income, retained earnings and cash flow of Borrower and its Subsidiaries for such year, and a consolidated balance sheet of Borrower and its Subsidiary as of the end of such year, setting forth in each case in comparative form, corresponding figures for the preceding fiscal year and as of the end of the preceding fiscal year, all in reasonable detail and satisfactory in scope to the Agent and each Lender and examined by independent certified public accountants selected by Borrower and reasonably satisfactory to the Agent, whose opinion shall be in scope and substance satisfactory to the Agent and each Lender.

          (C)    Budget. As soon as practicable and in any event within thirty
                 ------
     (30) days after the end of each fiscal year of Borrower (or, if such thirtieth day is not a Business Day, by the next immediate Business Day), an annual budget of Borrower and its Subsidiaries for the succeeding fiscal year in reasonable detail, including a cash flow budget of Borrower and its Subsidiaries for the succeeding fiscal year, and within thirty (30) days after the close of each calendar month during such fiscal year (or, if such thirtieth day is not a Business Day, by the next immediate Business Day), a statement in which the actual results of such month are compared with the corresponding projections in such annual budget (each annual budget shall include a statement of anticipated profit and loss and a balance sheet as of the end of the annual budget period, in each case in the same format as the audited statement of profit and loss and the audited balance sheet).

          (D)    Letters from Accountants and Consultants. As soon as
                 -----------------------------------------
     practicable and in any event within ten (10) days of delivery to Borrower (or, if such tenth day is not a Business Day, not later than the next immediate Business Day), a copy of (i) the "Management Letter" prepared by Borrower's independent certified public accountants prepared in connection with the financial statements referred to in subsection 7.1(B) above and
                                                  -----------------
     (ii) to the extent that such letters may from time to time be issued by Borrower's independent certified public accountants or other management consultants, any letter issued by Borrower's independent certified public accountants or other management consultants with respect to recommendations relating to the financial or accounting systems or controls of Borrower or any of its Subsidiaries.

          (E)    Default Notices. As soon as practicable (but in any event not
                 ---------------
     more than one (1) day (or, if such day is not a Business Day, not later than the next immediate Business Day) after the president or chief financial officer of Borrower or any Subsidiary obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Event of Default or a Default), notice of any and all Events of Default or Defaults hereunder;

          (F)    Account Debtors List. At the request of the Agent, names and
                 --------------------
     addresses of Borrower's and Kilovac's Account Debtors.

          (G)    Other Information. With reasonable promptness, such other
                 -----------------
     business or financial data as the Agent or any Lender may reasonably request.

          All financial statements delivered to the Agent and the Lenders pursuant to the requirements of subsections 7.1 (A) and (B) above (except where
                                -------------------     ---
otherwise expressly indicated) shall be prepared in accordance with generally accepted accounting principles (to the extent possible and except that (i) in the case of unaudited financial statements, no footnotes shall be required, (ii) such statements may be condensed, (iii) the statements may exclude or combine as a single line item the effects (including additional depreciation, costs of sales and any amortization) of purchase accounting adjustments and (iv) the statements may exclude the effects of EITF No. 88-16 "Basis in Leveraged Buyout Transactions", FASB No. 109 "Accounting for Income Taxes", FASB No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" and any expense relating to the Success Fee or fees payable pursuant to subsection
                                                                ----------
2.5(B), consistently applied, except for changes therein with which the
- -------
certified public accountants issuing the opinion on the financial statements delivered pursuant to subsection 7.1 (B) have concurred. Together with each
                      ---------- ------
delivery of financial statements required by subsections 7.1 (A) and (B) above,
                                             -------------------     ---
Borrower shall deliver to the Agent and each Lender a certificate of the chief financial officer or treasurer of Borrower in the form attached hereto as Exhibit B-1 setting forth in such detail as is acceptable to the Agent and each
- -----------
Lender calculations with respect to Borrower's compliance with each of the financial covenants contained in this Agreement and stating that there exists no Default or Event of Default, or, if any Default or Event of Default exists, specifying the nature and the period of existence thereof and what action Borrower proposes to take with respect thereto. Together with each delivery of financial statements required by subsection 7.1 (B) above, Borrower shall
                                 ------------------
deliver to the Agent and each Lender a report of the accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof. Such accountants shall not be liable by reason of any failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the ordinary course of an audit.

          The Agent and each Lender shall exercise reasonable efforts to keep such information, and all information acquired as a result of any inspection conducted in accordance with subsection 7.2 hereof, confidential, provided that
                             --------------
Agent or any Lender may communicate such information (a) to any other Person in accordance with the customary practices of commercial banks relating to routine trade inquiries, (b) to any regulatory authority having jurisdiction over the Agent or such Lender, (c) to any other Person in connection with any such Lender's sale of any participations in, or assignments of, the Liabilities, or (d) to any other Person in connection with the exercise of the Agent's or any Lender's rights hereunder or under any of the other Financing Agreements. Borrower authorizes the Agent and each Lender to discuss the financial condition of Borrower and its Subsidiaries with Borrower's independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Agent, any such Lender or Borrower's independent certified public accountants.

          7.2    Inspection. The Agent, any Lender, or any Person designated by
                 ----------
the Agent or any Lender in writing, shall have the right, from time to time hereafter, to call at the place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) of Borrower and its Subsidiaries during reasonable business hours, and, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from Borrower's or its Subsidiaries' books, records, journals, orders, receipts and any correspondence and other data relating to the business of Borrower or any of its Subsidiaries or to any transactions between the parties hereto, (ii) to make such verification concerning the Collateral as the Agent or any Lender may consider reasonable under the circumstances, and (iii) to discuss the affairs, finances and business of Borrower and its Subsidiaries with any officers, employees or directors of Borrower or its Subsidiaries. Borrower shall pay on demand all photocopying expenses incurred by the Agent or any Lender under this subsection 7.2. Prior to the occurrence of a Default Borrower shall
           ---------------
be obligated to pay the Agent's audit fees and expenses as described in subsection 2.5(D) for one audit per quarter. After the occurrence and during the
- ---------- -----
continuation of a Default, there shall be no limitation on Borrower's obligation to pay the Agent's or any Lender's audit fees and expenses. Borrower agrees that Agent shall have the right to obtain a new appraisal (or update of an existing appraisal) at any time (a) when, in the Agent's reasonable judgment, such an appraisal is warranted due to the Agent's internal evaluation of the extensions of credit contemplated by this Agreement (but not less than once every three (3) years) and (b) to comply with statutes, rules, regulations or directives of governmental agencies having jurisdiction over the Agent. Borrower agrees to pay to Agent, upon demand, all appraiser's fees and related expenses incurred by the Agent from time to time in obtaining appraisal reports.

          7.3    Conduct of Business. Except as contemplated herein, Borrower
                 -------------------
and each of its Subsidiaries shall maintain its corporate existence, shall maintain in full force and effect all licenses, bonds, franchises, leases, patents, permits, contracts and other rights necessary or desirable to the profitable conduct of its business, shall continue in, and limit its operations to, the same general lines of business as those presently conducted by it and shall comply with all laws, orders, regulations and ordinances of any federal, foreign, state or local governmental authority, except for such laws, orders, regulations and ordinances the violation of which would not, in the aggregate, have a material adverse effect on Borrower's, or any Subsidiary's financial condition, results of operations or business or Borrower's or any Subsidiary's ability to perform its obligations hereunder or under any of the other Financing Agreements.

          7.4    Claims and Taxes. Borrower agrees to indemnify and hold the
                 -----------------
Agent, each Lender and each of their respective officers, directors, employees, attorneys and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties, costs, and expenses (including, without limitation, reasonable attorney's and consultant's fees) relating to or in any way arising out of the possession, use, operation or control of any of Borrower's or any of its Subsidiaries' assets, except for any such claims, demands, liabilities, losses, damages, penalties, costs and expenses caused by and resulting from the Agent's or such Lender's willful misconduct or gross negligence. Borrower shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all of Borrower's and its Subsidiaries' real and personal property taxes, assessments and charges and all of Borrower's and its Subsidiaries' franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against Borrower or any of its Subsidiaries, or payable by Borrower or any of its Subsidiaries, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, provided that Borrower or the applicable Subsidiary shall have the right to contest in good faith, by any appropriate proceedings, promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if
(i) Borrower or such Subsidiary establishes adequate reserves to cover such contested taxes, assessments or charges, and (ii) such contest does not have a material adverse effect on the financial condition of Borrower or any of its Subsidiaries, the ability of Borrower to pay any of the Liabilities, or the priority or value of the Agent's security interest in the Collateral or the Agent's liens upon the Real Property.

          7.5    Agent's Closing Costs and Expenses. 13orrower shall reimburse
                 ----------------------------------
the Agent on demand for all reasonable expenses and fees paid or incurred in connection with the documentation, negotiation, restatement, modification and closing of the credit facilities described herein, including, without limitation, lien search, filing and recording fees and the reasonable fees and expenses of the Agent's attorneys and paralegals, whether such expenses and fees are incurred prior to or after the date hereof. In addition, Borrower shall reimburse the Agent for the costs of appraisals done, if any, with respect to Borrower's and its Subsidiaries' Real Property and Equipment.

          7.6    Borrower's Liabilitv Insurance. Borrower shall maintain, and
                 ------------------------------
shall cause each subsidiary to maintain, at its expense, such public liability and third party property damage insurance in such amounts and with such deductibles as is acceptable to the Agent. Borrower has, and to the extent necessary, shall, make arrangements with its and its Subsidiaries' liability insurers to note the Agent as an additional insured with respect to the Borrower's and its Subsidiaries' its liability insurance policies.

          7.7    Borrower's Property Insurance. Borrower shall, and shall cause
                 ------------------------------
its Subsidiaries to, at its expense, keep and maintain its assets and the Collateral insured against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses, including flood, if the same is required pursuant to a designation of the area in which the Real Property is located as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, in an amount at least equal to the lesser of (i) the outstanding principal balance of the liabilities or (ii) the full insurable value of all such property. All such policies of insurance shall be in form and substance satisfactory to the Agent. To the extent Borrower has not alreadv done so in connection with the 1995 Agreement and the Original

Financing Agreements, Borrower shall deliver to the Agent the original (or a certified) copy of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain a Loss Payable Endorsement. Borrower has directed and shall cause each Subsidiary to direct, and hereby reaffirms such direction to, all insurers under such policies of insurance to pay all proceeds of insurance policies directly to the Agent. Borrower has, and has caused each of its Subsidiaries to, irrevocably made, constituted and appointed the Agent, and all officers, employees or agents designated by the Agent, (and hereby reaffirms such making, constitution and appointment) as Borrower's and its Subsidiaries' true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of Borrower, the applicable Subsidiary, or any other Person on any check, draft, instrument or other item of payment received by Borrower, a Subsidiary, the Agent or any Lender pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent and the Lenders, without waiving or releasing any obligation or Default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain, or fail to cause any Subsidiary to obtain or maintain, such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent and the Lenders deem advisable.

          7.8    ERISA. (A) Borrower shall deliver to the Lenders, at Borrower's
                 -----
expense, such information and at such times as provided below:

          (i) as soon as possible, and in any event within ten (10) days (or, if such tenth day is not a Business Day, by the next immediate Business
     Day) after Borrower or an ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief executive officer of Borrower describing such Termination Event and the action, if any, which Borrower or such ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service ("IRS"), DOL or PBGC with respect thereto;

          (ii) as soon as possible and in any event within ten (10) days (or, if such tenth day is not a Business Day, by the next immediate Business Day) after Borrower or an ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406) of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief executive officer of Borrower describing such transaction and the action which Borrower or any ERISA Affiliate has taken, is taking or proposes to take, with respect thereto;

          (iii) promptly after the filing thereof with the DOL, IRS or PBGC, copies of each annual report, including schedule B thereto, filed with respect to each Benefit Plan;

          (iv) promptly after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower or an ERISA Affiliate with respect to such request;

          (v) promptly upon the occurrence thereof, notification of any increases in the benefits of any existing Benefit Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or an ERISA Affiliate was not previously contributing;

          (vi) promptly upon, and in any event within three (3) Business Days after, receipt by Borrower or an ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (vii) promptly upon, and in any event within three (3) Business Days after, receipt by Borrower or an ERISA Affiliate of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code copies of each such letter;

          (viii) promptly upon, and in any event within three (3) Business Days after receipt by Borrower or an ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (ix) promptly upon, and in any event within three (3) Business Days after, either Borrower or an ERISA Affiliate failing to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 on or before the due date for such installment or payment, a notification of such failure;

          (x) within five (5) Business Days after receipt by Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report; within five (5) Business Days after Borrower or any ERISA Affiliate knows or has reason to know (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

          For purposes of this subsection 7.8, Borrower and any ERISA Affiliate
                               --------------
shall be deemed to know all facts known by the Administrator of any Plan of which Borrower or any ERISA Affiliate is the plan sponsor.

          (B) Borrower shall establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, IRC, and all other applicable laws, and the regulations and interpretations thereunder.

          7.9    Notice of Suit or Adverse Change in Business. Borrower shall,
                 --------------------------------------------
as soon as possible, and in any event within five (5) days (or, if such fifth day is not a Business Day, by the next immediate Business Day) after Borrower learns of the following, give written notice to the Agent, on behalf of the Lenders, of (i) any material proceeding(s) (including, without limitation, litigation, investigations, arbitration or governmental proceedings) being instituted or threatened to be instituted by or against Borrower or any of its Subsidiaries in any federal, state, provincial, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) and (ii) any material adverse change in the business, assets or condition, financial or otherwise, of Borrower or any of its Subsidiaries.

          7.10   Supervening Illegality. If, at any time or times hereafter,
                 ----------------------
there shall become effective any amendment to, deletion from or revision, modification or other change in any provision of any statute, or any rule, regulation or interpretation thereunder or any similar law or regulation affecting the Lenders' extension of credit described in this Agreement and/or the selling of participations therein or assignments thereof, Borrower shall, at Borrower's option, either (i) pay to the Agent, for the benefit of the Lenders, the then outstanding balance of the Liabilities, and hold the Agent and the Lenders harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by Borrower by reason of the Agent or the Lender's failure or inability to comply with the terms of this Agreement or any of the other Financing Agreements, or (ii) indemnify and hold the Agent and the Lenders harmless from and against any and all obligations, fees, liabilities, losses, penalties, costs, expenses and damages, of every kind and nature, imposed upon or incurred by the Agent or the Lenders by reason if such amendment, deletion, revision, modification, or other change.

          7.11   Environmental Laws. Borrower will use its best efforts, and
                 ------------------
will use its best efforts to cause each of its Subsidiaries, to conduct its business so as to comply in all material respects with all federal, state, provincial or local environmental laws and regulations, including, without limitation, any remediation efforts ordered by any such governmental authorities and any environmental, land use, occupational safety or health laws, rules, regulations, requirements or permits in all jurisdictions in which they, respectively, are or may at any time be doing business, provided, however, that
                                                        --------- -------
nothing contained in this subsection 7.11 shall prevent Borrower or any of its
                          ---------------
Subsidiaries from contesting, in good faith by appropriate legal proceedings, promptly initiated and diligently conducted, any such law, regulation, interpretation thereof or application thereof, provided, further, that Borrower
                                               --------  -------
or any of its Subsidiaries, as applicable, shall comply with the order of any court or other governmental body of applicable jurisdiction relating to such laws unless Borrower or any such Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If Borrower or any of its Subsidiaries shall
(a) receive notice that any violation of any federal, state, provincial or local environmental law or regulation may have been committed or is about to be committed by Borrower or any of its Subsidiaries, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower or any of its Subsidiaries alleging violations of any federal, state or local environmental law or regulation or requiring Borrower or any of its Subsidiaries to take any action in connection with the release of toxic or hazardous substances into the environment, (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower or any of its Subsidiaries may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, or (d) notice that any properties or assets of Borrower or any of its Subsidiaries are subject to an Environmental Lien, Borrower shall provide the Lenders with a copy of such notice within fifteen (15) days (or, if such fifteenth day is not a Business Day, by the next immediate

Business Day) of Borrower's receipt thereof. Within fifteen (15) days (or, if such fifteenth day is not a Business Day, by the next immediate Business Day) of Borrower having learned of the enactment or promulgation of any federal, state, provincial or local environmental law/or regulation which may result in any material adverse change in the condition, financial or otherwise, of Borrower or any of its Subsidiaries, Borrower shall provide the Agent, on behalf of Lenders with notice thereof.

          7.12   Leasehold Assignments; Landlord Consents and Waivers. With
                 ----------------------------------------------------
respect to each lease of premises entered into after the date hereof, upon Agent's request, Borrower shall, or shall use its best efforts to cause its Subsidiary to, as applicable, deliver to the Agent a collateral assignment of lease or leasehold mortgage together with a landlord waiver (including a consent to such collateral assignment of lease or leasehold mortgage) executed by Borrower, or such Subsidiary, as applicable, and the lessor of such leased premises. Each collateral assignment of lease or leasehold mortgage and related landlord waived so delivered shall be in form and substance acceptable to the Agent.

          7.13   Destruction and Condemnation. In case of any damage to or loss
                 ----------------------------
or destruction of the Collateral or any part thereof (each, a "Destruction"),
                                                               -----------
Borrower shall promptly send to the Agent, on behalf of the Lenders, a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction have been assigned (and such assignment is hereby reaffirmed) and shall be paid to the Agent. All such proceeds, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction ("Net
                                                                     ---
Proceeds"), shall be applied in accordance with the provisions of this
- --------
subsection 7.13. In the event of any taking of the Real Property, or any part
- ---------------
thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Real Property, or any part thereof, by any governmental authority, civil or military (each, a "Taking"), Borrower shall immediately
                                       ------
notify the Agent, on behalf of the Lenders, upon receiving notice of such Taking or commencement of proceedings therefor. All proceeds and any award or payment in respect of any Taking are hereby assigned (and Borrower shall cause each applicable Subsidiary to assign to the Agent pursuant to agreements and instruments acceptable to the Agent) and shall be paid to the Agent, on behalf of the Lenders, and Borrower shall take all steps necessary to notify, or cause the applicable Subsidiary to notify, the condemning authority of such assignment. Such award or payment, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking ("Net Award"), shall be applied in accordance with the provisions of this
         ---------
subsection 7.13. In the event of a Taking or Destruction, Borrower shall be
- ---------------
required to restore or rebuild, or cause the applicable Subsidiary to restore or rebuild ("Restoration") any Collateral that is damaged, taken or destroyed under
          -----------
the terms and provisions hereinafter provided unless (i) the Net Proceeds or Net Award received in connection with such Taking or Destruction are less than $10,000 in amount, and Borrower elects to apply, or to cause to be applied, such Net Proceeds or Net Award to reduce the outstanding principal balance of the Liabilities, or (ii) such Net Proceeds or Net Award are greater than $250,000 in amount, and the Lenders elect to apply, or to cause to be applied, such Net Proceeds or Net Award to Borrower's Liabilities as provided below. Net Awards and Net Proceeds shall be paid to the Agent, on behalf of the Lenders; provided, however, that so long as no Event of Default or Default shall have occurred and be continuing, and unless Borrower has elected to apply, or to cause to be applied, such mounts to the Liabilities, Net Proceeds and Net Awards in amounts less than $10,000 per occurrence shall be delivered to Borrower or the applicable Subsidiary to pay for the Restoration. With respect to occurrences giving rise to Net Proceeds or Net Awards in excess of $250,000, all such Net Proceeds or Net Awards may be applied by the Lenders, in their discretion, to the payment of Borrower's Liabilities. In the event any Net Proceeds or Net Award in excess of $250,000 is used for Restoration, the Agent shall not release any part of such Net Award or Net Proceeds except in accordance with the following provisions:

          (i) at the time of any requested release of funds, no Event of Default or Default shall have occurred and be continuing;

          (ii) the Restoration shall be reasonably anticipated to be completed prior to the termination of this Agreement; and

          (iii) each release of funds shall be conditioned upon receipt by the Agent of such documentation as the Agent may reasonably request.


          8.   NEGATIVE COVENANTS.
               ------------------

          Borrower covenants and agrees that so long as any Liabilities remain outstanding, and (even if there shall be no Liabilities outstanding) so long as this Agreement remains in effect (unless the Lenders shall give their prior written consent thereto):

          8.1    Encumbrances. Except as set forth on Schedule 6.5(A) hereto,
                 -------------                        ---------------
Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets, including, without limitation, the Collateral and the Real Property, other than: (i) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, promptly initiated and diligently conducted, and as to which Borrower or such Subsidiary shall, if appropriate under generally accepted accounting principles, have set aside on its books and records adequate reserves other than liens which might subject the Collateral or the Real Property to foreclosure or other action affecting title;
(ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) the liens and security interests in favor of the Agent; (iv) liens which arise by operation of law, other than Environmental Liens and liens in favor of the PBGC;
(v) processor's liens; and (vi) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of the Real Property and scheduled on the Agent's commitments for title insurance relating thereto.

          8.2    Indebtedness. Except as otherwise set forth on Schedule 6.10
                 ------------                                   -------------
hereof, Borrower shall not, and shall not permit any of its Subsidiaries to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (i) the Liabilities,
(ii) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrower or such Subsidiary, as applicable, is contesting in good faith the amount or validity thereof by appropriate proceedings, promptly initiated and diligently conducted, and then only to the extent that Borrower or such Subsidiary has set aside on its books adequate reserves therefor, if appropriate under generally accepted accounting principles, and (iii) the Subordinated Convertible Demand Note, but only to the extent the same has been endorsed to the order of the Agent as additional Collateral. Borrower hereby further agrees that it shall not and shall not permit Kilovac to amend or otherwise modify the terms and provisions of the Subordinated Convertible Demand Note in any respect without the prior written consent of the Requisite Lenders. Other than the Liabilities, Borrower shall not pay, or permit any Subsidiary to pay, any obligations or indebtedness before the same is due.

          8.3    Consolidations, Mergers or Acquisitions. Except for the
                 ---------------------------------------
transactions contemplated under the Kilovac Purchase Agreement to occur on or after the Closing Date, neither Borrower nor any of its Subsidiaries shall recapitalize or (except for financial reporting purposes) consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person; provided that any Subsidiary of Borrower may merge with and into Borrower in accordance with applicable law.

          8.4    Investments or Loans. Borrower shall not, and shall not permit
                 --------------------
any of its Subsidiaries to, make or permit to exist investments or loans in or to any other Person, except (i) investments in short-term direct obligations of the United States Government, (ii) investments in negotiable certificates of deposit issued by the Agent, any Lender or an affiliate of the Agent or any Lender or by any other bank satisfactory to the Agent, in its reasonable discretion, payable to the order of Borrower or to bearer and delivered to the Agent, (iii) investments in commercial paper rated "Al" or "Pl," (iv) advances for travel and expenses to Borrower's officers, directors and employees in the ordinary course of business, (v) investments and loans to CII Mexico not to exceed $100,000 in the aggregate at any time (vi) loans to management to purchase the common stock of Holdings not to exceed $100,000 at any time outstanding and (vii) loans and capital contributions evidenced by or made pursuant to the Subordinated Convertible Demand Note, but only to the extent that any resulting shares of stock upon conversion thereof shall have been pledged to the Agent on behalf of the Lenders.

          8.5    Guarantees. Except as otherwise expressly contemplated herein,
                 ----------
Borrower shall not, and shall not permit any of its Subsidiaries to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, except endorsements of negotiable instruments for collection in the ordinary course of business.

          8.6    Inventory Covenants. Except as otherwise disclosed to Agent,
                 -------------------
Borrower shall not, and shall not permit any of its Subsidiaries to, sell any of the Inventory on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or any other basis subject to a repurchase obligation or return right. No Inventory delivered to third parties on any basis as described in the immediately preceding sentence shall be Eligible Inventory or, until unconditionally sold, give rise to Eligible Accounts.

          8.7    Disposal of Property. Borrower shall not, and shall not permit
                 --------------------
any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties, assets and rights to any Person except for (i) sales of Inventory to customers in the ordinary course of business and (ii) the sale, lease, transfer or other disposition of equipment no longer used or useful in the ordinary course of Borrower's or any such Subsidiary's business. Except as set forth on Schedule 6.5(A) hereto, Borrower shall not, and shall not permit
             ---------------
any of its Subsidiaries to, without the Lenders' prior written consent, sell, lease, grant a security interest in or otherwise dispose of or encumber the equipment, or any part thereof; provided that Borrower and its Subsidiaries may sell surplus equipment so long as the proceeds of such sales by Borrower are delivered to the Agent for application to the Liabilities. In the event any of the Equipment of Borrower or its Subsidiaries is sold, transferred or otherwise disposed of as herein provided, (i) and (a) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or (b) such Equipment is replaced by Equipment leased by Borrower, Borrower shall, subject to the prior rights, if any, of the Persons listed on
Schedule 6. 5(A) hereto, deliver, or cause to be delivered, all of the cash
- ----------------
proceeds of any such sale, transfer or disposition to the Agent, which proceeds shall be applied to the repayment of the Liabilities, or (ii) such sale, transfer or disposition is made in connection with the purchase by Borrower or its Subsidiary of replacement Equipment, Borrower shall, subject to the prior rights, if any, of the Persons listed on Schedule 6.5(A) hereto, use the
                                         ---------------
proceeds of such sale, transfer or disposition, or cause such proceeds to be used, to finance the purchase by Borrower or its Subsidiary of replacement Equipment and shall deliver to the agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by Borrower or its Subsidiary shall be free and clear of all liens, claims and encumbrances, except for the Agent's security interest, liens, claims and encumbrances.

          8.8    (INTENTIONALLY LEFT BLANK)

          8.9    Dividends and Stock Redemptions. Except for fees payable on the
                 -------------------------------
date hereof which are described on Schedule 8.9 hereto, Borrower shall not, and
                                   ------------
it shall cause each of its Subsidiaries not to, without the prior written consent of the Agent, directly or indirectly, (i) redeem, purchase or otherwise retire any shares of the capital stock of Borrower or any Subsidiary, (ii) declare or pay any dividends in any fiscal year on any class or classes of any stock, (iii) return the capital of Borrower or any such Subsidiary to its stockholders or (iv) make any other distribution on or in respect of any shares of any class of capital stock of Borrower or any such Subsidiary; provided,
                                                                  --------
however, that if no Default or Event of Default shall have occurred and be
- -------
continuing (and shall not occur after giving effect thereto), Borrower may pay dividends to Holdings in amounts sufficient to enable Holdings (i) to purchase its own capital stock pursuant to the Management Subscription Agreements in an aggregate amount not to exceed $200,000 in any fiscal year of Borrower, (ii) to make regularly scheduled interest payments (on or after the date such payment is due) on the Holdings Subordinated Debt in an aggregate amount not to exceed $689,125 in any fiscal year of Borrower, (iii) to pay regularly scheduled dividends (on or after the date such payment is due) on the Preferred Stock in an aggregate amount not to exceed $370,000 in any fiscal year of Borrower and (iv) to pay management fees to Stonebridge Partners in an aggregate amount not to exceed $150,000 in any fiscal year of Borrower; provided that to
                                                              --------
the extent Borrower has incurred Clean-up Costs which have not been reimbursed by a Person other than Borrower and its Subsidiaries at the time any payment described in clauses (i) through (iii) is due and payable, Borrower shall set-off, defer or accrue such payment or a portion thereof to the extent of such unreimbursed Clean-up Costs and provided further that to the extent Borrower has
                                -------- -------
Excess Availability of not less than $1,500,000 immediately prior and after giving effect to any such payment, Borrower may make the payments described in clauses (i) through (iii), or any deferred or accrued amount thereof, without regard to the immediately preceding proviso.

          8.10   Issuance of Stock. Borrower shall not, and shall not permit any
                 -----------------
Subsidiary to, issue or distribute any capital stock or other securities for consideration or otherwise (other than pursuant to the Kilovac Purchase Agreement).

          8.11   Amendment of Articles of Incorporation, By-Laws, or Stock
                 ---------------------------------------------------------
Purchase Agreements; Corporate Name; Places of Business. Borrower shall not, and
- -------------------------------------------------------
shall not permit any Subsidiary to, amend its Articles of Incorporation or By-Laws, except that Borrower or such Subsidiary may amend its Articles of Incorporation to effect a change in its corporate name, provided that Borrower furnishes, or causes the applicable Subsidiary to furnish, to the Agent such financing statements executed by Borrower or such Subsidiary which the Agent may request prior to the filing of such amendment and furnishes to the Agent a copy of such amendment, certified by the Secretary of State (or similar agency) of Borrower's or such Subsidiary's jurisdiction of organization within ten (10) days (or, if such tenth day is not a Business Day, by the next immediate Business Day) of the date such amendment is filed with such Secretary of State (or similar agency). Borrower shall not make, or permit any Subsidiary to make, any change in the location of its principal place of business or chief executive office unless prior to the effective date of such change in location, Borrower delivers, or causes such applicable Subsidiary to deliver, to the Agent such financing statements executed by Borrower, or such Subsidiary, which the Agent may request to reflect such change in location. Borrower shall deliver or cause to be delivered such other documents and instruments as the Agent may request in connection with such change in name or location within ten (10) days (or, if such tenth day is not a Business Day, by the next immediate Business Day) of the effectiveness of such change or the Agent's request therefor. Borrower shall not amend or modify, nor consent to any amendment or modification of, the Kilovac Purchase Agreement or the Hartman Purchase Agreement without the prior written consent of the Requisite Lenders.

          8.12   Transactions with Subsidiaries and Affiliates. Borrower will
                 ---------------------------------------------
not, and will not permit any Subsidiary to, enter into any transaction including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Subsidiary or Affiliate except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arm's length transaction with an unaffiliated Person or corporation.

          8.13   Lease Limitations. Borrower's and all of its Subsidiaries'
                 -----------------
aggregate annual consolidated financial obligations whether for rental payments, principal payments, interest payments, service charges or otherwise, under all leases, lease purchase agreements, conditional sales contracts, purchase money security arrangements and other similar agreements, other than any of the foregoing that are recorded or are required, under generally accepted accounting principles, to be recorded on Borrower's or any such Subsidiary's balance sheet, shall not exceed $1, 130,000.

          8.14   ERISA. Borrower shall not:
                 -----

          (A) engage, or permit an ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (B) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code). whether or not waived;

          (C) fail, or permit an ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan;

          (D) terminate, or permit an ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of Borrower or an ERISA Affiliate under Title IV of ERISA;

          (E) fail, or permit an ERISA Affiliate to fail, to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

          (F) amend, or permit an ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that either Borrower or an ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; and

          (G) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

          8.15.  Financial Covenants. Borrower shall not permit:
                 -------------------

          (A) Borrower's Interest Coverage Ratio to be less than (i) 2.5 to 1 for the quarter ending on September 30, 1996; (ii) 2.71 to 1 for the consecutive two quarter period ending on December 31, 1996, the consecutive three quarter period ending on March 31, 1997 and the consecutive four quarter period ending on October 1, 1996 and ending on September 30, 1997; (iii) 3.0 to 1 for each consecutive four quarter period ending during the period beginning on October 1, 1997 and ending on December 31, 1998; (iv) 3.25 to 1 for each consecutive four quarter period ending during the period beginning January 1, 1999 and ending on December 31, 1999; and (v) 3.5 to 1 for each consecutive four quarter period ending after December 31, 1999.

          (B) Borrower's Net Worth, at any time, to be less than (i) $12,500,000 during the period beginning on December 31, 1996 and ending on December 30, 1997; (ii) $16,500,000 during the period beginning on December 31, 1997 and ending on December 30, 1998; (iii) $20,000,000 during the period beginning on December 31, 1998 and ending on December 30, 1999; (iv) $25,000,000 during the period beginning on December 31, 1999 and ending on December 30, 2000; and (v) $30,000,000 from and after December 31, 2000.

          (C) Borrower's Leverage Ratio to be more than (i) 3.9 to 1 for the quarter ending on September 30, 1996; (ii) 3.8 to 1 for the consecutive two quarter period ending on December 31, 1996; (iii) 3.0 to 1 for the consecutive three quarter period ending March 31, 1997 and each consecutive four quarter period ending during the period beginning on April 1, 1997 and ending on December 31, 1997; (iv) 2.8 to 1 for each consecutive four quarter period ending during the period beginning on January 1, 1998 and ending on December 31, 1998; (v) 2.75 to 1 for each consecutive four quarter period ending during the period beginning on January 1, 1999 and ending on December 31, 1999; and (vi) 2.00 to 1 for each consecutive four quarter period ending after December 31, 1999.

          (D) Borrower's Fixed Charge Coverage Ratio to be less than (i) 1.2 to 1 for the consecutive two quarter period ending on December 31, 1996 the consecutive three quarter period ending March 31, 1997 and the consecutive four quarter period ending on June 30, 1997; (ii) 1.25 to 1 for the consecutive four quarter period ending on September 30, 1997, (iii) 1.3 to 1 for each consecutive four quarter period ending during the period beginning on October 1, 1997 and ending on June 30, 1998; (iv) 1.4 to 1 for the consecutive four quarter period ending on September 30, 1998; (v) 1.5 to 1 for each consecutive four quarter period ending during the period beginning on October 1, 1998 and ending on June 30, 1999; (vi) 1.6 to 1 for the consecutive four quarter period ending on September 30, 1999; (vii) 1.7 to 1 for each consecutive four quarter period ending during the period beginning on October 1, 1999 and ending on June 30, 2000; (viii) 1.8 to 1 for the consecutive four quarter period ending on September 30, 2000; (ix)
     1.9 to 1 for each consecutive four quarter period ending during the period beginning on October 1, 2000 and ending on March 31, 2001; and (x) 2.0 to 1 for each consecutive four quarter period ending after March 31, 2001.

          (E) Notwithstanding anything to the contrary contained herein, Borrower's compliance with subsections 8.15(A), (B), (C) and (D) hereof
                                -------------------  ---  ---     ---
     shall be determined without giving effect to (i) any reductions in earnings or Net Worth resulting from any allocation of the purchase price for the
     (a) transactions evidenced by the Original Stock Purchase Agreement (the "Original Acquisition") or (b) the transactions evidenced by the Kilovac
      --------------------

     Purchase Agreement or the Hartman Purchase Agreement, each in accordance with APB Opinion No. 16 "Business Combinations" and APB Opinion No. 17 "Intangible Assets" including, without limitation, additional depreciation or cost of sales resulting from asset step-ups and any amortization of goodwill, intangible assets, non-compete agreements or deferred financing costs, (ii) any reduction in Net Worth (to reflect common stock issued to management at its predecessor basis or to treat a portion of the cost of the Original Acquisition as a deemed dividend) pursuant to the provisions of EITF No. 88-16 "Basis in Leveraged Buyout Transactions", (iii) adjustments resulting from the application of FASB Statement No. 109 "Accounting for Income Taxes" or FASB Statement No. 106 "Employer's Accounting for Postretirement Benefits Other Than Pensions," (iv) any expense related to the Success Fee and (v) in the case of the numerator of each of Borrower's Interest Coverage Ratio and Borrower's Fixed Charge Coverage Ratio, for fiscal quarters ending during fiscal 1995, up to $1,050,000 (after tax) of start-up expenses associated with Borrower's acquisition of assets from Deutsch Relays, Inc. and Hi-G Company, Inc., and
     (vi) in the case of Borrower's Net Worth and the denominator of Borrower's Leverage Ratio, up to $1,050,000 (after tax) of start-up expenses associated with Borrower's acquisition of assets from Deutsch Relays, Inc. and Hi-G Company, Inc. With each Monthly Report required under Section 7.1
                                                                    -----------
     hereof for the months of June, September, December and March, Borrower shall submit to the Lenders a schedule setting forth the calculations necessary to demonstrate Borrower's compliance or noncompliance with the financial covenants set forth in subsections (A) through (D) above.

          8.16   Capital Investment Limitations. Except with respect to
                 ------------------------------
transactions contemplated under the Kilovac Purchase Agreement or the Hartman Purchase Agreement, Borrower and its Subsidiaries shall not purchase, invest in or otherwise acquire, including by capital leases, additional real estate, machinery, equipment or other fixed assets, which, in the aggregate (all such expenditures being collectively referred to herein as "Capital Expenditures"),
                                                       --------------------
cost Borrower and its Subsidiaries more than $2,000,000 during any fiscal year of Borrower.

          9.     DEFAULT; RIGHTS AND REMEDIES OF THE AGENT AND THE LENDERS.
                 ---------------------------------------------------------

          9.1    Defaults. If any of the following events ("Defaults") shall
                 --------                                   --------
occur:

          (a) Borrower fails to make any payment of the Liabilities when such payment is due or is declared due; or

          (b) (i) Borrower fails to deliver to the Agent or any Lender any financial information or notice as required hereunder, or breached any other affirmative covenant contained in this Agreement or otherwise fails to comply with the provisions of this Agreement, and such failure, breach or failure to comply shall continue for a period of fifteen (15) days following notice thereof to Borrower, or (ii) Borrower shall breach any negative covenant contained in this Agreement; or

          (c) any warranty or representation now or hereafter made by Borrower or any guarantor in connection with this Agreement or any of the other Financing Agreements is untrue or incorrect in any material respect when made or deemed made or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by Borrower to the Agent or any Lender is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified; or

          (d) a judgment or order requiring payment in excess of $150,000 shall be rendered against Borrower or Kilovac and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution, provided that this subsection 9.1 (d) shall not apply to any judgment for which Borrower
          ------------------
     or Kilovac, as applicable, is fully insured and with respect to which the insurer has admitted in writing its liability for the full amount thereof; or

          (e) a notice of lien, levy, or assessment is filed or recorded with respect to all or a substantial part of the assets of Borrower or any of its Subsidiaries, by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency or any taxes or debts owing at any time or times hereafter to any one or more of such governmental entities shall become a lien upon all or a substantial part of the Collateral or the Real Property, and such lien, levy or assessment is not discharged or released within ten
     (10) days (or, if such tenth day is not a Business Day, by the next immediate Business Day) of the notice or attachment thereof, provided that this subsection 9.1 (e) shall not apply to any liens, levies, or
          -----------------
     assessments which relate to current taxes not yet due and payable; or

          (f) there shall occur any loss, theft, substantial damage or destruction of any item or items of the Collateral or of the Real Property ("Loss") if the amount of such Loss, together with the amount of all other
       ----
     Losses occurring in the same fiscal year, exceeds $250,000 and, in the Agent's reasonable opinion, has a material adverse impact on Borrower's or Kilovac's operations or its business; or

          (g) all or any part of the Collateral or the Real Property is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and, on or before the sixtieth (60th) day thereafter (or, if such sixtieth day is not a Business Day, by the next immediate Business Day), such assets are not returned to Borrower, or Kilovac, as applicable, and/or such writ, distress warrant or levy is not dismissed, stayed or lifted; or

          (h) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower or Kilovac, Borrower or Kilovac makes an assignment for the benefit of creditors, or Borrower or Kilovac takes any corporate action to authorize any of the foregoing; or

          (i) a proceeding under any bankruptcy reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against any guarantor (other than Kilovac) of any of the Liabilities, any such guarantor of any of the Liabilities makes an assignment for the benefit of creditors, or any such guarantor of any of the Liabilities takes any corporate action to authorize any of the foregoing, or

          (j) either Borrower or Kilovac voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; or

          (k) either Borrower or Kilovac becomes insolvent or fails generally to pay its debts as they become due; or

          (l) either Borrower or Kilovac is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business affairs; or

          (m) a breach by Borrower, Holdings or any Subsidiary of Borrower shall occur under any of the other Financing Agreements and such breach continues for more than the applicable grace period, if any, contained therein; or

          (n) a breach by Borrower shall occur under any material agreement, document or instrument (other than an agreement, document or instrument evidencing the lending of money), whether heretofore, now or hereafter existing between Borrower or Kilovac and any other Person, and such breach continues unwaived for more than thirty (30) days after such breach first occurs, provided that such grace period shall not apply, and a Default shall be deemed to have occurred promptly upon such breach, if such breach may not, in the Agent's reasonable determination, be cured by Borrower or Kilovac during such thirty (30) days grace period; or

          (o) Borrower or Kilovac shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on, or shall fail or neglect to perform, keep or observe or otherwise breach any of the covenants, conditions, representations, warranties or agreements in connection with, any obligation for borrowed money and the effect of such failure or breach or neglect is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (p) any guarantor of the Liabilities shall terminate or revoke any of its obligations under the applicable guarantee agreement or breach any of the terms of such guarantee agreement; or

          (q) the general partner(s) of the Partnership shall cease to be one or more of Michael S. Bruno, Jr., David A. Zackrison, Daniel A. Dye or Harrison M. Wilson, any other Person shall become a general partner of the Partnership, the Partnership shall cease to own at least fifty-one percent (51%) of the outstanding capital stock of Holdings,

     Holdings shall cease to own one hundred percent (100%) of the issued and outstanding capital stock of Borrower, or Borrower shall cease to own at least eighty percent (80%) of Kilovac; or

          (r) the plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent in good faith believes that the approval of such waiver could subject either Borrower or an ERISA Affiliate to material liability; or

          (s) a Termination Event occurs which the Agent in good faith believes could subject either Borrower or an ERISA Affiliate to material liability; or

          (t) a material adverse change shall occur in Borrower's or Kilovac's condition (financial or otherwise), operations, or the value of the Collateral or the Real Property.

then the Lenders may, upon notice to Borrower (i) terminate the Lenders' obligation to make advances to Borrower pursuant to subsection 2.1 (A) hereof
                                                    ------------------
and/or (ii) terminate the obligation of the Agent to issue Letters of Credit pursuant to subsection 2.1 (B) hereof and/or (iii) declare all of the
            ------------------
Liabilities, including, without limitation, all of Borrower's contingent liabilities with respect to any Letters of Credit, to be immediately due and payable, whereupon all of the Liabilities, including, without limitation, all of Borrower's contingent liabilities with respect to any Letters of Credit, shall become immediately due and payable, except that in the event a Default described in subsection 9.1(h) above shall exist or occur, all of the Liabilities,
   -----------------
including, without limitation, all of Borrower's contingent liabilities with respect to any Letters of Credit, shall automatically, without notice of any kind, be immediately due and payable.

          9.2    Rights and Remedies Generally. In the event of a Default, the
                 -----------------------------
Agent and the Lenders shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Financing Agreements, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted to law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by the Agent or the Lenders after Default may be for cash, credit or any combination thereof, and the Agent or any Lender may purchase all or any part of the Collateral at a public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Liabilities then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Agent and the Lenders may, in their sole discretion, cause the Collateral to remain on Borrower's premises, at Borrower's expense, pending sale or other disposition of the Collateral. The Agent and the Lenders shall have the right to conduct such sales on Borrower's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as the Agent and the Lenders may see fit.

          9.3    Entry Upon Premises and Access to Information. In the event of
                 ---------------------------------------------
a Default, the Agent and the Lenders shall have the right to enter upon the premises of Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the

Collateral unusable or remove the Collateral therefrom to the premises of the Agent, any Lender or any agent of the Agent or any Lender, for such time as the Agent or any such Lender may desire, in order effectively to collect or liquidate the Collateral, and/or the Agent and the Lenders may require Borrower to assemble the Collateral and make it available to the Agent and the Lenders at a place or places to be designated by the Agent. In the event of a Default, the Agent and the Lenders shall have the right to obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner the Agent and the Lenders deem appropriate; and the Agent and the Lenders shall have the right to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by the Agent or the Lenders and to receive, open and deal with all mail addressed to Borrower.

          9.4    Sale or Other Disposition of Collateral by the Agent or any
                 -----------------------------------------------------------
Lender. Any notice required to be given by the Agent or the Lenders of a sale,
- ------
lease or other disposition or other intended action by the Agent or the Lenders with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to Borrower at the address specified in subsection 10.18 of this Agreement, at least ten (10) Business Days prior to
   ----------------
such proposed action shall constitute fair and reasonable notice to Borrower of any such action. The net proceeds realized by the Agent and the Lenders upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by the Agent and the Lenders in connection therewith, shall be applied as provided herein toward satisfaction of the Liabilities including, without limitation, the Liabilities described in subsections 7.5 and 10.2 of this Agreement. The Agent and the Lenders shall
- ---------------     ----
account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the Agent's security interest in the Collateral until the Liabilities are fully paid. Borrower agrees that the Agent and the Lenders have no obligation to preserve rights to the Collateral against any other parties. The Agent and the Lenders are hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Agent and the Lenders' benefit until the Liabilities are paid.

          9.5    Waiver of Demand. Demand, presentment, protest and notice of
                 ----------------
nonpayment are hereby waived by Borrower. Borrower also waives the benefit of all valuation, appraisal and exemption laws.

          10.    MISCELLANEOUS.
                 -------------

          10.1   Amendments and Waivers. No amendment or modification of any
                 ----------------------
provision of this Agreement, any Term Note, revolving loan note (if any) or any other Financing Agreement shall be effective without the written agreement of the Requisite Lenders and the Borrower and no termination or waiver of any provision of this Agreement, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders; except that any waiver of any payment default hereunder, any forgiveness of any principal due hereunder, any reduction in the amount of interest or fees payable hereunder, any increase in the amount of the Maximum Revolving Facility, any extension of the term of this Agreement beyond the date specified in Section 2.7 hereof or any extension of a scheduled principal
             -----------
payment with respect to the Term Loans shall be effective only if evidence by a writing signed by or on behalf of all Lenders. No amendment, modification, termination or waiver of any provision of Section 11 hereof shall be effective
                                          ----------
without the written concurrence of the Agent and the Requisite Lenders. The Agent may, but shall, have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment modification, termination; waiver or consent effected in accordance with this subsection 10.1 shall be binding
                                            ---------------
upon each Lender and, if signed by Borrower, on Borrower.

          10.2   Costs and Attorneys Fees. If at any time or times hereafter the
                 ------------------------
Agent or any Lender employs counsel in connection with protecting or perfecting the Agent's security interest in the Collateral or the liens upon the Real Property or in connection with any matters contemplated by or arising out of this Agreement or any of the other Financing Agreements, whether (a) to prepare, negotiate or execute (i) any amendment to, modification of or extension of this Agreement, any other Financing Agreements or any instrument, document or agreement executed by any Person in connection with the transactions contemplated by this Agreement, (ii) any new or supplemental Financing Agreements, or any instrument, document or agreement to be executed by any Person in connection with the transactions contemplated by this Agreement, or
(iii) any instrument, document or agreement in connection with any sale or attempted sale of any interest herein to any participant, (b) to commence, defend, or intervene in any litigation or to file a petition, complaint, answer, motion or other pleadings, (c) to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise), (d) to consult with officers of the Agent or any Lender to advise the Agent or any Lender, (e) to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral or Real Property, or (f) to attempt to enforce or to enforce any security interest in any of the Collateral of Liens upon the Real Property or to enforce any rights of the Agent or any Lender hereunder, including, without limitation, the Agent's and the Lenders' rights to collect any of the Liabilities, then in any of such events, all of the reasonable attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, including, without limitation, all reasonable fees of all paralegals and other staff employed by such attorneys, together with interest at the rate described in subsection 2.5(A) above, shall be part of the Liabilities, payable
             -----------------
on demand and secured by the Collateral and the Real Property.

          10.3   Expenditures by the Agent and the Lenders. In the event
                 -----------------------------------------
Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which Borrower is, under any of the terms hereof, required to pay, or fails to keep the Collateral or the Real Property free from other security interests, liens or encumbrances, except as permitted herein, the Agent and the Lenders may, in their sole discretion, subject to subsection 2.1 (A) hereof, make
                                          ------------------
expenditures for any or all of such purposes, and the amount so expended, together with interest thereon at the rate prescribed in subsection 2.5 (A)
                                                         ------------------
above, shall be part of the Liabilities, payable on demand and secured by the Collateral and the Real Property.

          10.4   Custody and Preservation of Collateral. The Agent and the
                 --------------------------------------
Lenders shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower shall request in writing, but failure by the Agent or any Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure by the Agent or any Lender to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall of itself be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

          10.5   Reliance by the Agent and the Lenders. All covenants,
                 -------------------------------------
agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by the Agent and the Lenders, be deemed to be material to and to have been relied upon by the Agent and each Lender.

          10.6   Parties; Assignments and Participations.
                 ---------------------------------------

          (A) Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and assigns of Borrower and the successors and assigns of the Agent and each of the Lenders. Notwithstanding anything herein to the contrary, Borrower may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the Agent and the Lenders.

          (B) Any Lender may, at any time assign and delegate to one or more commercial banks or other financial institutions (each Person to whom such assignment and delegation is to be made being herein referred to as an "Assignee"), a portion of such Lender's advances, participation interests in
 --------
Letters of Credit and commitments hereunder (which assignment and delegation shall be of a constant, and not a varying, percentage of such assigning Lender's under the Revolving Loan, its Term Loan, participation interests in Letters of Credit and Commitments hereunder) in a minimum aggregate amount of $3,000,000 (measured on the date of such assignment); provided that Borrower and the Agent
                                           --------
shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated until such assigning Lender or such Assignee shall have:

          (i) completed, executed and delivered an Assignment and Acceptance in the form attached as Exhibit F hereto;
                             ---------

         (ii) provided evidence satisfactory to Borrower and the Agent that, as of the date of such assignment and delegation, Borrower will not be required to pay any costs, fees, taxes or other amounts of any kind or nature with respect to the interest assigned in excess of those payable by Borrower with respect to such interest prior to such assignment; and

        (iii) paid to the Agent (for the account of the Agent) a processing fee of $2,500.

Upon receipt of the foregoing items (and, if requested by Borrower or the Agent, after execution of one or more agreements supplemental to this Agreement among the assigning Lender, the Assignee, Borrower and the Agent), (x) the Assignee shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee shall have the rights and obligations of a Lender hereunder and under the other instruments and documents executed in connection herewith, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it, shall be released from its obligations hereunder. Any attempted assignment and delegation not made in accordance with this subsection 10.6 shall be null and void.
- ---------------

          (C) Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of its advances under the Revolving Loan, its Term Loan, its participation interest in Letters of Credit, its commitment or any other interest of such Lender hereunder; provided,
                                                               --------
however, that
- -------

          (a)    no participation contemplated in this subsection 10.6 shall
                                                       ---------------
     relieve such Lender from its commitment hereunder or its other obligations hereunder;

          (b) such Lender shall remain solely responsible for the performance of its commitments hereunder and such other obligations;

          (c) Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type requiring the consent of all of the Lenders pursuant to subsection 10.1 hereof;
                                       ---------------

          (e) Borrower shall not be required to pay any amount under subsection 10.21 that is greater than the amount which Borrower would have
     ----------------
     been required to pay had no participating interest been sold;

          (f) no Participant may further participate any interest hereunder (and each participation agreement shall contain a restriction to such effect); and

          (g) any Lender selling a participating interest shall promptly give notice to Borrower of such sale and the name and address of the Participant. Borrower acknowledges and agrees that, to the extent permitted by applicable law, each Participant shall be considered a Lender for purposes of subsection 2.10.
                 ---------------

          10.7   Severability. Wherever possible, each provision of this
                 ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

          10.8   CHOICE OF LAW. THE AGENT, EACH LENDER AND BORROWER HEREBY
                 -------------
ACCEPT THIS AGREEMENT AT CHICAGO, ILLINOIS BY SIGNING AND DELIVERING THEM THERE. ANY DISPUTE BETWEEN THE AGENT, ANY LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ILLINOIS.

          10.9   PERSONAL JURISDICTION.
                 ---------------------

          (a)    EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION
                 ----------------------                        ----------
10.9(b) BELOW, THE AGENT, EACH LENDER AND BORROWER AGREE THAT ALL DISPUTES
- -------------
BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT THE AGENT, EACH LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (b)    OTHER JURISDICTIONS. BORROWER AGREES THAT THE AGENT AND THE
                 -------------------
LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST BORROWER OR ITS PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION TO ENABLE THE AGENT AND THE LENDERS TO
  --------
REALIZE ON THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY) OR ANY OTHER SECURITY FOR OR GUARANTY OF THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT AND THE LENDERS. BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT OR THE LENDERS TO REALIZE ON PROPERTY, COLLATERAL (INCLUDING, WITHOUT

LIMITATION, THE REAL PROPERTY) OR ANY OTHER ANY SECURITY1TY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY LENDER RAMS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          10.10  SERVICE OF PROCESS. BORROWER WAIVES PERSONAL SERVICE OF ANY
                 ------------------
PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE LIABILITIES, IRREVOCABLY APPOINTS THE PRENTICE-HALL CORPORATION SYSTEM, INC., 33 NORTH LASALLE STREET, CHICAGO, ILLINOIS 60602 AS BORROWER'S REGISTERED AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT.

          10.11  WAIVER OF JURY TRIAL. BORROWER, THE AGENT AND EACH LENDER EACH
                 --------------------
WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT, ANY LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF BORROWER, THE AGENT AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          10.12  WAIVER OF BOND. BORROWER WAIVES THE POSTING OF ANY BOND
                 --------------
OTHERWISE REQUIRED OF THE AGENT OR ANY LENDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH, OR LEVY UPON COLLATERAL (INCLUDING, WITHOUT LIMITATION, THE REAL PROPERTY) OR ANY OTHER SECURITY FOR THE LIABILITIES, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY LENDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE AGENT, ANY LENDER AND BORROWER.

          10.13  ADVICE OF COUNSEL. BORROWER REPRESENTS TO THE AGENT AND THE
                 -----------------
LENDERS THAT IT HAS DISCUSSED EACH OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER WITH BORROWER'S COUNSEL.

          10.14  Application of Payments. Notwithstanding any contrary provision
                 -----------------------
contained in this Agreement or in any of the other Financing Agreements, Borrower irrevocably waives the right to direct the application of any an all payments at any time or times hereafter received by the Agent or any Lender from Borrower or with respect to any of the Collateral or Real Property, and Borrower does hereby irrevocably agree that the Agent and the Lenders shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or Real Property or otherwise, against the Liabilities in such manner as the Agent and the Lenders may deem advisable, notwithstanding any entry by the Agent or any Lender upon any of their respective books and records.

          10.15  Marshaling; Payments Set Aside. The Agent and the Lenders
                 ------------------------------
shall be under no obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that Borrower makes a payment or payments to the Agent or any Lender or the Agent or any Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          10.16  Section Titles. The section titles contained in this Agreement
                 --------------
shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.

          10.17  Continuing Effect. This Agreement, the Agent's security
                 -----------------
interests in the Collateral and liens upon the Real Property, and all of the other Financing Agreements shall continue in full force and effect so long as any Liabilities shall be owed to the Agent or the Lenders and (even if there shall be no Liabilities outstanding so long as this Agreement has not been terminated as provided in subsection 2.7 hereof (Pounds)
                          --------------

          10.18  Notices. Except as otherwise expressly provided herein, any
                 -------
notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered
(i) the earlier of actual receipt or three (3) days after deposit in the United States mails, with proper postage prepaid, (ii) when sent after receipt of confirmation or answerback if sent by telecopy, telex or other similar facsimile transmission, (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

     (i)       If to the Agent at:

               Bank of America Illinois
               231 South LaSalle Street
               Chicago, Illinois 60697
               Attn: Peter J Gates, Jr.
               Telecopy:     312/828-1974

               with a copy to:

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois 60603
               Attn: H Bruce Bernstein. Esq.
               Telecopy.     312/853-7036

     (ii) If to any Lender at the address set forth on the signature pages hereto.

     (iii)     If to Borrower at:

               Communications Instruments, Inc.
               P.O. Box 520
               Highway 74 East
               1396 Charlotte Highway
               Fairview, North Carolina 28730
               Attn: Ramzi Dabbagh
               Telecopy: 704/628-1439

               with copies to:

               Stonebridge Partners
               50 Main Street
               White Plains, New York 10606
               Attn: Michael S. Bruno
               Telecopy: 914/682-0834

               and

               Simpson, Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attn: Richard C. Weisberg, Esq.
               Telecopy: 212/455-2502

or to such other address or number as each party designates to the other in the manner herein prescribed.

          10.19  Equitable Relief. Borrower recognizes that, in the event
                 ----------------
Borrower fails to perform observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, Borrower agrees that the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          10.20  Indemnification. Borrower agrees to defend, protect, indemnify
                 ---------------
and hold harmless the Agent, each Lender and each of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses,
 -----------
damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement, the other Financing Agreements, issuance of any Letters of Credit, the Kilovac Purchase Agreement, the Hartman Purchase Agreement, or any act, event or transaction related or attendant thereto, the agreements of Agent and the Lenders contained herein, the making of the Revolving Loan or the Term Loans, the management of the Revolving Loan, the Term Loans or the Collateral, or Real Property (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of the advances hereunder (collectively, the "Indemnified Matters"); provided, however, that Borrower shall have no
 ----------- -------    --------  -------
obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          10.21  Capital Adequacy. If any Lender shall reasonably determine
                 ----------------
that the application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender, and such increase is based upon the existence of such Lender's obligations hereunder and other commitments of this type, then from time to time, within ten (10) days (or, if such tenth day is not a Business Day, by the next immediate Business Day) after demand from such Lender, Borrower shall pay to such Lender such amount or amounts as will compensate such Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrower under this subsection 10.21 shall take into consideration
                                  ----------------
the policies of any Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of the Lender setting forth the amount or amounts as shall be necessary to compensate such Lender as specified in this subsection 10.21 shall be delivered to Borrower and shall be conclusive in the
- ----------------
absence of manifest error.

          10.22  Existing Violations of 1995 Agreement: Waiver. Prior to the
                 ---------------------------------------------
effectiveness of the this Agreement, the Borrower violated certain of the financial covenants set forth in subsection 8.15 of the 1995 Agreement with
                                 ---------------
respect to its fiscal quarters ended March 3 1, 1996 and April 30, 1996, in each case as specifically identified in Schedule 10.22 hereof, which schedule
                                   --------------
includes a calculation of each financial ratio or other financial test proscribed by such subsection based on the Borrower's actual financial performance. The Borrower hereby represents and warrants that such calculations are true and accurate in all material respects based upon the Borrower's books and records in existence as of the Closing Date. Upon the effectiveness of this Agreement, the Agent and Lenders hereby waive such violations with respect to such periods to the extent such calculations are true and accurate.

          11.    THE AGENT.
                 ---------

          11.1   Powers. Each Lender has irrevocably appointed and authorized
                 ------
(and hereby reaffirms such appointment and authorization of) the Bank of America Illinois to act as its contractual representative under this Agreement and the other Financing Agreements. The Agent shall have and may exercise such powers under this Agreement and the other Financing Agreements as are specifically delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Notwithstanding the use of the term "Agent" or "agent" in any Financing Agreement, the Agent shall have no duties or responsibilities except those expressly set forth in the applicable Financing Agreement and shall not by reason of the Financing Agreements have a fiduciary relationship with any Lender or Borrower.

          11.2   Agent in its Capacity as a Lender. With respect to Revolving
                 ----------------------------------
Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Financing Agreements as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender hereunder. The Agent, any Lender and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower, or Affiliates of the Borrower, as if it were not Agent or as if it or they were not a Lender and without any duty to account therefor to the other parties to this Agreement; provided that except
                                                         -------- ----
with respect to payments made in connection with interest rate protection agreements, after the Agent or any Lender has actual knowledge of the occurrence of a Default, all payments received by Agent or such Lender must be applied first to the payment of the Liabilities until all of the Liabilities shall have been fully satisfied before the Agent or such Lender may apply any payment to any other loan made by any or such Lender to Borrower.

          11.3   Independent Credit Analysis. Each Lender agrees that it has,
                 ---------------------------
independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, attorneys or employees of Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of the Borrower, and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement, and that it shall independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, attorneys or employees of the Agent or of any other Lender, continue to make its own independent credit analyzes and decisions in acting or not acting under the Financing Agreements. The Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, litigation, liabilities, or business of the Borrower which may at any time come into the possession of the Agent (or any of its Affiliates). In the event such information is furnished to any Lender by the Agent, the Agent shall have no duty to confirm or verify its accuracy or completeness and shall have no liability whatsoever with respect thereto.

          11.4   General Immunity. Neither the Agent nor any of its directors,
                 ---------------
officers, agents, attorneys or employees shall be liable to any Lender for any action taken or omitted to be taken by it or them under the Financing
Agreements or in connection therewith except for its or their own willful misconduct or gross negligence. Without limitation on the generality of the foregoing, the Agent: (i) shall not be responsible to Lenders for any recitals, statements, warranties or representations under the Financing Agreements or any agreement or document relative thereto or for the financial condition of the Borrower (ii) shall not be responsible for the authenticity, accuracy, completeness, value, validity, effectiveness, due execution, legality, genuineness, enforceability or sufficiency of the Financing Agreements or any other agreements or any assignments, certificates, requests, financial statements, projections, notices, schedules or opinions of counsel executed and delivered pursuant thereto, (iii) shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, covenants or conditions of the Financing Agreements on the part of the Borrower or of any of the terms of any such agreement by any party thereto and shall have no duty to inspect the property (including the books and records) of the Borrower, (iv) shall incur no liability under or in respect of the Financing Agreements or any other document or collateral by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by the Agent to be genuine and signed or sent by the proper party, and (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts.

          11.5   Right to Indemnity. Agent shall be fully justified in failing
                 ------------------
or refusing to take any action under the Financing Agreements or in relation thereto unless it shall first be indemnified (upon requesting such indemnification) to its satisfaction by Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Lenders further agree to indemnify the Agent ratably in accordance with their Pro Rata Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Financing Agreements or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any documents, provided no such liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement results from Agent's gross negligence or willful misconduct. Each Lender agrees to reimburse Agent in the amount of its Pro Rata Share of any out-of-pocket expenses which the Agent is entitled to receive, but has not received, reimbursement pursuant to this Agreement.

          11.6   Action by Agent.
                 ---------------

          (A)    Actual Knowledge. The Agent may assume that no Event of Default
                 ----------------
or Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default or Default, has received notice from the Borrower or any of their independent certified public accountants stating the nature of the Event of Default or Default, or has received notice from a Lender stating the nature of the Event of Default or Default and that Lender considers the Event of Default or Default to have occurred and to be continuing.

          (B)    Agent's Obligations. The Agent has only those obligations under
                 -------------------
the Financing Agreements that are expressly set forth therein as obligations. No duty to act, or refrain from acting, and no other obligation whatsoever, shall be implied on the basis of or imputed in respect of any right, power or authority granted to the Agent or shall become effective in the event of any temporary or partial exercise of such rights, power or authority.

          (C)    Discretion to Act. Except for any obligation expressly set
                 -----------------
forth in the Financing Agreements the Agent may, but shall not be required to, exercise its discretion to act or not act, except that Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or by all of the Lenders with respect to actions which require the consent of all of the Lenders hereunder) and those instructions shall be binding upon Agent and all Lenders, provided that Agent shall not be required to act or not act if to so would expose Agent to liability, would be inconsistent with the Agent's practice in similar situations when acting solely for its own account, or would be contrary to any Financing Agreements or to applicable law.

          11.7   Exercise of Rights and Remedies. In the event any remedy may
                 --------------------------------
be exercised with respect to the Financing Agreements or the Collateral, the Agent shall pursue remedies designated by the Requisite Lenders subject to the proviso set forth in subsection 11.6(C). Each Lender agrees that no Lender shall
                     ------------------
have any right individually to realize upon the security created by the Financing Agreements or otherwise enforce any provision thereof, or make demand thereunder, it being understood and agreed that such rights and remedies maybe exercised by the Agent for the ratable benefit of Lenders upon the terms of this Agreement. Each Lender agrees that it shall not exercise any of its rights of set-off, offset or banker's lien, whether arising under subsection 2.10 of this
                                                        ---------------
Agreement or otherwise with respect to the Borrower, without the prior written consent of the Agent or the Requisite Lenders. To the extent specifically requested by the Agent or the Lenders, each Lender hereby agrees to exercise any or all of its rights of setoff, offset or banker's lien, whether arising under subsection 2.10 of this Agreement or otherwise with respect to the Borrower.
- ---------------
Nothing set forth in this subsection 11.7 shall confer any rights or benefit on
                          ---------------
Borrower or on any other Person except the Lenders and the Agent.

          11.8   Agent's Resignation. The Agent may resign at any time by giving
                 -------------------
at least thirty (30) days' prior written notice of its intention to do so to each Lender and to Borrower, upon any such notice, the Requisite Lenders shall have the right to appoint a successor Agent; provided that if such successor shall not be a signatory to this Agreement, such appointment shall be subject to the consent of Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed and shall have accepted such appointment within twenty (20) days (or, if such twentieth day is not a Business Day, by the next immediate Business Day) after the Agent's giving of such notice of resignation, then the resigning Agent may, with the consent of Borrower, which consent shall not be unreasonably withheld, appoint a successor Agent. After any resigning Agent's resignation hereunder as Agent, it shall be discharged from its duties and obligations under this Agreement but the provisions of this Section 11 shall continue to inure to its benefit as to any
                   ----------
actions taken or omitted to be taken by it while it as Agent hereunder. Upon appointment of a successor Agent, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor.

          11.9   Disbursement of Proceeds of Loans and Other Advances.
                 ----------------------------------------------------

          (A) Each Lender severally agrees that it shall, not later than 12:00 noon (Chicago time) on the date of each Revolving Loan, make available to the Agent, in lawful money of the United States of America and in same day funds, an amount equal to such Lender's Pro Rata Share of the Loan to be made to the Borrower; provided that such Lender shall have received notice of such Revolving Loan before 10:00 A.M. (Chicago time). The Agent shall make such funds available to the Borrower, in same day funds in accordance with the provisions of this Agreement. The proceeds of Revolving Loans requested by the Borrower pursuant to subsection 2.1 (A) of this Agreement, or otherwise disbursed
            ------------------
pursuant to the terms of this Agreement, shall be disbursed by the Agent on behalf of each Lender.

          (B) The Agent may, but shall have no duty (and is hereby irrevocably authorized by the Lenders), to make such other disbursements and advances on behalf of the Lenders, including without limitation the making of advances as Revolving Loans to Borrower subsequent to the occurrence of a Default, which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral, or any portion thereof, or to enhance the likelihood of. or maximize the amount of, repayment by the Borrower of the Liabilities.

          (C) The Agent's use of its own checks upon its funds or the Agent's transfer of its own funds, by wire or otherwise, to an account of the Borrower shall be deemed to be disbursements made by each Lender under this Agreement and pursuant to the Financing Agreements.

          11.10  Participation in Letters of Credit. Immediately upon the
                 -----------------------------------
issuance by Agent of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in such Letter of Credit and any security therefore and any guaranty pertaining thereto. Agent shall promptly upon receipt thereof, remit to the Lenders, in accordance with their respective Pro Rata Shares, all L/C Fees received by Lender under subsection 2.5. In the event
                                              --------------
Agent makes any payment to any Person with
respect to any Letter of Credit, Agent shall promptly notify the other Lenders with a participating interest in such Letter of Credit specifying the amount reimbursable by Borrower thereunder. If such reimbursement is not made by Borrower on the day then due the amount of such reimbursement obligation shall be deemed to be a Revolving Loan made pursuant to subsection 2.1(A) with respect
                                                  -----------------
to which each Lender shall be obligated to immediately fund its Pro Rata Share to the Agent.

          11.11  Apportionment of Payments. Except as provided in subsection
                 -------------------------                        ----------
2.2(A) hereof, aggregate principal and interest payments shall be apportioned
- ------
among all outstanding Liabilities to which such payments relate and payments of aggregate fees to Lenders (other than the Success Fee and the fees described in subsection 2.5(B) shall be apportioned ratably among Lenders in each case
- -----------------
according to the payments remitted to the Agent and all their Pro Rata Shares. All amounts received by the Agent shall be applied first to pay any fees, expenses or indemnities then due the Agent, second to pay any fees then due the Lenders, third to pay interest due with respect to the Liabilities, fourth to pay or prepay principal of the Revolving Loan, and fifth to pay any other obligations to any and all of the Lenders allocated, if sufficient funds are not available to pay all such Liabilities, to the Lenders in proportion to their Pro Rata Shares.

          11.12  Agent's Periodic Settlements With Lenders.
                 -----------------------------------------

          (A) The Agent and the Lenders acknowledge and agree that the Agent may from time to time pursuant to the provisions of this Agreement and the other Financing Agreements (i) make advances under the Revolving Loan, Overdraft Loans and Over Advances to Borrower for the account of the Lenders in accordance with their respective Pro Rata Shares, (ii) honor drawings under the Letters of Credit for the account of the Lenders in accordance with their participation interests therein and (iii) receive payments of advances under the Revolving Loan, Overdraft Loans and Over Advances from the Borrower, on a non-pro rata basis pending the occurrence of a Settlement Date. Each such advance shall be credited, and each such payment shall be credited to Bank of America Illinois' loan account, and each of the Lenders agrees that to the extent that Bank of America Illinois' resulting share of the outstanding principal advances under the Revolving Loan and the outstanding principal balance of the Overdraft Loans and over Advances is greater than or less than Bank of America Illinois' Pro Rata Share, each other Lender shall be deemed to have purchased a participation interest in Bank of America Illinois' advances under the Revolving Loan, Overdraft Loans and Over Advances or Bank of America Illinois shall be deemed to have purchased a participation interest in the other Lenders, advances under the Revolving Loan, Overdraft Loans and Over Advances, as appropriate, in an amount which will cause each Lender's Pro Rata Share (including both direct and participation interests) in the Liabilities and the Letters of Credit to be equal, in each case, to such Lender's Pro Rata Share; provided, however that (i) no Lender shall be obligated to remit any funds to any other Lender in respect of the purchase of a participation interest pursuant to this sentence until the occurrence of a Settlement Date and (ii) notwithstanding any such purchase of a participation interest, each Lender shall receive interest on its advances under the Revolving Loan, Overdraft Loans and Over Advances based upon the amount of funds actually advanced by such Lender to Borrower from time to time

          (B) On each Settlement Date, the Agent shall deliver a report (each a "Report") to each Lender setting forth, among other things, the outstanding principal amount of all advances under the Revolving Loan, the Overdraft Loans and the Over Advances and the amount of all unreimbursed payments made under any Letters of Credit which have not been repaid by advances under the Revolving Loan (collectively, the "Outstanding Revolving Credit Liabilities"), in each
                        -----------------------------------------
case as of the close of business on the preceding Business Day (or if the Agent or the Requisite Lenders shall so request in respect of any Settlement Date described in clause (ii) or (iii) of the definition of "Settlement Date" in subsection (C) below, as of a specified time prior to noon on such Settlement
Date). Concurrently with or promptly after delivery of each such Report, each Lender shall remit to the Agent (for the account of Bank of America Illinois) or the Agent shall remit to each Lender (on behalf of Bank of America Illinois), as appropriate, the amount necessary to cause Each Lender's Pro Rata Share of all Outstanding Revolving Credit Liabilities to be equal to such Lender's Pro Rata Share. Each Report shall in the absence of manifest error, be conclusive and binding upon each Lender.

          (C)    For purposes of this Agreement, a "Settlement Date" shall be
                                                    ---------------
each of (i) the first Business Day following the occurrence of any "Calculation Date" (as defined below), (ii) any Business Day on which, as of the close of the Agent's business on the immediately preceding Business Day (or if the Agent or the Requisite Lenders shall so request, as of a specified time prior to noon on such Business Day), the Outstanding Revolving Credit Liabilities are more than $2,000,000 more or less than such sum as shown on the Report prepared by the Agent with respect to the immediately preceding Settlement Date and (iii) any other Business Day designated by the Agent. For purposes of the foregoing, "Calculation Date" shall be the Wednesday of each week (or if any such day is
 ----------------
not a Business Day, the immediately succeeding Business Day).

          (D) Promptly (and in any event no later than 1:00 p.m., Chicago time on the next Business Day) upon receipt of any payment of any interest on the Liabilities or any fees payable hereunder, the Agent shall remit to each Lender its share of such payment received in collected funds by Agent.

          (E) If the Agent or any tender shall fail to make full payment when due of any amount required to be remitted pursuant to this subsection 11.12,
                                                           ----------------
the party failing to make such payment shall, upon demand by the party entitled to receive such payment, pay such amount together with interest thereon at the "Federal Funds State" (as defined below). The "Federal Funds Rate" means for any
                                               ------------------
Business Day the weighted average of the rates on overnight Federal Funds transactions, with members of he Federal Reserve System, arranged by Federal funds brokers applicable to Federal Funds transactions on that date. The Federal Funds Rate shall be determined by the Agent on the basis of reports by Federal Funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U. S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by the Agent. In the case of a day which is not a Business Day, the Federal Funds Rate shall be the Federal Funds Rate for the immediately preceding Business Day.

          11.13  Obligation of the Lenders to Fund
                 ----------------------------------

          (A) Each of the Lenders hereby severally agrees for the benefit of the Agent that, unless such Lender otherwise provides the Agent with five (5) Business Days prior written notice, the provisions of Section 9 shall not
                                                      ---------
relieve such Lender of its obligation, and such Lender shall, as between such Lender and the Agent, be obligated to fund its Pro Rata Share of any advance under the Revolving Loan, any Overdraft Loan and any Over Advance and to participate in any Letter of Credit as long as (a) the Liabilities have not been declared due and payable pursuant to Section 9 hereof and (b) immediately after
                                     ---------
giving effect thereto, except for Over Advances and Overdraft Loans permitted under this subsection 11.13, the outstanding principal balance of the Revolving
           ----------------
Loan does not exceed the availability formula set forth in subsection 2.1(A)
                                                           -----------------
hereof. This subsection 11.13 shall not, as between the Borrower and any Lender,
             ----------------
be the basis for any claim that a Lender failed to make an advance under the Revolving Loan.

          (B)    Notwithstanding the provisions of subsection 2.1(A) and
                                                   -----------------
subsection 2.9, the Agent will not (unless authorized to do so by all of the
- ---------------
Lenders) (i) make any Overdraft Loan or Over Advance or issue any Letter of Credit if, after giving effect thereto, the aggregate amount of all Overdraft Loans and Over Advances (other than those described in clauses (a), (b) or (c) below) would exceed $1,000,000 or (y) make any further advances under the Revolving Loan or issue any Letter of Credit if, after giving effect thereto, any Over Advance or Overdraft Loan (other than those described in clauses (a), (b) or (c) below) would then be outstanding for more than five Business Days; provided, however, that the Agent shall not be deemed to have violated the foregoing limitation on its discretion, and shall be permitted, to make or permit to exist Overdraft Loans and Over Advances or to make advances under the Revolving Loan or to issue Letters of Credit if (a) at the time of making or permitting the applicable Overdraft Loan, Over Advance or advance under the Revolving Loan or issuing the Letter of Credit, the Agent had a reasonable good faith belief that no Over Advance or Overdraft Loan in excess of the amount the Agent may otherwise permit hereunder existed or would result therefrom, (b) the applicable Over Advance or Overdraft Loan results from a decrease in the value of Collateral used to determine the Borrowing Base or from a determination by the Agent or the Requisite Lenders that certain Collateral should not be eligible or (c) the Agent permits an Over Advance, makes an Overdraft Loan, makes an advance under the Revolving Loan or issues a Letter of Credit in a manner and under circumstances which the Agent reasonably and in good faith determines to be prudent in the circumstances and consistent with prudent asset-based lending practices applicable in administering loans of similar type and character (including, without limitation, advances for the purpose of preserving or protecting Collateral or the Real Property or the ability to obtain payment of the Liabilities.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first shave written.



                                    BANK OF AMERICA ILLINOIS, as Agent


                                    By:  [SIGNATURE ILLEGIBLE]
                                       -----------------------------------
                                       Name     [SIGNATURE ILLEGIBLE]
                                               ---------------------------
                                       Title: ____________________________


                                    Pro Rata Share: 100%

                                    Notice Address:

                                    Bank of America Illinois
                                    231 South LaSalle Street
                                    Chicago, Illinois 60697
                                    Attn: Peter J. Gates, Jr.
                                    Telecopy: 3 12/828-1974


                                    BANK OF AMERICA ILLINOIS, as Lender



                                    By:  [SIGNATURE ILLEGIBLE]
                                       -----------------------------------
                                       Name:  [SIGNATURE ILLEGIBLE]
                                              ----------------------------
                                       Title:    VICE PRESIDENT
                                             -----------------------------


                                    COMMUNICATIONS INSTRUMENTS, INC.


                                    By:       [SIGNATURE ILLEGIBLE]
                                       -----------------------------------
                                       Name:   S. Daniel Taylor
                                              ----------------------------
                                       Title:     SECRETARY
                                             -----------------------------

                                   EXHIBIT A
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                  FORM OF SUBSTITUTED  AND AMENDED TERM NOTE


$24.000.000.00                                                      July 2, 1996



           FOR VALUE RECEIVED, the undersigned, COMMUNICATIONS INSTRUMENTS, INC., a North Carolina corporation (the "Borrower"), HEREBY IRREVOCABLY PROMISES TO PAY to the order of Bank of America Illinois (the "Bank") pursuant to the "Loan Agreement" referred to and defined below, the original principal sum of Twenty-Four Million and No/100 DOLLARS ($24,000,000.00). The Borrower also agrees to pay interest on the average daily outstanding principal balance hereof at the rates and on the dates provided in the Loan Agreement referred to below and applicable to the Term Loans from the date the Loan Agreement becomes effective until payment in full thereof. The Borrower shall repay such principal
(i) in ten (10) consecutive calendar quarterly installments of $1,125,000 each on the last day of each calendar quarter beginning on October 31, 1996 and continuing through and including January 31, 1999, (ii) in five (5) consecutive calendar quarterly installments of $1,250,000 each on the last day of each calendar quarter beginning on April 30, 1999 and continuing through and including April 30,2000, (iii) in four (4) consecutive calendar quarterly installments of $1,500,000 each on the last day of each calendar quarter beginning on July 31, 2000 and continuing through and including April 30, 2001 and (iv) in a final installment on June 30, 2001 in an amount equal to the then outstanding principal balance hereof. Any accrued and unpaid interest shall be payable on such dates as is required by the terms and provisions of the Loan Agreement as the pertain to the Term Loans.

          This Substituted and Amended Term Note ("Note") re-evidences in its entirety the indebtedness of the Borrower to the Bank under the "1995 Agreement" (as defined in the Loan Agreement) and heretofore evidenced by that certain Substituted and Amended Term Note dated October 11, 1995 executed and delivered by the Borrower and made payable to the order of the Bank in the original principal amount of $16,500,000.00 (the "Original Note"). This Note is being issued in substitution of the Original Note, and not in payment, discharge, or satisfaction of any indebtedness heretofore evidenced by the Original Note, and shall in no way constitute a novation of any such indebtedness heretofore evidenced by the Original Note.

          This Note is a "Substituted Term Note", as referred to, defined in, and entitled to the benefits of, that certain Second Amended and Restated Loan and Security Agreement of even date herewith among the Bank, certain other financial institutions from time to time party thereto, the Borrower and Bank of America Illinois in its separate capacity as contractual representative for the Lenders (the "Agent"). Such Second Amended and Restated Loan and Security Agreement, as the same may hereafter be further modified, amended, restated or supplemented from time to time, is referred to herein as the "Loan Agreement". Undefined capitalized terms which are used in this Note shall have the meanings ascribed to such terms in the Loan Agreement. Reference is made to the Loan Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may or must be repaid or prepaid or its maturity date accelerated.

          Both principal and interest are payable in immediately available and lawful funds of the United States of America to the Agent at its address at 231 South LaSalle Street, Chicago, Illinois 60697.

          In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has received interest hereunder in excess of the highest rate applicable hereto, any such excess interest collected by the Bank shall be deemed to have been a repayment of principal and shall be so applied.

          THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS, AND NOT THE CONFLICTS OF LAW PROVISIONS. OF THE STATE OF ILLINOIS.


                                           COMMUNICATIONS INSTRUMENTS, INC.



                                           By: _________________________
                                                 Ramzi A. Dabbagh
                                                  President

                                   EXHIBIT B
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

               FORM OF CERTIFICATE TO ACCOMPANY MONTHLY REPORTS


                          Certificate of          of
                          -----------------------------------
                             For the Period Ended
                             ---------------------------



          The undersigned, _______________________________, hereby certifies to the "Lenders" party to that certain Second Amended and Restated Loan and Security Agreement dated as of July 2, 1996 (the "Loan Agreement") among Communications Instruments, Inc., a North Carolina corporation ("Borrower"), Bank of America Illinois, as contractual representative ("Agent"), and certain financial institutions ("Lenders"), that the accompanying:

          1.   Aged Trial Balance of Accounts dated as of _______________, ___;

          2. Schedule of Inventory and Eligible Inventory dated as of ____________, _____;


          3. Schedule of Inventory held by bailees, warehousemen or processors dated as of _____________, _____;

          4.   Schedule of in transit Inventory dated as of ___________, ___;

          5. Copy of disbursement account(s) monthly statement dated as of _________________, ___;

          6. Statement of Outstanding Principal Balance of Loans and Undrawn Face Amount of Letters of Credit dated as of ___________, ____;

          7. Statement of Kilovac Accounts and Inventory dated as of ________, ____;

          8.   [describe other reports] dated as of __________, ___;

are true and complete copies of the aforesaid, which constitute part of the customary books and records of Borrower and its Subsidiaries and accurately reflect the financial condition of Borrower and its Subsidiaries, as of the respective dates and for the respective periods indicated and that, as of the date hereof, there exist no facts or circumstances which would materially and adversely affect or vary the information contained in any of the aforesaid.

          The undersigned hereby further certifies to the Agent that no "Equipment" or "Real Property" (as such terms are defined in the Loan Agreement) has been sold since [insert date of most recent monthly certificate delivered to the Agent] and there has been no change in the most recent schedule of Equipment owned by Borrower delivered to the Agent other than _________________,



                                           _______________________________
                                                  [signature]


                                           _______________________________
                                                  [title]

                                           _______________________________


                                           Dated _________________________

                                  EXHIBIT B-1
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

          FORM OF CERTIFICATE TO ACCOMPANY MONTHLY AND ANNUAL REPORTS


                          Certificate of          of
                          ------------------------------------
                             For the Period Ended
                             ----------------------------



          The undersigned,______________________________, hereby certifies to the "Lenders" party to that certain Second Amended and Restated Loan and Security Agreement dated as of July 2, 1996 (the "Loan Agreement") among Communications Instruments, Inc., a North Carolina corporation ("Borrower"), Bank of America Illinois, as contractual representative ("Agent"), and certain financial institutions ("Lenders") as follows:

          (i) that the accompanying [monthly] [annual] financial statements dated as of__________, ____, delivered pursuant to subsection 7.1
                                                        --------------
     [(A)][(B)] of the Loan Agreement are true and complete copies of such
     ----------
     financial statements, which accurately reflect the financial condition of Borrower and its Subsidiaries, as of the respective dates and for the respective periods indicated and that, as of the date hereof, there exist no facts or circumstances which would materially and adversely affect or vary the information contained therein;

          (ii) that no "Default" or "Event of Default" (as each such terms are defined in the Loan Agreement) has occurred [except: describe the nature of each Default and/or Event of Default, the period of existence thereof and the action taken or proposed to be taken with respect thereto];

          (iii) that all of the representations and warranties contained in the Loan Agreement are true, correct and accurate as of the date hereof as if made on the date hereof; and

          (iv) that following are the calculations required to establish whether Borrower was in compliance with each of the financial covenants set forth in the Loan Agreement:

          (A)   _________________________;

          (B)   _________________________;

          (C)   _________________________; and

          (D)   _________________________;


                                  _______________________________
                                         [signature]

                                  _______________________________
                                         [title]

                                  _______________________________


                                  Dated:_________________________

                                  EXHIBIT C-1
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                    FORM OF GOVERNMENT CONTRACT ASSIGNMENT
                    --------------------------------------


          Pursuant to that certain Second Amended and Restated Loan and Security Agreement of even date herewith (as the same may hereafter be further modified, amended, restated or supplemented from time to time, the "Loan Agreement" among Communications Instruments, Inc., a North Carolina corporation (the "Borrower"), Bank of America Illinois ("BAI") and certain other lending institutions from time to time a party thereto (collectively, the "Lenders" and each individually as a "Lender") and BAI in its separate capacity as contractual representative for the Lenders (the "Agent"), and pursuant to the provisions of the Assignment of Claims Act of 1940, as amended, the Borrower does hereby convey, assign, transfer and set over unto the Agent all of Borrower's right, title and interest which it now has or may have in and to all moneys due or to become due from the United States of America or from any agency of department thereof (the "Government") under that certain contract between the Borrower and the Government described in Attachment A hereto. Further, the Borrower does hereby authorize the Agent to receive and collect any amount or amounts due or to become due under the aforesaid contract, and to receive and collect the same as fully and to the same extent as if said moneys were the Agent's own funds and to apply said moneys first to repayment of any loan or loans now or hereafter existing between the Borrower and the Lender and to the interest thereon, and to any other indebtedness of the Borrower to the any Lender or the Agent now existing or which hereafter may be incurred. Further, the Borrower hereby agrees that after the date hereof it will (i) hold in trust for the benefit of the Agent all sums which may be collected or received by it pursuant to the contract described in Attachment A hereto and (ii) at the request of the Agent perform such as acts or execute such further instruments as shall reasonably be required to enable the Agent to collect and receive all sums due or to become due under or in connection with such contract.

          The term "contract", as used in this Assignment, means the contract and/or purchase order described in Attachment A hereto, including all modifications and amendments thereto, whether or not performance and payment have been completed and releases executed so long as the Government or the Borrower has any remaining rights, duties, or obligations under such contract.

          IN WITNESS WHEREOF, the Borrower has caused this Assignment to be duly executed and delivered this ____ day of ______________, ___,

(Corporate Seal)                          COMMUNICATIONS INSTRUMENTS, INC.

ATTEST:


_____________________                     By:_____________________________
Secretary                                    Title:_______________________

                                                                    ATTACHMENT A
                                                                    ------------



(i)       Name and Address of Agency:                   ________________________
                                                        ________________________
                                                        ________________________
                                                        ________________________

(ii)      Contract Number:                              ________________________

(iii)     Contract Date:                                ________________________

(iv)      Contract Item(s):                             ________________________

(v)       Contract Amount:                              $_______________________

(vi)      Name and Address of                           ________________________
          Contracting Officer                           ________________________
          and/or Head of                                ________________________
          Applicable Agency:                            ________________________

(vii)     Name and Address of                           ________________________
          Disbursing Officer(s)                         ________________________
          Designated in the                             ________________________
          Contract to Make Payment:                     ________________________

(viii)    Name and Address of
          Any Surety on Any Bond
          Applicable to the
          Contract:                                     None

(ix)      Prohibition on
          Assignment:                                   No

  (x)     No-offset Provision:                          Yes

                                  EXHIBIT C-2
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

               FORM OF GOVERNMENT CONTRACT NOTICE OF ASSIGNMENT
               ------------------------------------------------


TO:  [Address to one of the parties specified in 32.802(e)]

          This has reference to Contract No. ________________ dated __________________, entered into between [contractor's name and address] and
____________________________________ [government agency, name of office, and
______________________ address], for [described nature of contract].

          Moneys due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15.

          A true copy of the instrument of assignment executed by the Contractor on ____________________ [date], is attached to the original notice.

          Payments due or to become due under this contract shall be made to the undersigned assignee.

          Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledging receipt on behalf of the addressee.


                                       Very truly yours,

                                       __________________________________
                                       Name of Assignee

                                       By:_______________________________
                                       [Signature of Signing Officer]

                                       Title:____________________________
                                       [title of signing officer]

                                       __________________________________

                                       __________________________________
                                          [address of assignee]

                                ACKNOWLEDGMENT
                                --------------


          Receipt is acknowledged of the above notice and a copy of the instrument of assignment. They were received at _______ (a.m.) (p.m.) on ______________________, ____.




_____________________________________________
         [Signature]

_____________________________________________
         [Title]


On behalf of

______________________________________________
  [Name of addressee of this notice]

                                   EXHIBIT D
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996



                                 REAL PROPERTY



                                   Attached.

BEGINNING at an iron pin in the North margin of U.S. Highway #74, the Southwest corner of that tract conveyed by C. M. McCracken and wife, to S.H. Mesbitt by deed recorded in the Office of the Register of Deeds of Buncombe County, M.C., in Deed Book 220 at Page 433 and at the Southeast corner of the lands of Southern Bell Telephone and Telegraph Company, and runs thence from said beginning point thus established North 3 deg. 38 min. 42 seconds East 18.35 feet to a concrete monument; thence North 3 deg. 38 min. 42 seconds East 1419.46 feet to a concrete monument; thence North 3 deg. 38 min. 42 seconds East 176.51 feet to an iron pin; thence North 85 deg. 38 min. 38 seconds West 278.94 feet to a 4-inch cast iron pipe; thence North 3 deg. 57 min. 50 seconds East 599.49 feet to a 4-inch cast iron pipe; thence North 64 deg. 43 min. 53 seconds East 552.77 feet to a concrete monument; thence North 64 deg. 43 min. 53 seconds East 13.23 feet to an iron pin; thence South 38 deg. 26 min. 7 seconds East 107.60 feet to an iron pin in Miller Road; thence South 48 deg. 44 min. 45 seconds East 164.57 feet to a concrete monument; thence South 24 deg. 43 min. 49 seconds East 125 feet to a point in Cane Creek; thence South 32 deg. 6 min. 31 seconds East
341.05 feet to a point in Cane Creek; thence South 42 deg. 9 min. 38 seconds East 160 feet to a point in Cane Creek; thence South 76 deg. 20 min. 11 seconds East 197 feet to an iron pin; thence South 54 deg. 30 min. 11 seconds East 56.60 feet to an iron pin; thence South 0 deg. 7 min. 49 seconds West 94.90 feet to 4-inch cast iron pipe; thence South 84 deg. 5 min. 11 seconds East 691.44 feet to an iron pin which is located North 84 deg. 5 min. 11 seconds West 1 foot from a 4-inch cast iron pip; thence South 5 deg. 32 min. 15 seconds West 1264.78 feet to a 4-inch cast iron pipe; thence North 63 deg. 15 min 32 seconds East 404.25 feet to a twelve inch black oak tree: thence South 64 deg. 20 min. East 320.33 feet to a 4-inch cast iron pipe; thence South 56 deg. 48 min 27 seconds West
807.66 feet to a 4-inch cast iron pipe; thence South 66 deg. 14 min. I second West 389.38 feet to a 28 inch white oak tree: thence North 82 deg. 32 min. 9 seconds West 91.79 feet to an iron pin; thence North 82 deg. 32 min. 9 seconds West 40.21 feet to an iron pi; thence North 7 deg. 41 min. 52 seconds East 229 feet to an iron pin: thence North 11 deg 24 min. 2 seconds East 234 feet to an iron pin; thence North 18 deg. 27 min. 54 seconds East 321.84 feet to an iron pin; thence North 76 deg. 46 min. 55 seconds West 720 feet to a concrete monument; thence South 16 deg. 8 min. 5 seconds West 648 feet to an iron pin; thence South 16 deg. 8 min. 5 seconds West 50 feet to an iron pin in the North margin of U.S. Highway #74; thence with the North margin of U.S. Highway #74 North 80 deg. 14 min. 52 seconds West 512 feet to the place and point of BEGINNING.

                                 EXHIBIT E1-A
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996


                     PRO FORMA BALANCE S1EIEET OF BORROWER


                                   Attached.

COMMUNICATIONS INSTRUMENTS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
BALANCE SHEET
QUARTER ENDING MARCH 31, 1996
(000'S)

                                                                HARTMAN     CII
                                                              PRO FORMA  PRO FORMA
                                          COMPANY   HARTMAN        ADJ.   COMBINED
                                          -------   -------        ----   --------
CURRENT ASSETS:
  CASH                                         73        18        (19)         73
  ACCOUNTS RECEIVABLE                       7,885     2,596                 10,481
  INVENTORIES                              10,963     6,973        989      18,925
  DEFERRED INCOME TAX                       1,453                            1,453
  OTHER CURRENT ASSETS                      1,150        16         47       1,212
    TOTAL CURRENT ASSETS                   21,524     9,603      1,017      32,144

PROPERTY, PLANT AND EQUIPMENT              13,004     1,407      1,689      16,100
OTHER ASSTES:
  CASH RESTRICTED FOR ENVIRON-
    MENTAL REMEDIATION                      1,304                            1,304
  ENVIRONMENTAL SETTLEMENT RECEIVABLE       1,062                            1,062
  EXCESS OF PURCHASE PRICE OVER FAIR
    VALUE ASSIGNED TO NET ASSETS            7,662                4,028      11,690
  INVESTMENTS                                 139                              139
  INTANGIBLE AND OTHER NONCURRENT                                                0
    ASSETS                                  3,145     1,460     (1,227)      3,378

TOTAL                                      47,840    12,470      5,507      65,817

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  ACCOUNTS PAYABLE & ACCRUED EXP.           6,968     6,829     (1,702)     12,095
  ACCRUED INTEREST                            193                              193
  CURRENT PORTION OF LONG TERM DEBT         3,037                            3,037
  CURRENT PAYABLE DUE TO MINORITY                                                0
    SHAREHOLDERS OF SUBSIDIARY                708                              708
    TOTAL CURRENT LIABILITIES              10,906     6,829     (1,702)     16,033

LONG TERM DEBT                             19,517               12,850      32,367
NOTES PAYABLE TO SHAREHOLDERS                                                    0
ACCRUED ENVIRONMENTAL COST                  3,052                            3,052
DEFERRED INCOME TAXES & OTHER LIAB.         2,877       494       (494)      2,877
NONCURRENT PAYABLE DUE TO MINORITY                                               0
  SHAREHOLDERS                                865                              865
MINORITY INTEREST IN SUBSIDIARY                51                               51




STOCKHOLDERS' EQUITY
  COMMON STOCK                                  9                                9
  ADDITIONAL PAID IN CAPITAL                  758                              758
  DEFICIT                                   9,841     5,147     (5,147)      9,841
  CURRENCY TRANSLATION LOSS                   (36)                             (36)
    TOTAL STOCKHOLDERS' EQUITY             10,572     5,147     (5,147)     10,572

TOTAL                                      47,840    12,470      5,507      65,817

CII TECNOLOGIES INC. - PRO FORMA - WITH KILOVAC FULL YEAR
KILOVAC-AFTER ADJUSTMENTS
                     01-Jul-96

                                                             TOTAL
TRADE SALES                                                 14,709
INTERCOMPANY                                                     0
NET SALES                                                   14,709
COST OF SALES                                                8,133
GROSS PROFIT                                                 6,576
  GROSS PROFIT % OF NET SALES                                44.7%

OPERATING EXPENSES:
  SELLING                                                    1,763
  GENERAL & ADMINISTRATIVE                                   1,698
  RESEARCH & DEVELOPMENT                                       729
  AMORTIZATION OF GOODWILL AND                                 346
    OTHER INTANGIBLE ASSETS
  ENVIRONMENTAL COSTS                                            0
  ACQUISITION RELATED COST                                      72
COMPENSATION COSTS                                               0

OPERATING INCOME                                             1,968

  INTEREST EXPENSE                                           1,287
  OTHER (INCOME) EXPENSE                                        (9)
  MINORITY INTEREST IN NET INCOME                                0
    OF SUBSIDIARIES

INCOME (LOSS) BEFORE TAXES                                     647

TAXES ON INCOME                                                297
NET INCOME                                                     350



OPERATING INCOME BEFORE                                      2,040
  ENVIRONMENTAL & ACQUISITION COST
  & COMPENSATION COSTS
  % OF NET SALES                                             13.9%

                                 EXHIBIT E1-B
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996


                PRO FORMA CONSOLIDATED BALANCE SHEET OF KILOVAC


                                   Attached.

COMMUNICATIONS INSTRUMENTS, INC.
KILOVAC
BALANCE SHEET
MARCH 31, 1996
(000'S)
                              24-Apr-96

                                        *** CURRENT MONTH ***
                                                          PRIOR
                                         ACTUAL     PLAN  YEAR
                                         ------     ----  ----
ASSETS:
 CURRENT ASSETS:
  CASH                                       13       (1)     0
  ACCOUNTS RECEIVABLE                     1,983    2,385      0
  INVENTORY                               2,285    1,782      0
  DEFERRED INCOME TAXES                     536      536      0
  OTHER CURRENT ASSETS                      901      934      0
 TOTAL CURRENT ASSETS                     5,718    5,676      0

 FIXED ASSETS:
  COST                                    2,166    2,260      0
  ACCUMULATED DEPRECIATION                  133      138      0
 NET BOOK VALUE                           3,017    2,112      0

 INTERCOMPANY                            (9,372) (10,041)     0
 GOODWILL                                 6,875    6,886      0
 INTANGIBLE ASSETS & OTHER                3,052    3,944      0

TOTAL ASSETS                              9,290    8,577      0


LIABILITIES:
 CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                          817      709      0
  ACCRUED EXPENSES                        1,671    1,071      0
  CURRENT PORTION OF LTD                      0        0      0
  PAYABLE DUE TO SHAREHOLDERS               708      753      0
 TOTAL CURRENT LIABILITIES                3,196    2,533      0

 NON-CURRENT LIABILITIES:
  LONG-TERM DEBT                              0               0
  DEFERRED TAXES & OTHER LIABILITIES        972      947      0
  NOTE PAYABLE TO SHAREHOLDERS              865      865      0
 TOTAL NON-CURRENT LIABILITIES            1,837    1,812      0

TOTAL LIABILITIES                         5,033    4,345      0


OWNERS' EQUITY
 COMMON STOCK & PAID-IN CAPITAL           4,000    4,000      0
 RETAINED EARNINGS                          174      174      0
 NET INCOME                                  83       58      0
 CURRENCY TRANSLATION GAIN (LOSS)             0        0      0
 OTHER                                        0        0      0
TOTAL OWNERS' EQUITY                      4,257    4,232      0

TOTAL LIABILITIES & OWNERS' EQUITY        9,290    8,577      0

?? TECHNOLOGIES INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995
(IN THOUSANDS, EXCEPT PER SHARE DATA).

                                                  KLOVAC      KLOVAC               HARTMAN
                                   COMPANY   1-1-05 THRU   PRO FORMA             PRO FORMA    PRO FORMA  PRO FORMA
                                HISTORICAL      10:11:95        ADJ.   HARTMAN        ADJ.    COMBINED      AS ADJ.
                                ----------      --------        ----   -------        ----    --------      -------
NET SALES                           39,915        11,???                17,451                  ??,408       88,???
COST OF SALES                       2?,687         ?,453      (17,?)    11,411         '95      46,578       48,59?
GROSS PROFIT                        11,231         4,576        174      6,045        ('95)     21,830       21,???

OPERATING ESPENSES:
  SELLING                            ?,229         1,287                   445                   4,981        4,95?
  GENERAL AND ADMINISTRATIVE         3,334         1,240                 2,753      (1,54?)       ?/??        ?,745
  RESEARCH AND DEVELOPEMENT            301           ???                   ?15                    '453        1,457
  AMORTIZATION OF GOODWILL AND
    OTHER INTANGIBLE ASSETS            261                      270                    134         655          408
  SPECIAL COMPENSATION CHARGE        1,300                                                       1,300            0
  ENVIRONMENTAL COST                   951                                 500        (500)        951            0
  ACQUISITION RELATED COST           2,084                                                       2,064            0

OPERATING INCOME (LOSS)               (199)        1,582        (95)     1,731       1,751       4,091        ?,???

INTEREST EXPENSE                     2,987            35      1,403         10       1,300       6,387           48
OTHER (INCOME) EXPENSE                  (2)           (5)                   12                      81           51

INCOME (LOSS) BEFORE TAXES          (?,184)        1,476     (1,???)     1,640         450        (777)       ?,708

INCOME TAX EXPENSE (BENEFIT)        (1,07?)          561       (402)       634         150        (???)       3,825
INCOME APPLICABLE TO MAJORITY
  INTEREST                              3?           100       (14?)                                38            0

NET INCOME (LOSS)                   (2,153)          732       (505)       ???         270        (752)       5,063

NET INCOME PER COMMON SHARE
AVERAGE SHARES OUTSTANDING
SUPPLEMENTAL PRO FORMA  STATEMENT
  OF OPERATIONS DATA [?]
  OPERATING INCOME
  NET INCOME
  NET INCOME PER COMMON SHARE
  AVERAGE SHARES OUTSTANDING

                                 EXHIBIT E2-A
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996


                 FAIR SALABLE VALUE BALANCE SHEET OF BORROWER


                                   Attached.

                                                                    Exhibit E2-A


                       COMMUNICATIONS INSTRUMENTS, INC.
                   PRO FORMA CONSOLIDATED FAIR SALABLE VALUE
                               BALANCE SHEET (1)



Receivables                             $10,481
Inventory                                18,925
Other current assets                      1,285
Property, Plant & Equipment (2)          23,225
                                         ------

     Total Assets                       $53,916

Accounts Payable and Accruals            12,288
Payable to Minority Shareholders          1,573
Environmental Cost                        3,052
Bank Debt                                35,404
                                         ------

     Net Assets                          $1,599
                                         ======


(1) Balance sheet amounts except for Property, Plant and Equipment derived from Pro Forma Consolidation Closing Balance Sheet included as Exhibit E1-A.

(2) Property, Plant and Equipment based upon September 1995 appraisal for machinery, equipment, and leasehold improvement ($18,709) and historical cost for land ($281) and building ($1,139) for CII excluding Hartman and June 1996 appraised value for Hartman of $3,096

                                 EXHIBIT E2-B
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996


                  FAIR SALABLE VALUE BALANCE SHEET OF KILOVAC


                                   Attached.

                                                                    Exhibit E2-B


                              KILOVAC CORPORATION
                              -------------------
                         PRO FORMA FAIR SALABLE VALUE
                         ----------------------------
                             BALANCE SHEET (1)(2)
                             --------------------


Accounts Receivable                          $1,983
Inventory                                     2,285
Other Current Assets                            914
Property, Plant and Equipment                 2,017
                                             ------

     Total Assets                            $7,199

Accounts Payable and Accruals                $2,488
Amount Due Former Shareholders                1,573
                                             ------

     Net Assets                              $3,138
                                             ======

(1) Amount derived from balance sheet included as Exhibit E1-B.

(2) Liabilities exclude convertible demand note as they are considered converted into equity for purposes of this balance sheet.

                                   EXHIBIT F
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                            DATED AS OF JULV 2, 1996

                       FORM OF ASSIGNMENT AND ACCEPTANCE
                       ---------------------------------

          ASSIGNMENT AND ACCEPTANCE dated _____________, 19__, between Bank of America Illinois (the "Assignor") and (the "Assignee").

                             PRELIMINARY STATEMENT

          A. Reference is made to that certain Second Amended and Restated Loan and Security Agreement dated as of July 2, 1996 (as the same may be further amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") among Communications Instruments, Inc. (the "Borrower"), the financial institutions party thereto (individually, a "Lender" and collectively the "Lenders") and Bank of America Illinois, as contractual representative (the "Agent") for the Lenders. Capitalized terrns used herein and not otherwise defined herein are used as defined in the Loan Agreement.

          B. The Assignor is a Lender under the Loan Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on terrns and conditions set forth below, a percent %) interest in the outstanding principal balance of each of the Assignor's Terrn Loans and Revolving Loans to the Borrower and obligations with respect to outstanding Letters of Credit ("Assigned Loan Percentage") and a percent %) interest in the Assignor's comrnitment to make Revolving Loans to the Borrower or issue or participate in Letters of Credit for the account of the Borrower ("Assigned Commitment Percentage"; together with the Assigned Loan Percentage, the "Assigned Percentage") from the Assignor, together with the Assignor's rights and obligations under the Loan Agreement with respect to the Assigned Percentage other than with respect to the Success Fee.

          NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

          1. In consideration of the Assignee's payment of $_____________, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage, together with the Assignor's rights and obligations under the Loan Agreement and all of the other Financing Agreements with respect to the Assigned Percentage as of the date hereof (after giving effect to any other assignrnents thereof made prior to the date hereof, whether or not such assignrnents have become effective, but without giving effect to any other assignrnents thereof also made on the date hereof), including, without limitation, the obligation to make Revolving Loans and the obligation to participate in

Revolving Loans and Letters of Credit, as applicable, but specifically excluding Assignor's rights and claims with respect to the Success Fee and the Financing Agreements evidencing such Success Fee.

          2. The Assignor (i) represents and warrants that as of the date hereof its commitment to make Revolving Loans and to issue or participate in Letters of Credit is ______________ and its Pro Rata Share is _______ percent (_____) (in each case, after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof made as of the date hereof); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any of the other Financing Agreements or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or such Subsidiary of any of their respective obligations under the Loan Agreement or any of the other Financing Agreements or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matter relating to the Loan Agreement, any of the other Financing Agreements, or this Assignment and Acceptance (except with respect to the representations and warranties made by the Assignor in clauses (i) and (ii) of paragraph 2 above);
                                   -----------     ----
(iv) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (v) appoints and authorizes the Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perforrn in accordance with their terms all of the obligations which by the terrns of the Loan Agreement are required to be performed by it as a Lender; and (vii) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent specified on the signature page hereof (the "Effective Date").

          5. As of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement with respect to the Assigned Percentage.

          6. From and after the Effective Date, the Agent shall make all payments under the Loan Agreement and the Substituted Notes in respect of the Assigned Percentage (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Substituted Notes for periods prior to the Effective Date directly hetween themselves.

          7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

          8. This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   BANK OF AMERICA ILLINOIS


                                   By______________________
                                    Title:

                                   Adjusted commitment for
                                   Revolving Loans:  $__________

                                   Adjusted Percentage:________%


                                   [ASSIGNEE]


                                   By______________________
                                    Title:

                                   Address for notices:

                                   Commitment for Revolving
                                   Loans:              $________

                                   Percentage:         ________%

Acknowledged and agreed as of
this _____ day of _____, 199_


BANK OF AMERICA ILLINOIS, as Agent


By:____________________________
Title:_________________________

                                 SCHEDULE 3.11
                                      TO
                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996


                            Location of Collateral
                            ----------------------

1.   Communications Instruments, Inc.
     1396 Charlotte Highway
     P.O. Box 520
     Highway 74 East
     Fairview, NC 28730

2.   3165 Sweeten Creek Road
     Ashville, NC 28803

3.   #9-B2 Butterfield Trail Boulevard
     El Paso, Texas 79906

4.   Antonio J. Bermudez Industrial Park
     Boulevard Tomas Fernandez No. 7930
     Juarez, Chihuahua, Mexico 32470

5.   c/o Stonebridge Partners
     50 Main Street
     White Plains, New York 10606

6.   Kilovac Corporation
     550 Linden Avenue
     Carpinteria, California 93013

7.   Kilovac Corporation
     5737B 6th Street
     Carpinteria, California 93013

8.   Hartman Electrical Manufacturing
     175 North Diamond Street
     Mansfield, Ohio 44902

9.   Hartman
     714 Vermont Avenue
     Anaheim California 92803

                                SCHEDULE 6.5(A)
                                      To
                          SECOND AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                                     Liens
                                     -----

I.   UCC filings against COMMUNICATIONS INSTRUMENTS, INC. as Debtor:

     A.   Central Carolina Bank & Trust Co. National Association as Lessor: *

          1.   JURISDICTION:  Buncombe County, North Carolina
               FILE NUMBER:   90-1531
               FILING DATE:   June 25, 1990
               COLLATERAL:    Certain leased equipment

     B.   Hewlett Packard Company as Secured Party:

          1.   JURISDICTION:  Secretary of State of North Carolina
               FILE NUMBER:   0988722
               FILING DATE:   April 16, 1993
               COLLATERAL:.   Certain equipment

          2.   JURISDICTION:  Buncombe County, North Carolina
               FILE NUMBER:   93-0745
               FILING DATE:   April 6, 1993
               COLLATERAL:    Certain equipment

          3.   JURISDICTION:  Buncombe County, North Carolina
               FILE NUMBER:   88- 1656
               FILING DATE:   May 2, 1988
               COLLATERAL:    Certain equipment

     C.   AT&T Credit Corporation as Lessor:

          1.   JURISDICTION:  Secretary of State of North Carolina
               FILE NUMBER:   1072507
               FILING DATE:   January 27, 1994
               COLLATERAL:    Certain leased equipment

          2.   JURISDICTION:  Buncombe County, North Carolina *
               FILE NUMBER:
               FILING DATE:
               COLLATERAL:

     D.   C Leasing Company, a Division of Prices's Producers, Inc. as Lessor:

          1.   JURISDICTION:  Secretary of State of Texas
               FILE NUMBER:   94-032791
               FILING DATE:   February 22, 1994
               COLLATERAL:    Certain leased equipment

II.  UCC filings against MIDTEX RELAYS, INC. as Debtor:

     A. BCI Holdings, Inc. (formerly known as, and financing statement originally filed on November 30, 1992 as Hase Products, Inc.) as Secured Party:

          1.   JURISDICTION:  Secretary of State of Texas
               FILE NUMBER:   95-706346
               FILING DATE:   September 7, 1995
               COLLATERAL:    Certain equipment

III. State Tax liens against MIDTEX RELAYS, INC. as Debtor:

     A.   State of Texas

          1.   JURISDICTION:  El Paso County, Texas
               FILE NUMBER:   087212
               FILING DATE:   August 24, 1993
               AMOUNT:        $5,281.51 (as of July 1, 1993)

          2.   JURISDICTION:  El Paso County, Texas
               FILE NUMBER:   097727
               FILING DATE:   October 8, 1993
               AMOUNT:        $5,446.91 (as of September 28, 1993)

          3.   JURISDICTION:  E1 Paso County, Texas
               FILE NUMBER:   017134
               FILING DATE:   December 30, 1993
               AMOUNT:        $2,588.43 (as of October 22, 1993)

IV.  Judgment liens against MIDTEX RELAYS, INC. D/B/A MIDTEX, as Judgment
     Debtor:

     A.   City of E1 Paso, Texas as Judgment Creditor:

          1.   JURISDICTION:  El Paso County, Texas
               SUIT NUMBER:   95-11960
               JUDGMENT DATE: June 11, 1996
               AMOUNT:        $27,139.41

* These jurisdictions have not been reviewed, as their search reports have not yet been received.

                               SCHEDULE 6.5 (B)
                                      TO
                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                                Leased Premises
                                ---------------


1.   3615 Sweeten Creek Road                      (Hickory Printing
     Ashville, North Carolina 28803               Group, Inc.)

2.   #9-B2 Butterfield Trail Boulevard            (Innovative
     El Paso, Texas 79906                         Applications Corp.)

3.   Antonio J. Bermudez Industrial Park          (Parque Industrial
     Boulevard Tomas Fernandez No. 7930           Antonia J. Bermudez)
     Juarez, Chihuahua, Mexico 32470

4.   Kilovac Corporation                          (Vern Caldwell)
     550 Linden Avenue
     Carpinteria, California 93013

5.   Kilovac Corporation                          (Vern Caldwell)
     5737B 6th Street
     Carpinteria, California 93013

6.   Hartman Electrical Manufacturing             (Figgie Properties,
     175 North Diamond Street                     Inc.)
     Mansfield, Ohio 44902

                                 SCHEDULE 6.8
                                      TO
            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                             Other Corporate Names
                             ---------------------

                                 Midtex Relays

                  Hartman Division of CII Technologies, Inc.

                       Hartman Electrical Manufacturing

                                 SCHEDULE 6.10
                                      TO
                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                         Other Loans and Bank Accounts
                         -----------------------------

BANK                               USE                        ACCOUNT #
- ----                               ---                        ---------
FAIRVIEW
- --------
FIRST CITIZENS BANK                LOCAL OPERATING            6931007220

FIRST CITIZENS BANK                PAYROLL                    6931007212

FIRST CITIZENS BANK                HEALTH CARE                693100386

MIDTEX
- ------
CONTINENTAL BANK                   DORMANT                    91375

TEXAS COMMERCE BANK                LOCAL OPERATING            1500202430

INVERLAT BANK (MEXICO)             DOLLAR ACCT                2016605

INVERLAT BANK (MEXICO)             PESO ACCOUNT               159026

BANCO MERCANTILE (MEXICO)          DOLLAR ACCOUNT             103124875

BANCO MERCANTILE (MEXICO)          PESO ACCOUNT               204001375

BANCO MERCANTILE (MEXICO)          PAYROLL                    204000336

KILOVAC
- -------
BANK OF AMERICA-CALIF              FSC                        1447150242

                                 SCHEDULE 6.14
                                      TO
                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                                  Litigation
                                  ----------

          None, except with respect to the matters described on Schedule 6.17 hereof.

                                 SCHEDULE 6.17
                                      TO
                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                                 Environmental
                                 -------------


I.   THE BORROWER

     Matters disclosed in the Site Assessment of the Communications Instruments, Inc. Facility at 1396 Charlotte Highway, Fairview, NC, dated May 10, 1993, prepared by Tighe & Bond, which document is attached as a schedule to the original Loan Agreement dated May 11, 1993.

II.  KILOVAC CORPORATION

     Matters disclosed in Phase I and Phase II reports and work done by Tighe & Bond, copies of which reports have been provided to the Agent.

     One or more of Kilovac's environmental permits may be subject to termination on the occurrence of a change of control of Kilovac.

     Kilovac may need to obtain a permit to treat hazardous waste in connection with its monitoring vault. Documents disclosing this discussion with the State of California are file and have been reviewed by the Agent and Tighe & Bond. Review of Kilovac's air pollution permits is scheduled for later this year and a number of changes will need to be made in that permit.

     Materials of environmental concern are disclosed in Kilovac's environmental permits, which have been provided to the Agent. Kilovac has also separately provided a list of amounts and locations of all hazardous materials disposed of since 1980.

     The only spill in recent history was that of nickel plating solution during a fire in 1990. Reports on this spill have been made available during review of Kilovac's file at the Santa Barbara County Environmental Health by the Agent's representative.

     PCB's have been on the site in old transformers, all removed and disposed of many years ago. Asbestos has been on the site in the form of work gloves and fireproofing. All known asbestos has been removed and disposed of. The property may occupy an area that was formerly a wet land and was filled some time prior to 1925 (est).

     Kilovac purchases, stores (in drums), handles, uses and disposes of a number of environmentally hazardous chemicals which, if mishandled, could cause a hazardous spill and/or cleanup. These chemicals have been fully documented in the environmental materials provided to the Agent and its representatives.

     Matters disclosed by the letter of M.F. Strange & Associates to Kilovac Corporation dated October 3, 1995.

III. HARTMAN

     Matters disclosed in the Environmental Remediation And Escrow Agreement.

                                 SCHEDULE 6.19
                                      To
                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                                     ERISA
                                     -----

1.   CII's 401K Plan, actuarial reports and latest IRS Form 5500.

2.   CII's Section 125 Cafeteria plan.

3.   The following benefit plans of Kilovac Corporation:

               Employee Stock Bonus Plan ("ESBP")
               Health and Welfare Plans (health, dental, life,
                    accidental death and dismemberment and long-term disability)
               Cafeteria Plan
               Director and officer liability insurance
               Educational Reimbursement Plan
               401k Plan
               Incentive Compensation Plan ("ICP")
               Mad Money Plan
               Safety Incentive Plan
               Stock Option Plans:

                    1994 Nonqualified Stock Option Plan No.1
                    1992 Nonqualified Stock Option Plan No.2
                    1992 Nonqualified Stock Option Plan No.1
                    1991 Nonqualified Stock Option Plan No.1
                    1990 Nonqualified Stock Option Plan No.1
                    1989 Nonqualified Stock Option Plan No.2
                    1989 Nonqualified Stock Option Plan No.1
                    1988 Nonqualified Stock Option Plan No.2
                    1988 Nonqualified Stock Option Plan No.1
                    1987 Nonqualified Stock Option Plan No.2
                    1987 Nonqualified Stock Option Plan No.1
                    1987 Incentive Stock Option Plan No.2
                    1987 Incentive Stock Option Plan No.1

                                 SCHEDULE 8.9
                                      To
                             AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT
                           DATED AS OF JULY 2, 1996

                       Fees Payable on the Closing Date
                       --------------------------------

                         (Attached Flow of Funds Memo)

                                                                      SCHEDULE A
                                                                      ----------

                           BANK OF AMERICA ILLINOIS
                     $39,000,000 RESTATED CREDIT FACILITY
                                      to
                       COMMUNICATIONS INSTRUMENTS, INC.
                                  JULY 2, 1996

                           LIST OF CLOSING DOCUMENTS

                        I. LOAN AND SECURITY DOCUMENTS
                           ---------------------------

          1. Second Amended and Restated Loan and Security Agreement dated as of July 2, 1996 (the "Loan Agreement") among Communications Instruments, Inc., a North Carolina corporation ("Borrower"), Bank of America Illinois ("BAI") and certain other lending institutions from time to time a party thereto (BAI and such other institutions being hereinafter collectively referred to as the "Lenders" and each individually as a "Lender"), and BAI is its separate capacity as contractual representative for the Lenders (the "Agent"), providing for a $15,000,000 revolving loan and letter of credit facility, and a $24,000,000 term loan facility, in each case secured by a senior security interest in and lien on substantially all of Borrower's real and personal property. Undefined capitalized terms which are used herein shall have the meanings ascribed to such terms in the Loan Agreement.

          2. Substituted and Amended Term Note in an aggregate principal amount of $24,000,000, executed by Borrower and made payable to BAI.

          3. Master Reaffirmation and Modification Agreement executed and delivered by Borrower, Electro-Mech, S.A. de C.V., a Mexican corporation ("CII Mexico"), Kilovac Corporation, a California corporation ("Kilovac"), and CII Technologies Inc. (formerly known as Communications Instruments Holdings, Inc.), a Delaware corporation ("Holdings"), in favor of the Agent and the Lenders, with respect to each of the "Reaffirmed Documents" referred to or identified in such agreement.

          4. Assignment of Representations, Warranties and Covenants executed by the Borrower, in favor of the Agent evidencing the collateral assignment by the Borrower to the Agent of all of its rights and remedies under that certain Asset Purchase Agreement dated as of June 27, 1996 (the "Acquisition Agreement") by and among the Borrower and Figgie International Inc., a Delaware corporation (the "Seller"), pursuant to which Acquisition Agreement the Borrower acquired substantially all of the assets of the Seller's Hartman Electrical Manufacturing Division (the "Division"), together with the Seller's acknowledgment to such assignment.

          5. Federal Assignment of Claims Act Assignments and Notices of Assignment with respect to all assignable government contracts of the Division which are acquired by the Borrower as of the Closing Date, together with copies of each such government contract and evidence satisfactory to the Agent that the assignment of each such contract from the Division to the Borrower has been approved in writing by the applicable governmental agencies respectively party to such government agreements or that such agreements have been novated in favor of the Borrower. /1/

          6. Amendment to Patent Security Agreement executed by the Borrower in favor of the Agent pursuant to which the Borrower agrees to specifically include the patents and patent applications it acquires pursuant to the Acquisition Agreement within the collateral covered by that certain Patent Security Agreement dated as of May 1 1, 1993 between the Borrower and the Agent.

          7. Amendment to Trademark Security Agreement executed by the Borrower in favor of the Agent pursuant to which the Borrower agrees to specifically include the trademarks and trademark applications it acquires pursuant to the Acquisition Agreement within the collateral covered by that certain Trademark Security Agreement dated as of May 11, 1993 between the Borrower and the Agent.

                           II. REAL ESTATE DOCUMENTS
                               ---------------------

          8. Reaffirmation and Modification of Deed of Trust, between the Borrower and the Agent ("Deed of Trust Modification") with respect to that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases dated as of May 1 1, 1993 executed by the Borrower with respect to the Borrower's real property located in Fairview, North Carolina. as previously reaffirmed and modified (the "North Carolina Property").

          9. Title insurance endorsement, relating to the North Carolina Property and the Borrower's execution and delivery of the Deed of Trust Reaffirmation. /2/

          10. Landlord Waiver with respect to the Division's leased premises located in Mansfield, Ohio.

                           III. CORPORATE DOCUMENTS
                                -------------------

          11. Certificates respectively executed by the Secretary of each of the Borrower, Kilovac, Holdings and CII Mexico (collectively, the "Loan Parties" and each individually a "Loan Party") certifying (i) the name(s), incumbency and true signature(s) of the officer(s) of such Loan Party which are authorized to execute and deliver the Current Financing Agreements to which

______________________

/1/ To be delivered to the Agent and the Lenders on or before September 2, 1996; each novation agreement shall include an amendment adding a no-offset clause (except for those contracts already including such a clause).

/2/ To be delivered to the Agent on or before July 15, 1996.

such Loan Party is named a signatory and, in the case of each of the Borrower, the Acquisition Agreement, and all other agreements, instruments and agreements to be issued or executed by such Loan Party in connection with and of the foregoing; (ii) the By-laws of such Loan Party as in effect on the date of such certification, (iii) the resolutions adopted by the Board of Directors of such Loan Party approving and authorizing, among other things, the execution and delivery of the documents described in clause (i) above which are being executed and delivered by such Loan Party; and (iv) the currency of such Loan Party's Articles of Incorporation or other comparable charter documents.

          12. Articles of Incorporation or other comparable charter documents of each Loan Party certified by such Loan Party's jurisdiction of organization.

          13. Certificate of Good Standing of each Loan Party certified by such Loan Party's jurisdiction of organization and by each other jurisdiction in which, by the nature of such Loan Parties' business or properties, requires such Loan Party to qualify as a foreign corporation doing business in such jurisdiction, as more particularly set forth in Schedule I hereto.
                                                ----------

                  IV. LIEN SEARCHES AND FINANCING STATEMENTS
                      --------------------------------------

          14. Pre-filing UCC, tax lien and judgment search reports from Lexis Document Services against the Loan Parties', the Seller's and the Division's names and in the jurisdictions set forth in Schedule 2 hereto.
                                            ----------

          15. UCC-1 Financing Statements and UCC-2 Fixture Filings filed against the Loan Parties' names and in the jurisdictions set forth in Schedule 3 hereto.
                                                              ----------

          16. UCC-3 Statements of Amendment indicating the Holdings' name change from "Communications Instruments Holdings, Inc." to "CII Technologies Inc. " with respect to existing filings in the jurisdictions set forth in Schedule 4
                                                                   ----------
hereto.

          17. Post-filing UCC Lien Search Reports of filings against the names in the jurisdictions described in the two immediately preceding sections.

                              V. OTHER DOCUMENTS
                                 ---------------

          18. Opinion Letter addressed to the Agent, the Lenders and Sidley & Austin from counsel TO THE LOAN PARTIES: Simpson, Thacher & BARTLETT; IN FORM and substance acceptable to the Agent.

          19. Opinion Letter addressed to the Agent, the Lenders and Sidley & Austin from special North Carolina counsel to Borrower: McGuire, Wood & Bissette; in form and substance acceptable to the Agent.

          20. Letter from Illinois Corporation Service Company confirming appointment of such entity as Borrower's agent for service of process in the State of Illinois.

          21. Notice of Borrowing, executed by Borrower and addressed to Lender, together with disbursement direction and authorization and flow of funds memorandum.

          22. Loss payable endorsement in favor of the Agent with respect to the Loan Parties' property and casualty insurance covering the Division's assets, together with a certificate of insurance with respect to such insurance naming the Agent as certificate holder.

          23. Certificate of insurance with respect to the general liability insurance coverage the Division naming the Agent as certificate holder and as "additional insured".

          24. Consolidated fair salable value balance sheets and GAAP pro forma balance sheets of Borrower and its subsidiaries, and Kilovac and its subsidiaries, in each case after giving effect to consummation of the transactions contemplated by the Acquisition Agreement, and the application of all proceeds thereof (the "Restructuring Transactions").

          25. Consolidated projected financial statements (including cash flow projections) of Loan Parties and their Subsidiaries for the years 1996 through 2001, after giving effect to the Restructuring Transactions.

          26. Letter regarding transfer of ownership to the Borrower of the Division's lockbox with the Agent.

               VI. REAFFIRMATION OF SUBORDINATED DEBT DOCUMENTS
                   --------------------------------------------

          27. Reaffirmation of Subordination executed by CII Associates, L.P., a Delaware limited partnership (the "Partnership"), with respect to (i) the Subordinated Note dated May 11, 1993 executed by Holdings and made payable to the Partnership in the original principal amount of $4,000,000 and (ii) the Subordinated Note dated October 11, 1995 executed by Holdings and made payable to the Partnership in the original principal amount of $2,000,000.

          28. Reaffirmation of Subordination executed by each holder of those certain Subordinated Notes dated May 11, 1993 and October 11, 1995 executed by Holdings and made payable to the former shareholders of the Borrower in the aggregate original principal amount of $2,000,000.

          29. Reaffirmation of Subordination executed by the Borrower with respect to that certain Subordinated Convertible Demand Note dated as of October 11, 1995 executed by Kilovac and made payable to the Borrower in the original principal amount of $10,000,000.

                     VII. ACQUISITION AND MERGER DOCUMENTS
                          --------------------------------
          30. Acquisition Agreement, together with the disclosure schedules

          31. Bills of Sale and Assignment and other title transfer instruments with respect to the transferred property, including, without limitation, with respect to the assigned or novated government contracts/3/ and registered intellectual property.

          32. Assumption Agreement with respect to the assumed liabilities under the Acquisition Agreement.

          33. Environmental Remediation and Escrow Agreement among the Seller, the Borrower and Bank One Trust Company, N.A., as escrow Agent.

          34. Lease Agreement with respect to the Mansfield, Ohio property between the Borrower and Figgie Properties, Inc., a Delaware corporation.

          35. Tighe & Bond environmental assessment with respect to the Mansfield, Ohio property.

          36. Borrower's and Sellers' closing certificates and opinion letters.

          37. General Release Agreement and UCC-3 Partial Release Statements from General Electric Capital Corporation with respect to the "Assets" transferred pursuant to, and as defined in, the Acquisition Agreement.





________________________

/3/ Assignment or novation agreements are to be delivered on or before September
    2, 1996.

                                  SCHEDULE 1
                          GOOD STANDING CERTIFICATES



          Borrower:                     North Carolina
                                        Ohio
                                        Texas/4/
                                        Illinois
                                        Minnesota
                                        New Jersey

          Kilovac:                      California

          Holdings:                     Delaware

          CII Mexico:                   Mexico










_____________________

/4/ Includes both foreign qualification of the Borrower under its own name and an assumed name qualification under the name, "Hartman Electrical Manufacturing" (post-closing; application delivered at closing).

                                  SCHEDULE 2
                                 LIEN SEARCHES


DEBTOR NAMES:                               Communications Instruments, Inc.
                                            Communications Instruments
                                                  Holdings, Inc.
                                            CII Technologies Inc/5/
                                            Midtex Relays
                                            Kilovac Corporation



UCC JURISDICTIONS:                          Secretary of State of North Carolina
                                            Secretary of State of Texas
                                            Secretary of California
                                            Register of Deeds of Buncombe
                                                  County, North Carolina


FIXTURE JURISDICTIONS:                      Register of Deeds of Buncombe
                                                  County, North Carolina
                                            Recorder of Deeds Santa Barbara
                                                  County, California
                                            Recorder of Santa Clara County,
                                                  California
                                            Clerk of El Paso County, Texas


TAX LIEN AND JUDGMENT
JURISDICTIONS:                              Secretary of State of North Carolina
                                            Secretary of State of Texas
                                            Secretary of State of California
                                            Superior Court Clerk of Buncombe
                                                  County, North Carolina
                                            Clerk of El Paso County, Texas
                                            Recorder of Deeds Santa Barbara
                                                  County, California
                                            Recorder of Santa Clara County,
                                                  California


___________________

/5/  Searched North Carolina jurisdictions only.

      SEARCHES RELATING TO THE ACQUISITION (UCC, tax liens and judgments)


NAMES:                                      Figgie International Inc.
                                            Hartman Electrical Manufacturing


JURISDICTIONS:                              Secretary of State of California/6/
                                            Secretary of State of Ohio
                                            Clerk of Lake County, Ohio
                                            Clerk of Richfield County, Ohio
                                            Recorder of Deeds of Orange
                                              County, California/7/


___________________________

/6/  Post-closing.

/7/  Post-closing.

                                  SCHEDULE 3
                    SUPPLEMENTARY UCC- 1 AND UCC-2 FILINGS

A.   Communications Instruments Inc.:
     -------------------------------

     Secretary of State of Ohio
     Clerk of Richfield County, Ohio
     Clerk of Richfield County, Ohio (UCC-2)

B.   Hartman Electrical Manufacturing (a/k/a Communications Instruments, Inc.):
     -------------------------------------------------------------------------

     Secretary of State of Ohio
     Clerk of Richfield County, Ohio
     Clerk of Richfield County, Ohio (UCC-2)

C.   CII Technologies Inc.:
     ---------------------

     Secretary of State of Illinois
     Secretary of State of North Carolina
     Secretary of State of Texas
     Department of State of New York
     Register of Deeds of Buncombe County, North Carolina
     Register of Westchester County, New York
     Secretary of State of Ohio
     Clerk of Richfield County, Ohio
     Secretary of State of California

                                  SCHEDULE 4
                         UCC-3 NAME CHANGE AMENDMENTS
                                      FOR
                             CII TECHNOLOGIES INC.

     Secretary of State of Illinois
     Secretary of State of North Carolina
     Secretary of State of Texas
     Department of State of New York
     Register of Deeds of Buncombe County, North Carolina
     Register of Westchester County, New York

                                                                  SCHEDULE 10.22

         [LETTERHEAD OF COMMUNICATIONS INSTRUMENTS, INC. APPEARS HERE]

May 29, 1996


TO:       PETER GATES
          -----------
          BANK OF AMERICA ILLINOIS
          ------------------------

FORM:     GARY MCGILL

SUBJECT:  COVENANTS
          ---------


     Attached are covenant calculations for MARCH 31, 1996.

     PAGE 2 shows net worth numbers are within covenant limits. PAGES 3, 5, AND
     ------                                                     ---------------
7 show calculations of interest coverage, leverage, and fixed charge coverage
- -
ratios as defined in the agreement. These schedules show that we are not in compliance with those covenants. PAGES 4, 6 and 8 show calculations of the same
                                 ----------------
three covenants with adjustments to Q4-95 relating to remediation expenses of $686K, stock compensation charges of $1.500K and acquisition costs (SAM METTI
- -----                                -------
CONTRACT) of $725k.
             -----

     We are in compliance with all covenants when these "special" adjustments are considered.

     Please let me or Dave know if you have any questions.

Best Regards,

/s/ Gary L. McGill
Gary L. McGill
Controller

/ss


petergat.

COMMUNICATIONS INSTRUMENTS, INC.
ADJUSTMENTS TO BANK COVENANTS
   (RECORDED AS PER BOOKS)

                        31-May-96

                                                 ASSETS      LIABILITIES    EQUITY      EBIT        INT    TAXES      OTHER
                                                 ------      -----------    ------      ----        ---    -----      -----
STEP-UP-DEPRECIATION
- --------------------
     1993  PURCH AJE 18                         552.053                    552.053      553.053
     1996  PURCH AJE 2                        1.197.515                  1.197.515    1.197.515
     1995  THRU AUGUST                          884.800                    884.800      884.800
           SEPT                                 108.100                    108.100      108.100
           OCT                                  108.100                    108.100      108.100
           NOV                                  108.100                    108.100      108.100
           DEC                                   64.221                     64.221       64.221
           KILOVAC                              (24.264)                   (24.264)     (24.264)
  01-58    FVM                                  342.000                    342.000      342.000
           KILOV                                (19.000)                   (19.000)     (19.000)
AMORTIZATION OF DEBT ISSUANCE COST
- ----------------------------------
     1993  PURCH AJE 14                          78.210                     78.210                 78.210
     1994  PURCH AJE 16                          90.372                     90.372                 90.372
     1995  THRU  AUGUST                          75.818                     75.818                 75.818
           SEPT                                   9.502                      9.502                  9.502
           OCT                                    9.502                      9.502                  9.502
           NOV                                    9.502                      9.502                  9.502
           DEC                                    9.502                      9.502                  9.502
           KILOVAC                               22.397                     22.397                 22.397
  01-96    FVW                                   29.806                     29.806                 29.806
           KILOV                                 25.185                     25.185                 25.185
AMORTIZATION OF GOODWILL
- ------------------------
     1993  PURCH AJE 18                          27.549                     27.549       27.549
     1994  PURCH AJE 17                          25.578                     25.578       25.578
     1995  THRU AUGUST                           15.928                     15.928       15.928
           SEPT                                   1.991                      1.991        1.991
           OCT                                    1.991                      1.991        1.991
           NOV                                    1.991                      1.991        1.991
           DEC                                    1.991                      1.991        1.991
           KILOVAC                               52.549                     52.549       52.549
  01-96    FVW                                    5.973                      5.973        5.973
           KILOVAC                               58.043                     58.043       58.043
NON COMPLETE AGREEMENTS
- -----------------------
     1993                                        72.675                     72.675       72.675
     1994                                       132.283                    132.283      132.283
     1995  THRU AUGUST                          111.392                    111.392      111.392
           SEPT                                   9.757                      9.757        9.757
           OCT                                    9.757                      9.757        9.757
           NOV                                    9.757                      9.757        9.757
           DEC                                   (7.664)                    (7.664)      (7.664)
  01-95    FVW                                   28.999                     28.999       28.999
LICENSING AGREEMENTS
- --------------------
     1993                                        12.750                     12.750       12.750
     1994                                        18.715                     18.715       18.715
     1995                                        10.000                     10.000       10.000
PATENTS TRADEMARKS & ORG EXP
- ----------------------------
     1995  KILOVAC                               24.183                     24.183       24.183
  01-95    KILOVAC                               27.172                     27.172       27.172

SUCCESS FEE
- -----------
     1993
     1994  AUO AJE 21                                         (48.500)      48.500                 48.500
     1995                                                    (340.000)     340.000                340.000
  01-96    FVW                                                (30.000)      30.000                 30.000
BUSINESS DEVELOPMENT-ORUSTSCH & H???
- ------------------------------------
     1994                                        21.643                     21.643       21.643
     1995  THRU AUGUST                        1,015,509                  1,015,509    1,015,509
           SEPT                                 117,649                    117,649      117,649
           OCT                                   88,842                     88,842       88,842
           NOV                                   85,449                     85,449       85,449
           DEC                                   27,409                     27,409       27,409

INVENTORY WRITE-UP AND WRITE-OFF
- --------------------------------
     GII-PURCH AJE 7                            986,358                    986,358      986,358
     KILOVAC                                    189,000                    189,000      189,000

RECLASSIFY BALANCE IN DEFERRED INCOME
- -------------------------------------
TAX LIABILITY TO ASSETS                      (3,519,588)   (3,519,588)
- -----------------------

TAX (INCOME)/EXPENSE FOR ABOVE
- ------------------------------
     38.5% TAX RATE                          (2,837,457)                (2,837,457)                        (2,837,457)

BTF 88-18
- ---------
     BEG BAL ADJ.PURCH AJE 10                   843,040                    843,040                                     843,040

ADJUSTMENTS FROM BOOKS TO BANK
- ------------------------------
     COVENANTS                                 1339,513     (4035,389)    5276,502     8597,345   777,674  (2,837,457) 843,040
     ---------                                 ========      ========     ========     ========   =======  ==========  =======

COMMUNICATIONS INSTRUMENTS, INC.
BANK COVENANTS
MARCH 96         in (000's)


ADJUSTMENTS TO BALANCE SHEET
ASSETS PER INTERIM FINANCIAL STATEMENT                           50,026
ADJUSTMENTS                                                       1,340
                                                                  -----
     ASSETS FOR COVENANT CALCULATION                             51,366
- ------------------------------------                             ------

LIABILITIES PER INTERIM FINANCIAL STATEMENT                      39,454
ADJUSTMENTS                                                      (4,036)
                                                                 -------
     LIABILITIES FOR COVENANT CALCULATION                        35,418
- -----------------------------------------                        ------

EQUITY PER INTERIM FINANCIAL STATEMENT                           10,572
ADJUSTMENTS                                                       5,376
                                                                  -----
     EQUITY FOR COVENANT CALCULATION                             15,948
     -------------------------------                             ------


NET WORTH

ADJUSTED ASSETS                                                  51,365

LESS: ADJUSTED LIABILITIES                                       35,418
                                                                 ------

CALCULATED NET WORTH                                             15,948
                                                                 ------

MINIMUM NET WORTH                                                14,000
                                                                 ------

COMMUNICATIONS INSTRUMENTS, INC.
BANK COVENANTS
MARCH 1996       in (000's)


INTEREST COVERAGE RATIO

                                      Q2-95    Q3-95    Q4-95    Q1-96    TOTAL
                                      -----    -----    -----    -----    -----
NET INCOME                              193     175     -2128      308    -1452

ADJUSTMENTS:
- ------------
ADD:      AMORTIZATION                   58      51        91      121      321
          DEPRECIATION                  529     536       595      601     2261
          INTEREST                      429     421      1088      670     2606
          TAXES                         164      79     -1052      210     -599
          MINORITY INTEREST               0       0        35       16       51
          KILOVAC ADD'L COS               0       0       189        0      189
          BUSS DEV-HI-G & DRI           349     221       202        0      772
LESS:     CAPITAL EXPENDITURES          679     153       121      380     1333
                                        ---     ---       ---      ---     ----

ADJUSTED INCOME                       1,043   1,330    (1,103)   1,546    2,816
                                      -----   -----    -------   -----    -----

INTEREST EXPENSE                        429     421     1,086      670    2,606
LESS:      SUCCESS FEE                    0       0       340       30      370
          DEBT ISSUANCE                  29      29        51       54      163
                                         --      --        --       --      ---
ADJUSTED INTEREST                       400     392       695      586    2,073
                                        ---     ---       ---      ---    -----

INTEREST COVERAGE RATIO                2.61    3.39     (1.59)    2.64

MINIMUM REQUIRED RATIO

COMMUNICATIONS INSTRUMENTS, INC.
BANK COVENANTS   (WITH ADJ)
MARCH 1996       in (000's)


INTEREST COVERAGE RATIO

                                      Q2-95    Q3-95    Q4-95    Q1-96    TOTAL
                                      -----    -----    -----    -----    -----
NET INCOME                              193     175     -2128      308    -1452

ADJUSTMENTS:
- ------------
  ADD:    AMORTIZATION                   58      51        91      121      321
          DEPRECIATION                  529     536       595      601     2261
          INTEREST                      429     421      1086      670     2606
          TAXES                         164      79     -1052      210     -599
          MINORITY INTEREST               0       0        35       16       51
          KILOVAC ADD'L COS                               189               189
          BUSS DEV HI-G & DRI           349     221       202               772
          REMEDIATION EXPENSE                             951               951
          STOCK COMPENSATION                             1300              1300
          ACQ. COSTS(METTI)                               725               725
   LESS:
          CAPITAL EXPENDITURES          679     153       121      380     1333
                                        ---     ---       ---      ---     ----

ADJUSTED INCOME                       1,043   1,330     1,873    1,546    5,792
                                      -----   -----     -----    -----    -----

INTEREST EXPENSE                        429     421     1,086      670    2,606
   LESS:  SUCCESS FEE                     0       0       340       30      370
          DEBT ISSUANCE                  29      29        51       54      163
                                         --      --        --       --      ---
ADJUSTED INTEREST                       400     392       695      586    2,073
                                        ---     ---       ---      ---    -----

INTEREST COVERAGE RATIO                2.61    3.39      2 69     2.64     2.79

MINIMUM REQUIRED RATIO                                                     2.50
                                                                           ----

COMMUNICATIONS INSTRUMENTS, INC
BANK COVENANTS
MARCH 1996       in(000's)


LEVERAGE RATIO


OUTSTANDING PRINCIPLE BALANCE           22,708
                                        ------

ADJUSTED EARNINGS                        2,816
                                         -----

LEVERAGE RATIO

MAXIMUM ALLOWED RATIO

COMMUNICATIONS INSTRUMENTS, INC
BANK COVENANTS   (WITH ADJ)
MARCH 1996       in(000's)


LEVERAGE RATIO


OUTSTANDING PRINCIPLE BALANCE           22,708
                                        ------

ADJUSTED EARNINGS                        5,792
                                         -----

LEVERAGE RATIO                             3.9

MAXIMUM ALLOWED RATIO                      4.5

COMMUNICATIONS INSTRUMENTS, INC.
BANK COVENANTS
MARCH 1996       in(000's)


FIXED CHARGE COVERAGE RATIO

                                   Q2-95    Q3-95    Q4-95    Q1-96    TOTAL
                                   -----    -----    -----    -----    -----
ADJUSTED INCOME                     1043     1330    -1103     1546     2816

PRINCIPLE PAYMENTS                   400      400      133      750     1683
INTEREST EXPENSE                     400      392      695      586     2073
                                     ---      ---      ---              ----
          TOTAL                      800      792      828     1336     3756

FIXED CHARGE RATIO                  1.30     1.68    (1.33)    1.16

MINIMUM ALLOWED RATIO

COMMUNICATIONS INSTRUMENTS, INC.
BANK COVENANTS   (WITH ADJ)
MARCH 1996       in(000's)


FIXED CHARGE COVERAGE RATIO

                                   Q2-95    Q3-95    Q4-95    Q1-96    TOTAL
                                   -----    -----    -----    -----    -----
ADJUSTED INCOME                     1043     1330     1873     1546     5792
                                    ----     ----     ----     ----     ----

PRINCIPLE PAYMENTS                   400      400      133      750     1683
INTEREST EXPENSE                     400      392      695      586     2073
                                     ---      ---      ---      ---     ----
          TOTAL                      800      792      828     1336     3756
                                     ---      ---      ---     ----     ----

FIXED CHARGE RATIO                  1.30     1.68     2.26     1.16     1.54

MINIMUM ALLOWED RATIO                                                   1.10